                                                            HECO Exhibit 10.7
                                                            -----------------





                            POWER PURCHASE AGREEMENT

                                    between

                              ENCOGEN HAWAII, L.P.

                                      and


                      HAWAII ELECTRIC LIGHT COMPANY, INC.

                               TABLE OF CONTENTS



I.  ARTICLE I - DEFINITIONS..........................................................          2

II.  ARTICLE II - SCOPE OF AGREEMENT.................................................         13

     2.1  General Description........................................................         13
          A.  Basic Concept..........................................................         13
          B.  Facility Specifications................................................         13
          C.  Site...................................................................         14
          D.  Electric Specifications................................................         14
          E.  Fuel and Other Expendables.............................................         14
     2.2  Effective Date/Regulatory Approval.........................................         14
          A.  Effective Date of Agreement............................................         14
          B.  Effect of Delay or Denial of PUC Approval..............................         14
          C.  Effect of Delay in Obtaining Non-Appealable PUC
               Approval Order........................................................         15
          D.  Effect of Partial Approval of Payments Terms...........................         15
          E.  Conditional PUC Approval...............................................         16
          F.  PUC Approval Date......................................................         16
          G.  Effect of Reconsideration or Appeal of PUC Approval Order..............         17
          H.  Obligations of Parties Upon Termination................................         18
     2.3  Conditions Precedent.......................................................         19
          A.  HELCO Conditions Precedent.............................................         19
               (1)  Following the Execution Date.....................................         19
               (2)  On or Before Closing Date........................................         19
               (3)  On or Before Phase 1 In-Service Date.............................         19
               (4)  On or Before Phase 2 In-Service Date.............................         20
          B.  Failure of HELCO Conditions Precedent..................................         20
               (1)  Right to Declare an Event of Default.............................         20
               (2)  SELLER's Declaration Requirements................................         20
               (3)  HELCO's Declaration Requirements.................................         21
     2.4  Failure to Meet Milestone Dates............................................         21
          A.  Right to Declare Event of Default......................................         21
               (1)  Failure to Achieve Milestones....................................         21
               (2)  Dispute Over HELCO'S Determination...............................         22
          B.  Late Charges...........................................................         22
          C.  Arbitration............................................................         23
               (1)  Time of the Essence..............................................         23
               (2)  Designation of Arbitrator........................................         23
               (3)  Timing of Arbitrator's Decision..................................         24
               (4)  Standard to be Applied...........................................         24
               (5)  Effect of Arbitrator's Decisions.................................         24
               (6)  Cost of Arbitration..............................................         24
     2.5  No Waiver..................................................................         24

     2.6  Term.......................................................................         24
          A.  Extension of Term......................................................         25
          B.  Post Term..............................................................         25
     2.7  SELLER Financing...........................................................         25

III. ARTICLE III - SPECIFIC RIGHTS AND OBLIGATIONS
     OF THE PARTIES..................................................................         26

     3.1  Rights and Obligations of Both Parties.....................................         26
          A.  Sale and Purchase of Power.............................................         26
          B.  Protection of Facilities...............................................         26
          C.  Good Engineering and Operating Practices...............................         26
          D.  Interconnection Facilities.............................................         26
          E.  Security Documents.....................................................         26
     3.2  Rights and Obligations of SELLER...........................................         27
          A.  Design and Construction of Facility....................................         27
               (1)  General..........................................................         27
               (2)  Milestone Dates..................................................         27
               (3)  In-Service Date Deadlines........................................         28
               (4)  Permits and Licenses.............................................         28
               (5)  Review of Facilities.............................................         28
               (6)  Facility Protection Equipment....................................         29
               (7)  Progress Reports.................................................         30
          B.  Operation and Maintenance of Facility..................................         30
               (1)  Standards........................................................         30
               (2)  Functioning Protective Equipment.................................         31
               (3)  Personnel and System Safety......................................         31
               (4)  Operating Records................................................         32
               (5)  Maintenance Records..............................................         32
               (6)  Major Outages....................................................         33
          C.  Delivery of Power to HELCO; Dispatch Constraints.......................         33
               (1)  Delivery Voltage Standards.......................................         33
               (2)  Frequency Standards..............................................         33
               (3)  Reactive kVAR Standards..........................................         33
               (4)  Generator H Constant.............................................         34
               (5)  Entire Output Delivered..........................................         34
               (6)  Interconnection..................................................         34
               (7)  Operation of Synchronizing Breakers..............................         34
               (8)  Schedule of Outages..............................................         35
               (9)  Minimum Load Capability..........................................         35
               (10)  Short Circuit Ratio.............................................         35
               (11)  Open Circuit Transient Field Time Constant......................         35
               (12)  Generator Step-Up Transformer Impedance.........................         35
               (13)  Response Ratio..................................................         35
               (14)  Ceiling Voltage.................................................         35

               (15)  Excitation Source Immunity......................................         35
               (16)  Static Regulator................................................         35
               (17)  Field Forcing Ability...........................................         35
               (18)  Droop Characteristic............................................         35
               (19)  Over/Under-Speed................................................         35
               (20)  Control Systems.................................................         35
               (21)  Regulation Capability...........................................         36
               (22)  Capacity Tests..................................................         36
               (23)  Cycling of the Heat Recovery Steam Generators                            36
                     and the Steam Turbine...........................................
               (24)  Startup Periods.................................................         36
               (25)  Ramp Rates......................................................         36
               (26)  QLPU............................................................         36
               (27)  Simple Cycle Operation..........................................         36
          D.  Warranties and Guarantees of Performance...............................         38
               (1)  Equivalent Availability Factor...................................         38
               (2)  Equivalent Forced Outage Rate....................................         38
               (3)  Firm Capacity....................................................         39
               (4)  Quality..........................................................         39
               (5)  Unit Trips.......................................................         39
               (6)  Exclusive Warranties.............................................         39
          E.  Metering...............................................................         39
               (1)  Meters...........................................................         39
               (2)  Communications, Telemetering and Remote
                    Control Equipment................................................         40
               (3)  Meter Testing....................................................         40
               (4)  Corrections......................................................         40
          F.  Fuel and Other Materials...............................................         40
          G.  Waste Handling.........................................................         41
          H.  Emissions..............................................................         41
          I.  Compliance with Laws...................................................         41
          J.  Adequate Spare Parts...................................................         41
          K.  Periodic Meetings......................................................         41
          L.  Maintenance of Qualifying Facility (QF) Status.........................         42
          M.  Notice of Certain Events...............................................         42
          N.  Labor Disputes.........................................................         43
     3.3  Rights and Obligations of HELCO............................................         43
          A.  Dispatch of Facility Power.............................................         43
               (1)  Routine Dispatch.................................................         43
               (2)  Demonstration of Loading and Unloading Ramp Rates................         44
               (3)  Dispatch Notices.................................................         45
          B.  HELCO Right to Buyout..................................................         45
               (1)  General..........................................................         45
               (2)  Ownership of Unsalvageable Items.................................         46
          C.  HELCO Right to Defer...................................................         46

               (1)  Prior to the PUC Approval Date...................................      46
               (2)  Prior to the Closing Date........................................      47
               (3)  On or After the Closing Date and Prior to Phase I                      48
                    In-Service Date..................................................
               (4)  Adjustments to Times.............................................      48
               (5)  Benefits to Others...............................................      49
               (6)  No Material Adverse Impact.......................................      49
               (7)  Impact on PSD Permit.............................................      49
               (8)  Changed Circumstances............................................      49
          D.   HELCO Right to Require Independent Engineering
               Assessment............................................................      50
               (1)  Implementation of Independent Engineering
                    Assessment.......................................................      50
               (2)  Qualified Independent Engineers List.............................      51

IV.  ARTICLE IV - SUSPENSION OR REDUCTION OF DELIVERIES..............................      51

     4.1  Initiation by HELCO........................................................      51
          A.  Facility Problems......................................................      52
          B.  HELCO System Problem...................................................      52
     4.2  No Obligation to Accept Energy.............................................      52
     4.3  Initiation by SELLER.......................................................      53

V.  ARTICLE V - RATES FOR PURCHASE...................................................      53

     5.1  Capacity and Energy Purchased by HELCO.....................................      53
          A.  Energy Charge..........................................................      53
          B.  Capacity Charge........................................................      58
              (1)  Calculation of the Monthly Capacity Charge........................      58
              (2)  Acceptance Tests..................................................      59
              (3)  Capacity Shortfall; Corrective Period.............................      59
          C.  Hawaii General Excise Tax..............................................      60
          D.  No Payment of Emission Fees............................................      60
          E.  No Payment of Other Taxes or Fees......................................      60

VI.  ARTICLE VI - BILLING AND PAYMENT................................................      60

     6.1  Monthly Invoice............................................................      60
     6.2  Payment......................................................................    61
     6.3  Adjustments................................................................      61
     6.4  Other Payments.............................................................      61

VII.  ARTICLE VII - DEFAULT..........................................................      61

     7.1  Events of Default..........................................................      61
          A.  Default by SELLER......................................................      61
          B.  Default by HELCO.......................................................      65
          C.  Right to Cure Default..................................................      66
     7.2  Rights and Obligations of the Parties Upon Default.........................      66
          A.  Notice of Default......................................................      66
          B.  Right to Terminate.....................................................      66
          C.  Right to Demand Independent Engineering Assessment
              and Modification.......................................................      67
          D.  Other Rights Upon Default..............................................      68

VIII.  ARTICLE VIII - LIQUIDATED DAMAGES FOR FAILURE TO
       ATTAIN WARRANTED PERFORMANCE; BONUSES.........................................      68

     8.1  Liquidated Damages.........................................................      68
          A.  Equivalent Availability Factor.........................................      68
          B.  Equivalent Forced Outage Rate..........................................      69
          C.  Ramp Derating Penalty..................................................      69
          D.  Excessive Unit Trips...................................................      70
     8.2  Payment of Liquidated Damages..............................................      70
     8.3  Maintenance Account........................................................      70
     8.4  Adjustments................................................................      71

IX.  ARTICLE IX - HELCO'S INSPECTION OF FACILITY OPERATION
     AND USE OF FACILITY SITE; OPTION FOR SITE REPRESENTATIVE........................      71

     9.1  Inspection of Facility Operation...........................................      71
     9.2  Entry For Work On Site.....................................................      72
     9.3  Provision of Site Space....................................................      72
     9.4  No Ownership Interest......................................................      72
     9.5  HELCO Site Representative Option...........................................      72

X.  ARTICLE X - AUDIT RIGHTS.........................................................      73

     10.1  Rights of HELCO...........................................................      73
     10.2  Rights of SELLER..........................................................      73

XI.  ARTICLE XI - INDEMNIFICATION....................................................      73

     11.1  Indemnification of HELCO..................................................      73
     11.2  Indemnification of SELLER.................................................      75

XII.  ARTICLE XII - CONSEQUENTIAL DAMAGES............................................      76

XIII. ARTICLE XIII - INSURANCE.......................................................         76

     13.1  Required Coverage.........................................................         76
     13.2  Additional Insureds.......................................................         76
     13.3  Evidence of Policies Provided to HELCO....................................         76
     13.4  Deductibles...............................................................         76

XIV.  ARTICLE XIV - DISPUTE RESOLUTION...............................................         77

     14.1  Good Faith Negotiations...................................................         77
     14.2  Dispute Resolution Procedures.............................................         77
           A.  Initiation of Arbitration.............................................         77
           B.  Appointment of Arbitrator.............................................         77
           C.  Arbitration Procedures................................................         78
           D.  Arbitrator Limitations................................................         79
           E.  Decision Binding on the Parties.......................................         79
           F.  Cost of Arbitration...................................................         79

XV.  ARTICLE XV - FORCE MAJEURE......................................................         79

     15.1  Definition................................................................         79
     15.2  Notice of Force Majeure...................................................         80
     15.3  Excuse of Obligation; Extension of Milestone Dates and In-Service                  80
           Date Deadlines............................................................         80
     15.4  Right To Terminate Due To Force Majeure or Catastrophic
           Equipment Failure.........................................................         81
     15.5  Obligations Remaining After Event of Force Majeure........................         81
     15.6  Extension of Term.........................................................         81

XVI.  ARTICLE XVI - ELECTRIC SERVICE SUPPLIED BY HELCO...............................         81

XVII.  ARTICLE XVII - ASSIGNMENT.....................................................         81

     17.1  Assignment by SELLER......................................................         81
     17.2  Assignment by HELCO.......................................................         82
     17.3  Binding on Assigns........................................................         82

XVIII. ARTICLE XVIII - CHANGE IN COMMITTED CAPACITY OF FACILITY......................         82

XIX.  ARTICLE XIX - SALE OF FACILITY BY SELLER.......................................         82

     19.1  HELCO's Right of First Refusal............................................         82
     19.2  No Exercise of Right by HELCO.............................................         83

XX.  ARTICLE XX - ESCROW ACCOUNT..........................................................    83

XXI.  ARTICLE XXI - GUARANTEE.............................................................    83
     21.1   Guarantee(s)..................................................................    83
     21.2   Guaranteed Amount.............................................................    84

XXII.  ARTICLE XXII - REIMBURSEMENT OF CERTAIN HELCO
       ADMINISTRATIVE COSTS...............................................................    84

XXIII.  ARTICLE XXIII - MISCELLANEOUS.....................................................    85

     23.1   Recovery of Payments..........................................................    85
     23.2   Notices.......................................................................    85
     23.3   Entire Agreement..............................................................    86
     23.4   Further Assurances............................................................    86
     23.5   Severability..................................................................    86
     23.6   No Waiver.....................................................................    86
     23.7   Modification or Amendment.....................................................    87
     23.8   Governing Law and Interpretation..............................................    87
     23.9   Counterparts..................................................................    87
     23.10  Computation of Time...........................................................    87
     23.11  Thermal Energy Sales Contract.................................................    87
     23.12  Review of Financing Documents; Project Financing..............................    87
     23.13  Confidential and Proprietary Information......................................    88
     23.14  PUC Approval..................................................................    88
     23.15  Change in Standard System or Organization.....................................    89
            A.  Consistent with Original Intent...........................................    89
            B.  Eliminated or Inconsistent with Original Intent...........................    89
     23.16  No Party Deemed Drafter.......................................................    90
     23.17  Headings......................................................................    90

Attachment A.  Diagram of Interconnection.................................................   A-1
Attachment B.  Milestone Events
Attachment C.  Selected Portions of NERC GADS.............................................   C-1
Attachment D.  Facility Functional Description............................................   D-1
Attachment E.  Form of Interconnection Agreement..........................................   E-1
Attachment F.  Facility Location and Layout...............................................   F-1
Attachment G.  Form of Maintenance Summary Report.........................................   G-1
Attachment H.  Qualified Independent Engineers List.......................................   H-1
Attachment I.  Adjustment of Charges......................................................   I-1
Attachment J.  Required Insurance.........................................................   J-1
Attachment K.  Calculation of Ramp Derating Penalty.......................................   K-1
Attachment L.  Capacity Testing Procedures................................................   L-1
Attachment M.  Unit Incident Report.......................................................   M-1
Attachment N.  Intentionally Omitted......................................................   N-1

Attachment O.  Design Materials........................................................      O-1
Attachment P.  Sample Energy Payment Calculation.......................................      P-1
Attachment Q.  SELLER's Permits........................................................      Q-1
Attachment R.  Intentionally Omitted...................................................      R-1
Attachment S.  HELCO's Schedule "J" Tariff.............................................      S-1
Attachment T.  Form of Guarantee.......................................................      T-1

                            POWER PURCHASE AGREEMENT

                                    between
                              ENCOGEN HAWAII, L.P.
                                      and
                      HAWAII ELECTRIC LIGHT COMPANY, INC.


     THIS AGREEMENT ("Agreement") is made as of this 22nd day of October, 1997 ("Execution Date"), by and between HAWAII ELECTRIC LIGHT COMPANY, INC. ("HELCO"), a Hawaii corporation, with principal offices in Hilo, Hawaii, and ENCOGEN HAWAII, L.P. ("SELLER"), a Delaware limited partnership, with principal offices in Dallas, Texas, doing business in Hawaii.


                             W I T N E S S E T H :


     WHEREAS, HELCO is a regulated public utility engaged in the business of generation, purchase, transmission and distribution of electric power to customers on the Island of Hawaii, Hawaii; and

     WHEREAS, pursuant to the terms and conditions set forth herein, HELCO desires to purchase electric power from SELLER and dispatch such electric power; and

     WHEREAS, SELLER is organized for the purpose of designing, constructing, owning, operating and maintaining a sixty megawatt (60 MW) (net) cogeneration facility on property leased or purchased by SELLER at Haina, Hawaii; and

     WHEREAS, SELLER intends to operate such facility as a Qualifying Facility as defined in PURPA, 18 Code of Federal Regulations ("CFR") Part 292, and Title 6, Chapter 74 of the Hawaii Administrative Rules; and

     WHEREAS, HELCO's willingness to enter into this Agreement and to purchase electricity at the rate set forth in this Agreement is based upon the expectation that HELCO will recover capacity and energy payments made to SELLER through electric rates paid by its customers and adjusted to reflect changing purchased energy costs by means of a periodic rate adjustment mechanism such as the Energy Cost Adjustment Clause authorized by the Hawaii Public Utilities Commission ("PUC"); and

     WHEREAS, HELCO's willingness to enter into this Agreement is based on SELLER's assurances that SELLER can and will perform all of its obligations hereunder in a manner that will ensure no degradation in the quality of service provided HELCO's customers because of SELLER's construction, ownership, operation, and maintenance of the Facility or in any other manner.

     NOW THEREFORE, in consideration of these premises and of the mutual promises contained herein, the parties hereto agree that the following terms and conditions shall govern the sale and transfer of electricity by SELLER and the purchase and acceptance of such electricity by HELCO and other related transactions:

                            ARTICLE I - DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings as indicated below:

     Allowance for Funds Used During Construction (AFUDC) - The capital carrying costs incurred by HELCO during the development and construction of a capital project which are capitalized as a cost of plant on the books of HELCO in accordance with methods approved by the PUC.

     Allowed Simple Cycle Period - Shall have the meaning set forth in
Section 3.2C(27).

     American National Standards Institute Code for Electricity Metering - The publication of the American National Standards Institute which establishes acceptable performance criteria for new types of watt hour meters, demand meters, demand registers, instrument transformers and auxiliary devices. It states acceptable in-service performance levels for meters and devices used in revenue metering. It also includes information on related subjects, such as recommended measurement standards, installation requirements and test schedules.

     Annual Dispatch Notice - The notice provided by HELCO to SELLER each calendar year in accordance with Section 3.3A(3), which shows the amount of capacity and energy HELCO expects the Facility to produce on an hourly basis for the following calendar year.

     Audit Period - Shall have the meaning in Section 3.3B(1).

     Billing Period - For any computation of Capacity Charge or Energy Charge payments, the immediately preceding Calendar Month.

     Business Day - Any day other than a Saturday, Sunday or legal holiday of either the United States or the State of Hawaii.

     Buyout Payment - Shall have the meaning in Section 3.3B(1).

     Calendar Month - The period commencing at 12:01 a.m. on the first day of any month and terminating at midnight on the last day of the same month.

     Capacity Charge - The amount to be paid by HELCO to SELLER pursuant to
Section 5.1B of this Agreement.

     Capacity Rate - The rate by which Capacity Charge is calculated pursuant to
Section 5.1B of this Agreement.

     Capacity Test - The Initial Acceptance Test performed by SELLER in accordance with Section 3.2C(22) prior to the Phase 1 In-Service Date and the Phase 2 In-Service Date, as the case may be, to determine Firm Capacity, or a subsequent Capacity Test.

     Catastrophic Equipment Failure - Either (A) a sudden unexpected failure of a major piece of equipment which (1) substantially reduces or eliminates the capability of the Facility to produce power, (2) is beyond the reasonable control of SELLER and could not have been prevented by the exercise of reasonable due diligence by SELLER, and (3) despite the exercise of all reasonable efforts, actually requires more than 60 days to repair (if the determination of whether a Catastrophic Equipment Failure has occurred is being made more than 60 days after the failure) or is reasonably expected to require more than 60 days to repair (if such determination is being made within 60 days after the failure); or (B) a sudden, unexpected failure of a combustion turbine blade or a steam turbine blade which requires opening a gas turbine (or compressor) or steam turbine casing to repair and which meets the criteria in both (A)(1) and (A)(2) above.

     Closing Date - The date on which the closing of long-term, non-recourse construction and term financing of the Facility under the Financing Documents occurs.

     Committed Capacity - During the Phase 1 Period, twenty-two thousand kilowatts (22,000 kW) of reliable electrical capacity which SELLER agrees herein to make available to HELCO from the Facility at the Metering Point under HELCO Dispatch. During the Phase 2 Period, sixty thousand kilowatts (60,000 kW) of reliable electrical capacity which SELLER agrees herein to make available to HELCO from the Facility at the Metering Point under HELCO Dispatch, unless adjusted as a result of a subsequent Capacity Test at the end of the Corrective Period pursuant to Section 5.1B, if any, or by agreement of the parties.

     Conditions Precedent - The conditions listed in Section 2.3A.

     Consent to Assignment - Shall have the meaning in Section 23.12.

     Consents - All necessary consents to be executed in favor of HELCO in order for HELCO to establish, exercise and enforce its rights under the Security Agreement, the Mortgage, and the other Security Documents, as such consents may be amended from time to time in accordance with the terms thereof.

     Consultation Period - The period defined in Section 3.3C(2).

     Contract Year - A 12 Calendar Month period which begins on the first day of the calendar year following the Phase 2 In-Service Date; provided, however, that
                                                         --------  -------
if the Phase 2 In-Service Date does not occur on January 1 of a given year, the initial Contract Year shall consist of the period from the Phase 2 In-Service Date to December 31 of that calendar year.

     Corrective Period - The period defined in Section 5.1B(3)(a)

     CT - Shall mean combustion turbine and related equipment.

     Deferral Costs - Shall have the meaning in Section 3.3C(1).

     Deferral Fee - Shall have the meaning in Section 3.3C(1).

     Dispatch Constraints - The constraints and procedures with respect to the operation of the Facility set forth in Section 3.2C, which shall include equipment-related constraints on HELCO's ability to dispatch the Facility.

     Dispatch Notice - The notice given to SELLER by HELCO in accordance with
Section 3.3A(3), instructing SELLER to operate the Facility at a requested capacity, expressed in kW, until modified by a subsequent Dispatch Notice.

     DoH - The State of Hawaii Department of Health.

     Dollars - The lawful currency of the United States of America.

     End of Phase 2 Start-Up - The date that is 12 months following the Phase 2 In-Service Date.

     Energy Charge - The amount to be paid by HELCO to SELLER pursuant to
Section 5.1A of this Agreement for the energy delivered to HELCO's electrical system from the Facility as measured at the Metering Point.

     Energy Cost Adjustment Clause - The cost recovery mechanism established by the PUC rules whereby the base electric energy rates charged to retail customers are adjusted to account for fluctuations in the costs of fuel and purchased energy or such successor provision that may be established from time to time.

     EMS (Energy Management System) - The real-time, computer-based control system, or any successor thereto, used by HELCO, now or in the future, to manage the supply and delivery of electrical energy to its consumers. It provides power system operators with an integrated set of manual and automatic functions necessary for the operation of the power system under both normal and emergency conditions. The major functions of the EMS include security monitoring (system surveillance), supervisory control, generation control (automatic generation control, economic dispatch control, and generation dispatch studies) and security (on-line load-flow analysis and contingency evaluation).

     EAF (Equivalent Availability Factor) - The ratio (in percent) calculated in accordance with the formula, terms and concepts defined by NERC GADS, based on the Net Maximum Capacity of the Facility, unless otherwise defined in this Agreement.

     EFOR (Equivalent Forced Outage Rate) - The ratio (in percent) calculated in accordance with the formula, terms and concepts defined by NERC GADS, based on the Net Maximum Capacity of the Facility, unless otherwise defined in this Agreement.

     Event of Default - An event or occurrence specified in Section 7.1A or 7.1B.

     EWG (Exempt Wholesale Generator) - Shall have the meaning given it in the Energy Policy Act of 1992, 15 U.S.C. Section 79z-5a.

     Execution Date - The date referred to in the first paragraph of this Agreement.

     Facility - All real estate, equipment, fixtures and property owned, leased, controlled, operated or managed in connection with the production and delivery of electric energy by SELLER to HELCO's electrical system including, without limitation, that cogeneration facility more fully described in Sections 2.1A and B to be designed, built, owned and operated under this Agreement by SELLER on the site leased or purchased by SELLER at Haina, Hawaii, together with all equipment, fuel and other expendables, transformers, switchgear, protective devices, fuel handling and residue disposal infrastructure, and other associated property, both real and personal, necessary for proper operation of the Facility, up through SELLER's step-up transformer high voltage bushing cable connector. Notwithstanding the above, between the time of the Phase 1 In-Service Date and the Phase 2 In-Service Date, the Facility shall consist of that portion of the Facility necessary to produce a net electrical generating capability at the Metering Point of approximately twenty-two thousand kilowatts (22,000 kW).

     Facility Functional Description - The description of the Facility as described in Section 2.1B.

     Financing Documents - The loan agreements, notes, indentures, security agreements, leases (including cross-border leases or leases involving sale-leaseback transactions) and other agreements, documents and instruments relating to the construction financing and permanent financing (including refinancing and amendments) of the Facility by SELLER, as the same may be modified or amended from time to time in accordance with the terms thereof.

     Financing Parties - Any and all lenders and equity investors, other than the Guarantor(s), or any person affiliated therewith, providing construction financing or permanent financing (including refinancing) for the Facility and any and all nominees, trustees and collateral agents associated therewith. For purposes of any notices herein required to be delivered by HELCO to the Financing Parties, it shall be sufficient for HELCO to deliver such notices to the party designated under the Financing Documents as the collateral agent, agent, trustee or nominee for such Financing Parties.

     Firm Capacity - The amounts of capacity which SELLER declares for the Facility in accordance with Section 3.2C(22): (i) at the time of the Phase 1 In-Service Date and Phase 2 In-Service Date, respectively; (ii) at the end of the Corrective Period pursuant to Section 5.1B(3)(c); or (iii) at the time of subsequently agreed-upon test periods in which SELLER proposes to adjust the Firm Capacity in accordance with the procedures set forth in "Attachment L"; provided, however, that HELCO's System Operator may specify a lower level of
--------  ------
electric output for portions of the forty-eight (48) hour test period and the Firm Capacity may still be declared without taking into account the reduction specified by HELCO's System Operator if the Facility thereafter returns to the declared level during the test period or the level requested by HELCO's

System Operator, whichever is lower. The Firm Capacity shall not exceed Committed Capacity except as otherwise provided in this Agreement, or by agreement of the parties.

     Fixed O&M Component - Shall have the meaning in Section 5.1B.

     Force Majeure - Any event defined in Section 15.1 as a Force Majeure event.

     Fuel - Naphtha or No. 2 fuel oil or any replacement or substitute fuel determined by SELLER to be suitable for the operation of the Facility in accordance with this Agreement, applicable permits and equipment manufacturer specifications relating to the Facility.

     Fuel Supply Agreement - The agreement, a copy of which is delivered to HELCO pursuant to Section 2.3A(2)(i), under which SELLER obtains Fuel for the Facility.

     General Manager - The person appointed by SELLER to act as general manager for the Facility.

     Good Engineering and Operating Practices - The practices, methods and acts engaged in or approved by a significant portion of the electric utility industry for similarly situated U.S. facilities, considering geographic and other characteristics, that at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should be known at the time a decision is made, would be expected to accomplish the desired result in a manner consistent with law, regulation, reliability, safety, economy and expedition. With respect to the Facility, Good Engineering and Operating Practices include, but are not limited to, taking reasonable steps to ensure that:

     1. Adequate materials, resources and supplies, including Fuel, are available to meet the Facility's needs under normal conditions and reasonably anticipated abnormal conditions.

     2. Sufficient operating personnel are available and are adequately experienced and trained to operate the Facility properly, efficiently and within manufacturer's guidelines and specifications and are capable of responding to emergency conditions.

     3. Preventive, predictive, routine and non-routine maintenance and repairs are performed on a basis that ensures reliable, long-term and safe operation consistent with manufacturer's recommendations, and are performed by knowledgeable, trained and experienced personnel utilizing proper equipment, tools, and procedures.

     4. Appropriate monitoring and testing is done to ensure that equipment is functioning as designed and to provide assurance that equipment will function properly under both normal and emergency conditions.

     5. Equipment is operated in a manner safe to workers, the general public and the environment and in accordance with equipment manufacturer's specifications, including, without limitation, defined limitations such as steam pressure, temperature, moisture content, chemical content, quality of make-up water, operating voltage, current, frequency, rotational speed, polarity, synchronization, control system limits, etc.

     GDPIPD (Gross Domestic Product Implicit Price Deflator) - The value shown in the United States Department of Commerce, Bureau of Economic Analysis' publication entitled "Survey of Current Business" for the percentage change in prices over each quarter of the year associated with the Gross Domestic Product for the immediately preceding quarter, or, a successor publication or index.

     Guarantee(s) - The Guarantee Agreement(s) in the form of Attachment T between HELCO and Guarantor(s), as the same may be modified or amended from time to time in accordance with the terms thereof.

     Guaranteed Amount - The amount described in Section 21.2.

     Guarantor(s) - The entity or entities which guarantee SELLER's obligations under this Agreement in accordance with the Guarantee(s) and with Article XXI hereof.

     Hawaiian Electric Industries, Inc. - The holding company incorporated in 1983 under the laws of Hawaii and having Hawaiian Electric Company, Inc., the parent company of HELCO, and other companies as its subsidiaries.

     HELCO Dispatch - HELCO's right, through supervisory equipment or otherwise, to direct or control (if EMS is applicable) both the capacity and the energy output of the Facility subject to the Dispatch Constraints, which dispatch shall include real power, reactive power, voltage, frequency, the number of Facility units on-line to meet an electrical output requirement, including the determination to cycle a unit or units off-line, require a unit to run in simple cycle mode when not able to operate in combined cycle mode, the distribution of electrical output among the Facility units on-line, the droop control setting of each on-line unit, the ramp rate setting of each on-line unit, and other characteristics of such energy output whose parameters are normally controlled or accounted for in a utility dispatching system.

     HELCO's System Operator - The individual designated by job position as HELCO's representative to act on behalf of HELCO on all issues regarding the daily dispatch of all generation being supplied to HELCO's electrical system.

     In-Service Date Deadline(s) - The date(s) described as such in
Section 3.2A(3).

     Initial Acceptance Test -- The initial acceptance test for Phase 1 or Phase 2, performed in accordance with the procedure set forth in "Attachment L".

     Independent Engineering Assessment - the determination by a Qualified Independent Engineer made pursuant to Section 3.3D(1).

     Interconnection Agreement - the agreement between HELCO and SELLER in the form attached as "Attachment E" which sets forth the parties' respective rights and obligations with respect to the design, installation, operation, ownership and cost responsibility for the facilities necessary to interconnect the Facility with HELCO's electrical system.

     Interconnection Facilities - Shall have the meaning attributed to it in the Interconnection Agreement.

     kVAR - Kilovar(s)

     kVARh - Kilovar-hour(s)

     kW - kilowatt(s).

     kWh - kilowatt-hour(s).

     Late Charges - Shall have the meaning set forth in Section 2.4B.

     Liquidated Damages - Shall mean any of the Liquidated Damages provided for in Article VIII.

     Maintenance Account - Shall have the meaning set forth in Section 8.3.

     Major Equipment Overhaul - Shall mean combustion-turbine hot section overhaul or replacement, complete turbine overhaul or replacement, steam turbine overhaul or replacement or other major scheduled maintenance conducted (i) in accordance with the equipment manufacturer's recommendations or (ii) otherwise in the judgment of SELLER in accordance with Good Engineering and Operating Practices.

     Metering Point - The physical point located on the high side of the step up transformer, as depicted in "Attachment A" at which HELCO's metering is connected to the Facility for the purpose of measuring the output of the Facility in kilowatts, kilowatt-hours, kilovars and kilovarhours.

     Milestone Dates - The dates in "Attachment B" for completion of certain critical path activities.

     Milestone Events - The events described in "Attachment B."

     Monthly Fuel Oil Adjusted Factor Filing - HELCO's filing, from time to time, which includes certain charges relating to the cost of delivered No. 2 fuel oil at Keahole, Hawaii.

     Monthly Invoice - The monthly billing document described in Section 6.1.

     Mortgage - The mortgage, assignment of rents and security agreement to be executed by SELLER, in accordance with Section 3.1E, in favor of HELCO, granting to HELCO a mortgage and a lien on, among other things, SELLER's right, title and interest in and to the Facility, the Site (including any lease or sublease associated therewith, together with assignment of rents under any such lease or sublease) and the rights and interests of SELLER associated therewith, as the same may be modified or amended from time to time in accordance with the terms thereof.

     Motion for Reconsideration - a motion to the PUC for reconsideration, rehearing, further hearing, or modification, suspension, vacation, or a combination thereof, of a PUC Order.

     MW - Megawatt(s).

     Net Electric Energy Output - For any period of time, the total electric energy output of the Facility in kWh (net of auxiliaries) as measured at the Metering Point of the Facility.

     Net Maximum Capacity - The maximum capacity the Facility can sustain over a specified period of time when not restricted by seasonal or other deratings less capacity utilized for the Facility's station service or auxiliaries, as measured at the Metering Point, plus transformer losses (which for purposes of this Agreement shall be deemed zero); provided that, in no event shall the Net Maximum Capacity exceed the Firm Capacity.

     Net Salvage Proceeds - Shall have the meaning set forth in Section 3.3B(1).

     NERC GADS (North American Electric Reliability Council Generating Availability Data System) - The data collection system called "Generating Availability Data System" which is utilized by the North American Electric Reliability Council, a voluntary organization formed by the electric utility industry to promote the reliability and adequacy of the bulk power supply of the electric utility systems in North America. For purposes of this Agreement, the version of NERC GADS dated October, 1996 (selected portions of which are attached hereto as "Attachment C") shall be used whenever reference is made to NERC GADS. In the event that the definition of a term contained in this Article I is inconsistent with the definition of the term under NERC GADS, the definition contained in this Article I shall control.

     Non-appealable PUC Approval Order - A PUC Approval Order that is a Non-appealable PUC Order.

     Non-appealable PUC Order - (1) A PUC Order that is not subject to appeal to any Circuit Court of the State of Hawaii or the Supreme Court of the State of Hawaii, because the thirty (30) day period permitted for such an appeal has passed without the filing of notice of such an appeal, or (2) a PUC Order that was affirmed on appeal to any Circuit Court of the State of Hawaii or the Supreme Court, or the Intermediate Appellate Court upon assignment by the Supreme Court, of the State of Hawaii, or was affirmed upon further appeal or appellate process, and that is not subject to further appeal, because the jurisdictional time permitted for such an appeal (and/or further appellate process such as a motion for reconsideration or an application for writ of certiorari) has passed without the filing of notice of such an appeal (or the filing for further appellate process).

     Phase 1 - The portion of the Facility consisting of the first combustion turbine generator and related facilities, put into commercial operation with a Firm Capacity as determined at the Phase 1 In-Service Date.

     Phase 1 In-Service Date - The date, after satisfying the applicable Conditions Precedent, on which SELLER declares Phase 1 of the Facility as ready to be placed in service, based on actual operation of the Facility, under HELCO Dispatch and in accordance with all the terms and conditions of this Agreement, at an electric output level of at least nineteen thousand kilowatts (19,000 kW)
(net) at the Metering Point, and at such other lower levels consistent with
Section 3.3A(1) as specified by HELCO's System Operator, during a Capacity Test, such Capacity Test having been scheduled on the start-up plan provided by SELLER to HELCO in accordance with Section 5.1.

     Phase 1 In-Service Date Deadline - The date described as such in
Section 3.2A(3).

     Phase 1 Period - The time from the Phase 1 In-Service Date through the day before the Phase 2 In-Service Date.

     Phase 2 - The full Facility consisting of Phase 1 plus the second combustion turbine generator and the steam turbine generator, and related facilities, put into commercial operation with a Firm Capacity as determined at the Phase 2 In-Service Date.

     Phase 2 In-Service Date - The date on which SELLER declares Phase 2 of the Facility as ready to be placed in service, based on actual operation of the Facility, under HELCO Dispatch and in accordance with all the terms and conditions of this Agreement, at an electric output level of at least forty-two thousand kilowatts (42,000 kW) (net) at the Metering Point, and at such other lower levels consistent with Section 3.3A(1) as specified by HELCO's System Operator, during a Capacity Test, such Capacity Test having been scheduled on the start-up plan provided by SELLER to HELCO in accordance with Section 5.1.

     Phase 2 In-Service Date Deadline - The date described as such in
Section 3.2A(3).

     Phase 2 Period - The time from the Phase 2 In-Service Date through the end of the Term.

     Point of Interconnection - Shall have the meaning attributed to it in the Interconnection Agreement.

     Pre-Deferral Estimate - Shall have the meaning in Section 3.3C(1).

     Prime Rate - The base interest rate for large commercial loans to credit-worthy entities charged by the Bank of Hawaii in Honolulu, Hawaii and announced as its Prime Rate, as such rate may be in effect from time to time.

     Project Costs Incurred - Shall have the meaning attributed to it in
Section 3.3B(1).

     Project Documents - This Agreement, the Thermal Energy Sales Contract, fee title or any ground lease or other lease in respect of the Site, all construction contracts to which SELLER is or becomes a party thereto, fuel supply contracts to which SELLER is or becomes a party thereto, operation and maintenance agreements, interconnection agreements in respect of the Facility and all other agreements, documents and instruments to which SELLER is or becomes a party thereto in respect of the Facility, other than the Financing Documents and the Security Documents, as the same may be modified or amended from time to time in accordance with the terms thereof.

     PSD Permit - That "Covered Source/Prevention of Significant Deterioration" permit/authority to construct to be issued in favor of the Facility by the DoH.

     PUC (Public Utilities Commission) - The Public Utilities Commission of the State of Hawaii.

     PUC Approval Date - The date defined in Section 2.2F.

     PUC Approval Order - The decision and order of the PUC approving the application or motion filed by the parties seeking approval of this Agreement as described in Section 23.14.

     PUC Order - The decision and order of the PUC responding to the application or motion filed by the parties seeking approval of this Agreement as described in Section 23.14.

     PUC Order Date - The date upon which the PUC Order is issued.

     PUC Submittal Date - The date of submittal of HELCO's complete application or motion for approval of this Agreement pursuant to Section 23.14.

     PURPA - Public Utility Regulatory Policies Act of 1978 (P.L. 95-617) as amended from time to time and as applied in Hawaii by the Public Utilities Commission.

     QF Requirements - As defined in Section 3.2L.

     Qualified Independent Engineer - Any engineer listed on the Qualified Independent Engineer's List, as such list is amended from time to time.

     Qualified Independent Engineer's List - The list of Qualified Independent Engineers attached hereto as "Attachment H" and created and modified from time to time pursuant to Section 3.3D(1).

     QF (Qualifying Facility) - A facility that meets the criteria established under PURPA and 18 CFR Part 292, and Title 6, Chapter 74 of the Hawaii Administrative Rules.

     QLPU (Quick Load Pick Up) - The ability of a generating unit to pick up and sustain a stated percentage of its Spinning Reserve within a given number of seconds.

     Reserve Shutdown - The status of a generator that has been taken off-line at the direction of HELCO's System Operator, as determined in accordance with NERC GADS.

     Salvage Period - Shall have the meaning in Section 3.3B(1).

     Second Notice - The notice described in Section 3.3D(1).

     Security Agreement - The Security Agreement to be executed by SELLER in favor of HELCO in accordance with Section 3.1E granting HELCO a security interest in, among other things, all of SELLER's right, title and interest in and to the Facility, the Project Documents, all accounts established pursuant to the Project Documents, all insurance proceeds in respect of the Facility and all proceeds of the foregoing, as the same may be modified or amended from time to time in accordance with the terms thereof.

     Security Documents - The Security Agreement, the Mortgage, and the Consents, together with all uniform commercial code financing statements and other agreements, consents, documents and instruments executed in connection therewith, as the same may be modified or amended from time to time in accordance with the terms thereof.

     Settlement Date - The date defined in Section 3.3B(1).

     Simple Cycle - The operation of the Facility without the ST operating.

     Site - The contiguous piece of real property upon which the electric operation and related non-real property portions of the Facility are located, as further described in Section 2.1C.

     Site Rep - HELCO's representative as described in Section 9.5.

     Spinning Reserve - The difference between the load currently carried on the Facility while synchronized and on-line and the Facility's Net Maximum Capacity, both measured at the same instant in time.

     Substation - The assemblage of equipment that switches and/or changes or regulates the voltage of electricity delivered to HELCO's electrical system from the Facility as indicated in "Attachment A."

     ST - The steam turbine and related equipment.

     Subordination Agreement - Shall have the meaning in Section 3.1E(1).

     Term - The term of this Agreement as defined in Section 2.6.

     Thermal Energy Sales Contract(s) - The contract(s) between SELLER and an industrial thermal energy buyer for the sale by SELLER of thermal energy.

     Transition Period - The period of time between the End of Phase 2 Start-Up and the start of the next Contract Year.

     Unit Trips - The sudden and immediate removal of one (1) or more of the Facility's generator(s) from service as a result of immediate mechanical/electrical/hydraulic control system trips or operator initiated action which causes a similar immediate removal from service; provided, however,
                                                              --------  -------
that Unit Trips shall not include: (1) any removal of a generator which occurs within one (1) hour of when that particular unit was synchronized or resynchronized; or (2) trips caused or initiated by HELCO other than pursuant to
Section 4.1 in circumstances
described in Section 4.1A. Unit Trips shall be counted as follows for each incident, whether or not during an incident the loss of multiple generators is simultaneous: (i) two (2) Unit Trips result when two (2) combustion turbines go off-line; (ii) two (2) Unit Trips result when one (1) combustion turbine and the steam turbine go off-line unless at the time of the incident only one (1) combustion turbine was on-line and in that event, only one (1) Unit Trip results; (iii) one (1) Unit Trip results when one (1) combustion turbine goes off-line; and, (iv) one (1) Unit Trip results when the steam turbine goes off-line. (Until such time that HELCO is operating its electrical system under a criteria that mandates Spinning Reserve to cover loss of the largest unit on the system, the removal of any of the Facility;s boilers or generators that is
(1) not in conformance with HELCO Dispatch and (2) directly results in HELCO having to temporarily disrupt the delivery of electric service to any HELCO customers shall also be considered a Unit Trip.)

     U.S. EPA - The United States Environmental Protection Agency.

     Variable O&M Component - Shall have the meaning in Section 5.1A.

     Weekly Unit Commitment Schedule - The written notice delivered in accordance with Section 3.3A(3), stating for each day of the following week the times at which all generating facilities on HELCO's electrical system shall start up and shut down.

     60-Month Schedule - Shall have the meaning in Section 3.2C(8).

                        ARTICLE II - SCOPE OF AGREEMENT

2.1  General Description
     -------------------

     A.  Basic Concept
         -------------

          SELLER will design, construct, own, operate and maintain an approximately sixty thousand kilowatt (60,000 kW) (net) cogeneration facility to produce electricity and thermal energy at Haina, Hawaii. The Facility will be constructed in two phases. Phase 1 is intended to be placed in commercial operation prior to Phase 2 and will consist of a single CT. Phase 2 of the Facility will consist of two CTs and an ST. Following the Phase 1 In-Service Date and during the Term of this Agreement, electricity from the Facility will be sold to HELCO under HELCO Dispatch for use in HELCO's electrical system. The Facility shall be designed, constructed, operated and maintained by SELLER so that it will be available on the schedule provided for herein and shall thereafter be available for service within the parameters set forth herein.

     B.  Facility Specifications
         -----------------------

          The Facility Functional Description is attached to this Agreement as "Attachment D." The single-line diagram in "Attachment A" shall expressly identify the Point of

Interconnection of the Facility to HELCO's electrical system. The Facility Functional Description includes all facilities required for importation, receipt, storage and handling of fuel, waste collection, interim and final waste disposal, condenser cooling water and any other facilities necessary for proper operation of the Facility, except as herein provided.

     C.  Site
         ----

          The Site for the Facility will be located at Haina, Hawaii. The location and Facility layout are more particularly described in "Attachment F."

     D.  Electric Specifications
         -----------------------

          Power supplied by SELLER hereunder shall be in the form of three-phase, 60 Hertz alternating current, at a nominal operating voltage of thirteen thousand eight hundred (13,800) volts and power factor dispatchable in the range of 0.85 lagging to 0.98 leading as measured at the Metering Point to maintain system operating parameters as specified by HELCO, with a minimum net generation design capacity of sixty thousand kilowatts (60,000 kW) for the full Facility in combined cycle mode. Not later than thirty (30) days after the PUC Approval Date, SELLER and HELCO shall reasonably mutually agree in writing to additional standards, if any, for the quality of electricity, including but not limited to standards for voltage flicker and generation of harmonic frequencies, that shall apply to the electricity generated by SELLER.

     E.  Fuel and Other Expendables
         --------------------------

          SELLER will contract for, acquire or otherwise provide for a reliable supply of Fuel and other expendables necessary to operate the Facility.

2.2  Effective Date/Regulatory Approval
     ----------------------------------

     A.  Effective Date of Agreement
         ---------------------------

          This Agreement shall become effective on the Execution Date, provided,
                                                                       ---------
that, notwithstanding the foregoing, prior to the PUC Approval Date (i) in no
----
event shall SELLER be obligated to sell capacity and energy to HELCO, or have any other obligations to HELCO other than those set forth in Sections 2.2, 2.3A, 2.7, 3.2A(1) (only as to obligations with respect to design and acquiring land rights) (2) (4) and (5), 3.3B, 3.3C, Articles XI, XIII, XIV, XV, XVII, XIX, XXII and XXIII and (ii) in no event shall HELCO be obligated to make any payments provided for herein to Seller or have any other obligations to SELLER other than those set forth in Sections 2.2, 2.3B, 2.7, 3.1E, 3.2A(4) and (5), 3.3B and 3.3C and Articles XI, XIV, XV, XVII, XIX, XXII and XXIII.

     B.  Effect of Delay or Denial of PUC Approval
         -----------------------------------------

          If, despite the best efforts of the parties, neither a PUC Approval Order nor a PUC Order partially or conditionally approving this Agreement that is subject to Section 2.2D or Section 2.2E hereof, is obtained within twelve
(12) months of the PUC Submittal Date, HELCO
or SELLER may, by written notice delivered within thirty (30) days of such date, declare this Agreement null and void and the parties hereto shall thereafter be free of all obligations hereunder and shall pursue no further remedies against one another, except as provided in Article XI and Section 2.2H hereof; provided,
                                                                       --------
however, that, notwithstanding delivery of such notice, the date specified above
-------
may be extended by a subsequent written agreement. During the period until twelve (12) months following the PUC Submittal Date, and any period of extension, SELLER and HELCO shall be each obligated to continue performance of their obligations under this Agreement which are by their terms applicable prior to the PUC Approval Date. If neither party elects to terminate within the time frame stated above, this Agreement shall continue in full force and effect, subject to the other provisions of the Article II.

     C.  Effect of Delay in Obtaining Non-Appealable PUC Approval Order
         --------------------------------------------------------------

          If, despite the best efforts of the parties, a Non-appealable PUC Approval Order is not obtained within twenty-four (24) months from the PUC Submittal Date, SELLER may, by written notice delivered to HELCO within thirty
(30) days of such date, declare this Agreement null and void and the parties shall thereafter be free of all obligations hereunder and shall pursue no further remedies against one another, except as provided in Article XI and
Section 2.2H hereof; provided, however, that, if SELLER does not elect to
                     --------  -------
terminate within the time frame stated above, this Agreement shall continue in full force and effect, subject to the other provisions of Article II.

     D.  Effect of Partial Approval of Payment Terms
         -------------------------------------------

          In the event that the initial PUC Order does not allow for the recovery by HELCO of the full power purchase costs under this Agreement (i.e., capacity payments and energy payments as well as other costs) in HELCO's base rates and/or Energy Cost Adjustment Clause, as the case may be, in the amounts agreed to in this Agreement, but the PUC Order is otherwise satisfactory to HELCO and SELLER in all other material respects, then SELLER has the option to
(1) accept such lower payment rates as are approved by the PUC, in which case the parties shall make conforming changes to this Agreement; (2) seek reconsideration, which Motion shall be filed no later than 30 days after the issuance date for the PUC Order, and, if unsuccessful, appeal the PUC's determination, in which case, SELLER shall have accepted such lower power purchase costs provided for in the PUC Order, pending the outcome of such actions; or (3) terminate this Agreement by written notice delivered within thirty (30) days of the earlier of (i) the issuance date of such initial PUC Order, or (ii) the date twenty-four (24) months following the PUC Submittal date, without further liability or obligation except as provided in Articles XI and Section 2.2H hereof. If SELLER elects to proceed under clause (2) above, and is unsuccessful in obtaining a Non-appealable PUC Approval Order, then SELLER shall be deemed to have accepted the lower power purchase costs provided for in the final PUC Order, in which case the parties shall make conforming changes to this Agreement. If SELLER does not elect to proceed under clause (2) above, and does not terminate this Agreement by timely written notice under clause (3) above, SELLER shall be deemed to have elected to proceed under clause (1) above, provided that if higher allowed power purchase costs are
                  -------------
subsequently
authorized by the PUC, HELCO shall be obligated to pay SELLER such additional amounts for which actual recovery subsequently has been approved by the PUC.

     E.  Conditional PUC Approval
         ------------------------

          If the initial PUC Order requires any material change to this Agreement, imposes any material condition upon such approval, or rejects a material provision of this Agreement, the parties shall promptly meet to determine in good faith whether it is in the parties' mutual interest to seek reconsideration from the PUC. If the parties do not determine within thirty
(30) days of the PUC Order to seek reconsideration, or the parties determine to proceed with such reconsideration but are not successful in obtaining a PUC Approval Order without such change, condition or rejection within ninety (90) days of the PUC Order, either party may, by written notice delivered to the other party within ten (10) days after expiration of the foregoing thirty (30) day or ninety (90) day periods, as applicable, elect to renegotiate this Agreement. If such notice of intent to renegotiate this Agreement is delivered, the parties shall (A) use their best efforts and negotiate in good faith to agree within three (3) months from such notice upon a mutually satisfactory amendment to this Agreement, which to the extent possible eliminates any material adverse effect on either party and preserves the economic and operational arrangements between the parties as set forth in this Agreement, and
(B) resubmit this Agreement, as so amended, to the PUC for approval of the Agreement, as amended. If, despite good faith efforts, the parties are unable to reach agreement on a satisfactory amendment within such three (3) month period, or obtain PUC approval of such amended agreement within six (6) months of the date of submittal to the PUC, or if a notice of intent to renegotiate this Agreement is not delivered, the party which is materially adversely affected by such change, condition or rejection may, upon written notice delivered to the other party within thirty (30) days of the earlier of
(i) expiration of the foregoing three (3) month, six (6) month, or ten (10) day periods, as applicable, or (ii) the date twenty-four (24) months following the PUC Submittal Date, elect to terminate this Agreement, without any further liability or obligation to the other party except as provided in Article XI and
Section 2.2H hereof. If a party that is materially adversely affected by such material change, condition or rejection does not terminate this Agreement by timely written notice, the materially adversely affected party shall be deemed to have accepted such material change, condition or rejection, and the parties shall make conforming changes to this Agreement.

     F.  PUC Approval Date  The PUC Approval Date shall be defined as follows:
         -----------------

          (1) If a PUC Approval Order is issued, and is not made subject to a Motion for Reconsideration or an appeal, the PUC Approval Date shall be thirty
(30) days after the issuance date of the PUC Approval Order.

          (2) If the PUC Approval Order becomes subject to a Motion for Reconsideration, and the Motion for Reconsideration is denied or the PUC Approval Order is affirmed after reconsideration, and such order is not made subject to an appeal, the PUC Approval Date shall be deemed to be the issuance date of the order denying reconsideration of or affirming the PUC Approval Order.

          (3) If the initial PUC Order is subject to Section 2.2D or
Section 2.2E, and this Agreement is not terminated pursuant to the provisions of such Sections, the PUC Approval Date shall be the earlier of (i) the date upon which the right to terminate pursuant to Section 2.2D or Section 2.2E, as the case shall be, shall cease, or (ii) the date twenty-four (24) months following the PUC Submittal Date.

          (4) If the PUC Approval Order, or an order denying reconsideration of the PUC Approval Order or affirming approval of the PUC Approval Order after reconsideration, becomes subject to an appeal, then the PUC Approval Date shall be the earlier of (i) the date upon which the PUC Approval Order becomes a Non-appealable PUC Approval Order, or (ii) the date twenty-four (24) months following the PUC Submittal Date.

     G.  Effect of Reconsideration or Appeal of PUC Approval Order
         ---------------------------------------------------------

          (1) If the PUC Approval Order is vacated or reversed in whole or in material part, or is materially modified, by the PUC after reconsideration, such that the resulting PUC Order is no longer a PUC Approval Order, and is not a PUC Order partially or conditionally approving this Agreement that would be subject to Section 2.2D or Section 2.2E hereof if it were an initial PUC Order (in which event the parties shall proceed in accordance with Section 2.2D or Section 2.2E, as the case may be), the parties shall seek reinstatement of the PUC Approval Order. If such efforts are not successful within twenty-four (24) months from the PUC Submittal Date, HELCO or SELLER may, by written notice delivered within thirty (30) days of such date, declare this Agreement null and void and the parties shall thereafter be free of all obligations hereunder and shall pursue no further remedies against one another, except as provided in Article XI and
Section 2.2H hereof. In seeking reinstatement of the PUC Approval Order, HELCO may, but shall not be required to, initiate or join in a Motion for Reconsideration or an appeal from the resulting PUC Order, unless HELCO is a required or necessary party to such Motion for Reconsideration.

          (2) If the PUC Approval Order is vacated, reversed or held invalid, void or unlawful in whole or in material part, or the PUC Approval Order is materially modified such that the resulting PUC Order is no longer a PUC Approval Order, and is not a PUC Order partially or conditionally approving this Agreement that would be subject to Section 2.2D or Section 2.2E hereof if it were an initial PUC Order (in which event the parties shall proceed in accordance with Section 2.2D or Section 2.2E, as the case may be), within twenty-four (24) months after the PUC Submittal Date as a result of an appellate order, the parties shall seek reinstatement of the PUC Approval Order. If such efforts are not successful within twenty-four (24) months from the PUC Submittal Date, HELCO or SELLER may, by written notice delivered within thirty (30) days of the date of such appellate order, declare this Agreement null and void and the parties shall thereafter be free of all obligations hereunder and shall pursue no further remedies against one another, except as provided in Article XI and Section 2.2H hereof. Nothing herein shall be construed to require HELCO to initiate or join in a Motion for Reconsideration or an appeal from a PUC Order issued in response to the parties' efforts to seek reinstatement of the PUC Approval Order, unless HELCO is a required or necessary party to the Motion for Reconsideration or appeal.

          (3) If the PUC Approval Order is vacated, reversed or held invalid, void or unlawful in whole or in material part, or is materially modified, as a result of an appellate order (i.e., as a result of an order by a court of competent jurisdiction after appeal, or by the PUC upon remand after appeal) at a date later than twenty-four (24) months from the PUC Submittal Date, and SELLER does not terminate this Agreement pursuant to Section 2.2C, the parties shall jointly seek reinstatement of the PUC Approval Order. If such efforts are not successful within twenty-four (24) months thereafter, this Agreement shall be amended to eliminate any material adverse impact on HELCO of the appellate order, or of the PUC Order issued upon further PUC proceedings, including but not limited to any adverse impact on HELCO's ability to recover the full power purchase costs under this Agreement, and to preserve to the extent possible, the economic and operational arrangements between the parties as set forth in this Agreement.

          (4) Pending resolution of the parties' efforts to reinstate the PUC Approval Order, and the issuance of a final PUC Order upon further proceedings, HELCO's obligation to make payments to SELLER under this Agreement shall be limited to the amount of the power purchase costs that HELCO is allowed to recover. If the final PUC Order issued upon further proceedings does not allow for the recovery by HELCO of the full power purchase costs under this Agreement, HELCO's obligation to make payments to SELLER thereafter under this Agreement shall be limited to the amount of the power purchase costs that HELCO is allowed to recover pursuant to such PUC Order. If higher allowed power purchase costs are subsequently authorized by the PUC, HELCO thereafter shall be obligated to pay SELLER such additional amounts for which actual recovery has been approved by the PUC. If HELCO has paid or becomes obligated to pay SELLER any amounts pursuant to this Agreement prior to the date the final PUC Order issued upon further proceedings becomes a Non-appealable PUC Order that HELCO has not been able and/or will not be able to recover through its base rates or Energy Cost Adjustment Clause, and/or if HELCO has recovered such amounts but is or will be required to refund to its customers amounts attributable to this Agreement, SELLER shall repay such amounts to HELCO within thirty (30) days of receipt of HELCO's written demand for repayment.

          (5) If the initial PUC Order is subject to Section 2.2D or
Section 2.2E, and the Agreement is not terminated pursuant to the provisions of such sections, then the initial PUC Order, or a subsequent PUC Order or PUC Approval Order if the initial PUC Order is amended as a result of a Motion for Reconsideration filed by SELLER or by the parties, shall be deemed to be a PUC Approval Order for purposes of Section 2.2F and 2.2G.

     H.  Obligations of Parties Upon Termination.
         ---------------------------------------

          If pursuant to Section 2.2B, 2.2C, 2.2D, 2.2E, or 2.2G, a party exercises its right to terminate, this Agreement shall be terminated and null and void and the parties hereto shall be free of all obligations hereunder, other than as provided under Article XI, except that if SELLER exercises its right to terminate, then SELLER shall reimburse HELCO for its reasonable, documented out-of-pocket costs in seeking PUC Approval as provided in
Article XXII.

2.3  Conditions Precedent.
     --------------------

     A.  HELCO Conditions Precedent.
         --------------------------

          Subject to and consistent with the provisions of Sections 2.2, 2.3B,
2.4 and 2.5, HELCO's obligation to purchase energy and/or capacity from SELLER pursuant to this Agreement, and any and all obligations of HELCO which are ancillary to that purchase, including, without limitation, HELCO's obligations under Articles IV, V and VI and Sections 3.1, 3.2E, and 3.3A and B, are contingent upon the following:

          (1) Following the Execution Date - Within sixty (60) days after the PUC Submittal Date, SELLER shall provide HELCO with either, at SELLER's option, the available design materials listed in "Attachment O" or other evidence reasonably demonstrating that the Facility, if constructed, operated and maintained pursuant to the design materials and in accordance with Good Engineering and Operating Practices, can be reasonably expected to have a useful life at least equal to the Term.

          (2) On or Before Closing Date - On or before the Closing Date, SELLER shall provide HELCO with the following:

              (i) Copies of the following executed Project Documents, if applicable, in each case redacted to exclude any confidential or proprietary information: (A) the Thermal Energy Sales Contract (if SELLER intends to be a Qualifying Facility by selling useful thermal energy), which contract shall have an initial term of at least two (2) years; (B) the Fuel Supply Agreement; and
(C) other contracts (if any) entered into by SELLER for the purchase of critical materials and services necessary for the operation and maintenance of the Facility;

              (ii) Copies of any and all then-required insurance policies (or binders as appropriate) procured by SELLER in accordance with Article XIII relating to the construction of the Facility, as the case may be;

              (iii) A certificate, executed by a duly authorized officer of SELLER certifying that: (A) SELLER has the right to locate the Facility at the Site for the Term and (B) SELLER has obtained all then-required permits, consents, licenses, approvals and other governmental authorizations needed to commence construction of the Facility.

          (3) On or Before Phase 1 In-Service Date - On or before the Phase 1 In-Service Date, SELLER shall provide HELCO with:

              (i) Copies of any and all then-required insurance policies (or binders as appropriate) provided by SELLER required pursuant to Article XIII to be in effect prior to operation of the Facility; and

              (ii) A certificate, executed by a duly authorized officer of SELLER certifying that: (A) SELLER has obtained all then-required permits, consents, licenses, approvals and other governmental authorizations needed to operate the Facility throughout the

Term or, if one or more such permits, consents, licenses, approvals or authorizations is not available at that time for the full Term, for such lesser period as is available; and (B) construction of Phase 1 of the Facility is substantially complete, that the Facility has been constructed substantially in compliance with the terms of this Agreement and with the information submitted pursuant to Section 2.3A(1) and (2), and that all operational testing has been satisfactorily accomplished and the Facility is ready to begin producing power on a commercial basis under the terms and conditions of this Agreement.

SELLER shall also provide any other materials required by Sections 2.3A(1) and
(2) if HELCO has, pursuant to 2.3B(1), extended the date for compliance with the Phase 1 In-Service Date.

          (4) On or Before Phase 2 In-Service Date - On or before the Phase 2 In-Service Date, SELLER shall provide HELCO with either, at SELLER's option, a certificate stating or other evidence reasonably demonstrating the items set forth in Section 2.3A(3), as such items relate to Phase 2.

     B.  Failure of HELCO Conditions Precedent
         -------------------------------------

          (1) Right to Declare an Event of Default - If SELLER fails to comply in full with any of the requirements of Section 2.3A and the requirements of this Section 2.3B(1), HELCO may declare such failure an Event of Default under
Section 7.1A(3) and exercise its rights under Article VII. In the event that SELLER anticipates that it may fail to meet any of the requirements of
Section 2.3A, SELLER shall be given a reasonable additional period to meet such requirements, if SELLER demonstrates that (i) SELLER is reasonably likely to achieve the Phase 1 In-Service Date on or before fifteen (15) months after the Phase 1 In-Service Date Deadline, as extended for Force Majeure, or as otherwise provided herein, and (ii) SELLER is reasonably likely to achieve the Phase 2 In-Service Date on or before fifteen (15) months after the Phase 2 In-Service Deadline, as extended for Force Majeure, or as otherwise provided herein. Upon completing the undertakings set forth in the immediately preceding sentence and not later than thirty (30) days prior to the applicable deadline for meeting any requirement under Section 2.3A (without regard to any extension which may be granted under this Section 2.3B(1)), SELLER shall certify to HELCO, in writing, that HELCO has been provided with all material information necessary for HELCO to make an informed decision with respect to such matters and that such information is true and correct in all material respects and in no way materially misleading. Within thirty (30) days of HELCO's receipt of such certification, HELCO shall give written notice to SELLER in which HELCO either agrees to a new deadline specified in such notice (either by reference to a fixed calendar date or to a defined event) for achieving compliance with the requirement involved or declares an Event of Default in accordance with the first sentence of this Section 2.3B(1). If SELLER fails to comply substantially with the requirements of Section 2.3A by such new deadline, HELCO may immediately declare such failure an Event of Default in accordance with the first sentence of this Section 2.3B(1).

          (2) SELLER's Declaration Requirements - Not later than ninety (90) days after the PUC Submittal Date, SELLER shall submit to HELCO a written statement declaring whether SELLER considers that it has complied with
Section 2.3A(1) and shall identify with
particularity the submissions on which it relies and shall certify that such submissions are true and correct in all material respects and in no way materially misleading. On or before the Closing Date, SELLER shall submit to HELCO a written statement declaring whether SELLER considers that it has complied with Section 2.3A(2) and shall identify with particularity the submissions on which it relies and shall certify that such submissions are true and correct in all material respects and in no way materially misleading. Not later than fifteen (15) days following the Phase 2 In-Service Date, SELLER shall submit to HELCO a written statement declaring whether SELLER considers that it has complied with Section 2.3A(4) and shall identify with particularity the submissions on which it relies and shall certify that such submissions are true and correct in all material respects and are not materially misleading.

          (3) HELCO's Declaration Requirements - HELCO shall be deemed to have waived its right to declare any failure by SELLER to comply in full with the requirements of Sections 2.3A(1), 2.3A(3) or 2.3A(4) to be an Event of Default if (i) with respect to any extension requested by SELLER under Section 2.3B(1), HELCO fails to deliver to SELLER written notice in accordance with
Section 2.3B(1) or (ii) with respect to all other requirements under
Section 2.3B(1), HELCO fails to declare an Event of Default within 30 days of receiving the written statement required under Section 2.3B(2) relating to Sections 2.3A(1), (3) or (4). Within thirty (30) days of receiving SELLER's written statement pursuant to Section 2.3B(2), HELCO shall provide SELLER with either a written declaration that SELLER has satisfied the requirements of
Section 2.3A(2), or a written statement setting forth the requirements HELCO believes have not been met by SELLER. HELCO's failure to provide SELLER with such written declaration or statement within the foregoing thirty (30) day period shall be deemed a waiver of its right to declare an Event of Default with respect to the requirements set forth in Section 2.3A(2). HELCO shall not be deemed to have waived its right to declare an Event of Default if SELLER knew or should have known that any of its submissions or declarations to HELCO under
Section 2.3 were materially incomplete, inaccurate or misleading.

2.4  Failure to Meet Milestone Dates
     -------------------------------

     A.  Right to Declare Event of Default
         ---------------------------------

          (1) Failure to Achieve Milestones - If SELLER fails to achieve any Milestone Event within three (3) months after its Milestone Date as set forth in "Attachment B," as extended for reasons of Force Majeure or as otherwise provided in this Agreement, SELLER shall within thirty (30) days thereafter submit for HELCO's review and approval, which approval shall not be unreasonably withheld, a detailed plan which describes (i) the reasons why such Milestone Event was not achieved, (ii) SELLER's proposed measures for achieving such Milestone Event as soon as practicable thereafter, and (iii) SELLER's proposed measures for meeting the Phase 1 In-Service Date and Phase 2 In-Service Date by not more than six (6) months after the Phase 1 In-Service Date Deadline and Phase 2 In-Service Date Deadline, respectively. Until such Milestone Event is met, SELLER shall provide HELCO with monthly progress reports as to the status of SELLER's efforts to achieve such Milestone Event.

          If SELLER thereafter fails to achieve any Milestone Event within nine
(9) months after its Milestone Date as set forth in "Attachment B" as extended for reasons of Force Majeure or as otherwise provided in this Agreement, and if HELCO reasonably determines that such failure makes it unlikely that the Facility will achieve the Phase 1 In-Service Date by fifteen (15) months after the Phase 1 In-Service Date Deadline or the Phase 2 In-Service Date by fifteen
(15) months after the Phase 2 In-Service Date Deadline, HELCO may, at any time after nine (9) months after such Milestone Date, declare such failure to achieve a Milestone Date an Event of Default and exercise its rights provided for in
Article VII; provided that, if HELCO does not exercise such right to declare an
             -------- ----
Event of Default within fifteen (15) months after such Milestone Date, it shall be deemed to have waived its rights to declare an Event of Default in connection with such failure.

          (2) Dispute Over HELCO's Determination - If SELLER disputes HELCO's determination that SELLER has failed to achieve any task within the required time period or disputes the reasonableness of HELCO's determination that the Facility is unlikely to achieve the Phase 1 In-Service Date or Phase 2 In-Service Date, as the case may be, within the stated periods provided in
Section 2.4A(1), SELLER may call for expedited arbitration of the issue in accordance with Section 2.4C, and any related declaration of an Event of Default by HELCO shall be stayed until such arbitration is concluded. If the arbitrator finds that SELLER has not failed to achieve such task within such time period or the arbitrator rejects HELCO's determination as unreasonable, then any HELCO declaration of an Event of Default hereunder shall be null and void.

     B.  Late Charges
         ------------

          In the event the Facility has not achieved either In-Service Date Deadline by three (3) months after such In-Service Date Deadline, as extended for reasons of Force Majeure or as otherwise provided in this Agreement, SELLER shall pay to HELCO Late Charges as follows:

          (1) if either or both In-Service Date Deadlines are missed, the total amount of $10,000 per day, commencing on the day following such three (3) month period, until the earlier of: (X) the date on which the Facility achieves the Phase 1 In-Service Date or Phase 2 In-Service Date, as the case may be, associated with such missed In-Service Date Deadline; (Y) the date nine (9) months after the Phase 2 In-Service Deadline; or (Z) the date on which HELCO terminates this Agreement under Section 7.2; and

          (2) if either or both of the In-Service Date Deadlines are missed, the total amount of $20,000 per day commencing on the date which is nine (9) months after the Phase 2 In-Service Deadline, until the earlier of (X)the date on which the Facility achieves the Phase 1 In-Service Date or the Phase 2 In-Service Date, as the case may be, associated with such missed In-Service Date Deadline, or (Y) the date on which HELCO terminates this Agreement under
Section 7.2;

Notwithstanding anything to the contrary in this Section 2.4B, if HELCO does not exercise its termination right under Section 7.2 by the end of the fifteenth
(15th) month after the missed In-

Service Date Deadline (or if both In-Service Date Deadlines are missed, the fifteenth (15th) month after the first missed In-Service Date Deadline), the aforesaid Late Charges shall thereupon terminate unless prior to the end of that period HELCO provides written notice to SELLER that it will refrain from exercising its termination right under Section 7.2 for a further stated period of time (not to exceed six (6) months without SELLER's written consent) to be fixed by HELCO in said notice, based on HELCO's reasonable estimate of the time required to achieve the Phase 1 In-Service Date and/or Phase 2 In-Service Date, as applicable, in which case the aforesaid Late Charges shall continue during the stated period of time thus fixed by HELCO. Late Charges shall be made in immediately available funds on Monday of each week for amounts due with respect to the previous seven (7) days except in the event of termination of this Agreement in accordance with Section 7.2, in which event Section 7.2D shall apply; provided, however, that in the event SELLER does not make any or all of
       --------  -------
such payments to HELCO on or before the due date for the initial Capacity Charge payment under Section 5.1B, HELCO shall have the right to offset any unpaid portion of such Late Charge against such initial Capacity Charge payment and, if necessary, against each succeeding Capacity Charge payment until such Late Charge is paid in full. Unless HELCO declares an Event of Default and terminates this Agreement for SELLER's failure to meet the Phase 1 In-Service Date and/or Phase 2 In-Service Date in accordance with Section 7.1A(1), then, so long as HELCO accepts delay of the Phase 1 In-Service Date and/or Phase 2 In-Service Date, the payment of Late Charges as provided herein shall be HELCO.s sole and exclusive remedy and SELLER's sole liability for damages for SELLER's delay in achieving the Phase 1 In-Service Date and/or Phase 2 In-Service Date.

     C.  Arbitration
         -----------

          (1)  Time of the Essence

          The parties agree that time is of the essence in resolving any dispute regarding the declaration of an Event of Default by HELCO pursuant to
Section 2.4A. Accordingly, arbitration pursuant to this Section 2.4C shall be the exclusive mechanism for resolving any such dispute, and the timetable set out in this Section 2.4C shall be adhered to strictly.

          (2)  Designation of Arbitrator

          If SELLER disputes the declaration of an Event of Default by HELCO pursuant to Section 2.4A, SELLER shall give written notice to HELCO of such dispute within seven (7) days after receipt of said declaration of an Event of Default. Upon such written notice by SELLER, a single Qualified Independent Engineer shall be designated as a single arbitrator to consider and resolve such dispute as provided for herein. The selection of such single arbitrator shall be made from the list established in Section 3.3D(2) and the provisions of
Article XIV shall not apply to the selection of such arbitrator or to the conduct of such arbitration. If HELCO and SELLER do not agree upon the arbitrator to be employed within seven (7) days after SELLER's notice of dispute, SELLER shall designate the arbitrator from the list provided for under
Section 3.3D(2) not later than the seventh (7th) day following receipt by HELCO of SELLER's notice of dispute.

          (3) Timing of Arbitrator's Decision

          The arbitrator shall complete all proceedings and issue his decision with regard to the declaration of an Event of Default under Section 2.4A within thirty (30) days of the date on which he is designated unless the arbitrator determines that additional time is required in order to give adequate consideration to the matter. In such case the arbitrator shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required. Such additional period shall not in any event exceed thirty (30) days.

          (4)  Standard to be Applied

          After hearing the parties' positions, the arbitrator shall determine whether HELCO has exercised reasonable judgment in determining that SELLER's failure to achieve a Milestone Event by the Milestone Date has made it unlikely that the Facility will achieve the Phase 1 In-Service Date or Phase 2 In-Service Date, as the case may be, by the periods set forth in Section 2.4A(1).

          (5) Effect of Arbitrator's Decisions

          Unless the parties otherwise agree, the arbitrator's decision shall become binding upon the parties at such time as the decision is confirmed by order of a court of competent jurisdiction pursuant to Chapter 658, Hawaii Revised Statutes.

          (6)  Cost of Arbitration

          The parties shall each pay fifty (50) percent of the cost of the arbitration.

2.5  No Waiver
     ---------

     Except as otherwise provided herein, failure by HELCO to invoke its rights under Sections 2.3 or 2.4A with respect to any particular Condition Precedent or Milestone Event shall in no way diminish HELCO's rights upon the failure of SELLER to achieve any subsequent Condition Precedent or Milestone Event prior to its applicable Milestone Date. Notwithstanding any other provision hereof, HELCO's failure to declare an Event of Default during the time periods provided for in this Agreement shall not constitute a waiver if such failure is the direct or indirect result of SELLER's misstatement of a material fact or SELLER's omission of a material fact which is necessary to make any representation, warranty, certification, guarantee or statement made (or notice delivered) by SELLER to HELCO in connection with this Agreement (whether in writing or otherwise) not misleading.

2.6  Term
     ----

     Subject to issuance of the PUC Order referred to in Section 23.14 and the provisions of Sections 2.2A and 2.3A, the Term of this Agreement shall commence upon the Execution Date and, unless extended pursuant to Section 2.6A below or for periods of Force Majeure occurring after the Phase 2 In-Service Date, or as otherwise provided in this Agreement, this Agreement shall terminate on the 30th anniversary of the Phase 2 In-Service Date of the Facility.

     A.  Extension of Term
         -----------------

          HELCO shall have the first opportunity to negotiate with SELLER to purchase the capacity and/or Net Electric Energy Output of the Facility for periods beyond the Term. At the request of HELCO, SELLER shall enter into such good faith negotiations at any time after the beginning of the fifth (5th) calendar year prior to the end of the Term, shall attempt in good faith to reach agreement with HELCO, and shall not negotiate with any other entity unless no agreement has been reached between HELCO and SELLER as of thirty-six (36) months prior to the end of the Term. Unless otherwise specifically stated in writing by HELCO, any negotiations commenced within such five (5) year period shall be considered terminated as of the end of the Term.

     B.  Post Term
         ---------

          Upon expiration of the Term and any extensions thereof, the parties hereto shall no longer be bound by the terms and conditions of this Agreement, except to the extent necessary to enforce the rights and obligations of the parties arising under this Agreement before the end of the Term. However, should the original Term end with the parties hereto actively negotiating for the purchase of the Facility pursuant to Article XIX or the capacity and/or Net Electric Energy Output of the Facility, then such Term shall be automatically extended on a month-to-month basis under the same terms and conditions as contained in this Agreement for so long as said negotiations continue in good faith. The month-to-month Term extensions shall end sixty (60) days after either party notifies the other in writing that said negotiations have terminated.

2.7  SELLER Financing
     ----------------

     Notwithstanding any other provisions in this Agreement, if within eight (8) months from the Execution Date, SELLER has been unable, despite its reasonable best efforts, to obtain a firm commitment (subject to customary conditions including, without limitation, receipt of all required permits and approvals) by a prospective lender or underwriter for construction and term non-recourse project financing for the Facility on commercially reasonable terms and conditions, taking into account the Facility's size, fuel type, technology, geographic location and intended use of tax-exempt financing, then SELLER, at its option, may terminate this Agreement without any liability or further obligation on the part of either party under this Agreement, except as provided in Articles XI and XXII and Section 2.2H; provided however, that HELCO shall
                                          -------- -------
have the option, upon the request of SELLER, to participate in good faith negotiations with potential financing parties for a period of not less than thirty (30) days to modify any terms of this Agreement as needed to acquire financing on satisfactory terms and conditions; provided further, that
                                                -------- -------
(A) during such negotiations the Milestone Dates and the In-Service Date Deadlines shall be extended on a day-to-day basis; and (B) any such termination under the terms of this Section 2.7 must occur, if at all, within the later of
(i) nine (9) months after the Execution Date; (ii) forty-five (45) days after the PUC Order Date; (iii) sixty (60) days after the PUC Order Date if the PUC Order amends any material provision of this Agreement; or (iv) the earlier of sixty (60) days after the date of filing of any Motion for Reconsideration of, or appeal from, the PUC Order, or ten (10) days after the date such Motion for Reconsideration or appeal is resolved. SELLER shall reimburse HELCO for any out-of-pocket costs incurred in connection with HELCO's participation in good faith negotiations with potential financing parties pursuant to this Section 2.7.

          ARTICLE III - SPECIFIC RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1  Rights and Obligations of Both Parties
     --------------------------------------

     A.  Sale and Purchase of Power
         --------------------------

          SELLER shall produce, supply and sell to HELCO and HELCO shall take from SELLER and pay for the Firm Capacity and Net Electrical Energy Output as determined hereunder under the terms and conditions established in this Agreement.

     B.  Protection of Facilities
         ------------------------

          Each party shall be responsible for protecting its own facilities from possible damage by reason of electrical disturbances or faults caused by the operation, faulty operation or non-operation of the other party's facilities, and such other party shall not be liable for any such damage so caused.

     C.  Good Engineering and Operating Practices
         ----------------------------------------

          HELCO and SELLER and all their employees, agents, assigns and contractors shall act in accordance with Good Engineering and Operating Practices in carrying out all actions under this Agreement.

     D.  Interconnection Facilities
         --------------------------

          Simultaneously herewith, SELLER and HELCO have entered into the Interconnection Agreement.

     E.  Security Documents
         ------------------

          Concurrent with the Closing Date, SELLER and HELCO shall comply with the following requirements:

          (1) SELLER shall execute and deliver to HELCO the Security Agreement and the Mortgage, which shall contain terms and conditions reasonably satisfactory to the Financing Parties and HELCO, to secure the performance by SELLER of its payment obligations under this Agreement; provided, that HELCO
                                                        --------  ----
shall concurrently execute and deliver to Financing Parties and SELLER a subordination agreement (the "Subordination Agreement") which shall contain terms and conditions generally required by lenders of long-term, non-recourse project loans and provided further, that such terms and conditions shall be reasonably
-------- -------  ----
satisfactory to Financing Parties and HELCO, which shall use best efforts to complete such documentation within sixty (60) days of the commencement of negotiations. The Subordination Agreement shall subordinate, in all respects, the Security Agreement and the Mortgage to the mortgage and security interest provided to the Financing Parties in an amount and to the extent that such security interest and mortgage secure such credit extended by the Financing Parties to SELLER as shall be required for the development, construction and operation of the Facility.

         (2) SELLER and HELCO shall each execute and deliver to the other or shall cause to be executed and delivered to the other any required consents.

         (3) SELLER shall request the original Financing Parties and any additional or substitute Financing Parties to become parties to such documentation as is reasonably necessary to give effect to this Section 3.1E.

         (4) SELLER and HELCO shall each execute and deliver to the other favorable legal opinions of counsel, in reasonably satisfactory form and substance, to the effect that this Agreement has been duly authorized and executed by that party and constitutes a legally enforceable obligation binding against that party in accordance with its terms, subject to customary exceptions.

         (5) SELLER and HELCO shall each execute and deliver to the other such other documents and instruments, and take such other actions as may be reasonably necessary (A) for HELCO to establish and perfect its rights under the Security Documents and to obtain and give full effect to the security interest, mortgage and priority contemplated hereby and (B) for SELLER to carry out the transactions contemplated by the Financing Documents, as reasonably requested by the Financing Parties.

3.2  Rights and Obligations of SELLER
     --------------------------------

     A.  Design and Construction of Facility
         -----------------------------------

         (1) General - SELLER shall furnish all financial resources, labor, tools, materials, equipment, transportation, supervision, and other goods and services necessary to completely design and build the Facility as more particularly described in Section 2.1B. SELLER shall also be responsible for acquiring any and all necessary land rights for the Facility as well as for fuel handling and waste disposal infrastructures. The design and construction of the Facility as well as the acquisition of other necessary infrastructures shall take place using Good Engineering and Operating Practices.

         (2) Milestone Dates - Due to the critical nature of HELCO's energy needs, the attainment of all Milestone Events, on or prior to applicable Milestone Dates established as of the date of this Agreement and specified in "Attachment B" as extended due to Force Majeure or as otherwise provided, is essential, and SELLER will make all reasonable efforts to meet the Milestone Dates. Unless a change in such dates is agreed to in writing between the parties, a failure to achieve a Milestone Event within three (3) months after its Milestone Date shall be treated in accordance with the provisions of Section 2.4 and
Article VII, if applicable to such condition.

         (3) In-Service Date Deadlines - The Phase 1 In-Service Date shall occur no later than fourteen (14) months after the Execution Date or eight (8) months after the PUC Approval Date, whichever is later (the "Phase 1 In-Service Date Deadline") and the Phase 2 In-Service Date shall occur no later than eighteen (18) months after the Execution Date or twelve (12) months after the PUC Approval Date, whichever is later (the "Phase 2 In-Service Date Deadline") unless extended as a result of Force Majeure or as otherwise provided in this Agreement. A failure to achieve the Phase 1 In-Service Date or Phase 2 In-Service Date by the dates specified in Section 7.1A(1) shall be treated in accordance with the provisions of Section 2.4 and Article VII, if applicable to such failure.

         (4) Permits and Licenses - SELLER shall assume full responsibility for the acquisition of all permits and licenses required for the construction and operation of the Facility; provided that, HELCO shall cooperate with and shall
                           -------- ----
not oppose SELLER's efforts in connection therewith. Notwithstanding anything to the contrary, if SELLER does not obtain all permits necessary for construction of the Facility within eight (8) months of the PUC Approval Date, SELLER shall have the right to terminate this Agreement within thirty (30) days thereafter, effective upon written notice to HELCO, and SELLER shall thereafter have no further liability or obligations to HELCO, except as provided in Articles XI and XXII; provided, that such right to terminate must be exercised no later than
      --------  ----
twenty-four (24) months after the PUC Submittal Date.

         (5) Review of Facilities - SELLER shall make readily available to HELCO, during normal business hours, non-proprietary, detailed engineering and as-built drawings relating to the design and construction of the Facility within a reasonable time after such drawings are available. HELCO shall have an opportunity, from time to time, as reasonably requested by HELCO, to (a) review and comment on the design of the Facility, (b) to observe the construction of the Facility and the equipment to be installed therein and (c) to inspect the Facility and related equipment following the completion of construction and/or installation of Phase 1 and Phase 2; provided that, such activities do not materially interfere with SELLER's construction or operation of the Facility. Unless otherwise agreed to by the parties, HELCO shall, as soon as practicable, but in no event later than thirty (30) days following provision to it of (i) any design materials or (ii) any opportunity for inspection by it of the construction of the Facility, review and provide comments thereon, and SELLER shall, as soon as practicable, but in no event later than thirty (30) days after receipt of such comments, respond in writing, either noting agreement and action to be taken or reasons for disagreement. If SELLER disagrees with HELCO, it shall note alternatives it will take to accomplish the same intent, or provide HELCO with a reasonable explanation as to why no action is required by Good Engineering and Operating Practices. In no event shall any review, comment or failure to comment by HELCO be deemed to be an endorsement, warranty or waiver of any right by HELCO or create any obligation by SELLER; provided, however,
                                                          --------  -------
that HELCO shall be deemed to have waived its right to review, comment and inspect under this Section 3.2A(5) with respect to any specific design materials or inspection opportunity provided to it if it fails to exercise such specific rights within the thirty (30) day period referred to in this Section 3.2A(5) and such subsequent untimely exercise of such specific rights would delay construction of the Facility or cause material prejudice to SELLER. In no event, however, shall any failure by HELCO to exercise its rights under this Section 3.2A(5) constitute a waiver by HELCO of, or otherwise release SELLER from, any other provision of this Agreement. In areas of common concern, such as the type and settings of SELLER's protective relaying equipment, SELLER shall submit such concerns, designs and settings for HELCO's review and comment.

     (6) Facility Protection Equipment -

         (i) SELLER shall, at its own cost, furnish, install, operate and maintain internal breakers, relays, switches, synchronizing equipment and other associated protective and control equipment necessary to maintain the standard of reliability, quality and safety of electricity production suitable for parallel operation with HELCO's electrical system as required by Good Engineering and Operating Practices. The Facility shall be designed so that it does not trip for an electrical fault or transient condition in HELCO's electrical system that will be cleared by primary protection. HELCO shall have the right, but not the obligation, to review and accept the design of all such equipment and protective relay settings as soon as practicable, and in no event later than forty-five (45) days prior to the Closing Date and shall present any comments relating thereto to SELLER, as soon as practicable and in no event later than sixty (60) days after receiving such design information. HELCO shall have the right, but not the obligation, to review, inspect and comment on any future action by SELLER to modify or replace such equipment, or change such settings, as soon as practicable, and in no event later than least forty-five
(45) days prior to such future action; provided, however, HELCO shall present
                                       --------  -------
any comments relating thereto to SELLER as soon as practicable, and in no event later than forty-five (45) days after receiving information relating to such future action. HELCO shall have the right, but not the obligation, to review, inspect and accept the installation, construction and setting of all such equipment in order to ensure consistency with the design submitted by SELLER for HELCO's review. If HELCO exercises such right, HELCO shall inform SELLER as soon as practicable, and in no event later than forty-five (45) days after such review or inspection, of any problems it believes exist and any recommendations it has for correcting such problems. HELCO's inspection and acceptance of SELLER's equipment and settings shall not be construed as endorsing the design thereof, nor as any warranty of the safety, durability or reliability of said equipment and settings, nor as a waiver of any of HELCO's rights or constitute any obligation of SELLER; provided, however, that HELCO shall be deemed to have
                          --------  -------
waived its right to review, inspect and accept under this Section 3.2A(6)(i), with respect to any specific design materials, settings, or inspection opportunity provided to it, if it fails to exercise such specific rights within the forty-five (45) day periods referred to in this Section 3.2A(6)(i). In no event, however, shall any failure by HELCO to exercise its rights under this
Section 3.2A(6)(i) constitute a waiver by HELCO of, or otherwise release SELLER from, any other provision of this Agreement. SELLER and HELCO shall cooperate with each other in good faith in agreeing upon design standards for any equipment or settings referred to in this Section 3.2A(6)(i).

         (ii) Within a reasonable time after receipt of HELCO's comments referred to in Section 3.2A(6)(i) or notification by HELCO of problems related to SELLER's obligations under Section 3.2A(6)(i) but no later than ninety (90) days after such notification (unless such condition is causing a safety hazard or damage to HELCO's electrical system or HELCO's customer's facilities, in which event the correction must be promptly made by SELLER), SELLER shall either implement HELCO's proposals or SELLER's alternatives to accomplish the same purpose, and shall inform HELCO of such action, or provide HELCO with a reasonable explanation as to why such actions are not required by Good Engineering and Operating Practices. Notwithstanding the foregoing, SELLER shall utilize relay settings prescribed by HELCO, which may be changed over time within the design capability of the equipment as HELCO's electrical system's requirements change. If SELLER demonstrates that the utilization of such relay settings would likely result or shall have resulted in an event normally requiring Liquidated Damages or an Event of Default, SELLER shall be excused from same.

         (7) Progress Reports - On the first day of each month following approval of this Agreement by the PUC under Section 23.14 and continuing until the Phase 2 In-Service Date, SELLER shall provide HELCO with monthly progress reports containing a reasonable level of detail on the status of each specific Condition Precedent contained in Section 2.3A and the status of efforts to meet each Milestone Date. If, during any month, SELLER has reasonable cause to believe that it will be unable to achieve any Milestone Date, it shall so inform HELCO in the next monthly progress report. At HELCO's request, SELLER shall provide an opportunity for HELCO to meet with appropriate personnel of SELLER or its contractors to discuss and assess any such monthly progress report.

  B.  Operation and Maintenance of Facility
      -------------------------------------

         (1) Standards - SELLER shall operate the Facility in accordance with Good Engineering and Operating Practices. Subject to those standards, SELLER shall deliver to HELCO the available Net Electric Energy Output of the Facility under HELCO Dispatch and shall use all reasonable efforts to operate the Facility in a manner that maximizes the overall reliability of HELCO's electrical system. The Facility shall not trip for an electrical fault or transient condition in HELCO's electrical system of less than 18 cycles duration, or a resulting trip shall be considered a Unit Trip which shall count towards the number of allowable Unit Trips under Section 3.2D(5).

      While a generator is on Reserve Shutdown, SELLER may not perform any maintenance, inspections or repairs that could delay start-up of that generator or impair that generator's ability to reach maximum electrical output, if so directed by HELCO's System Operator. Section 3.2C specifies performance criteria for the start-up of a generator(s) in Simple Cycle and combined cycle mode from Reserve Shutdown status. SELLER shall seek permission from HELCO's System Operator before SELLER voluntarily removes a generator from Reserve Shutdown status; if such change in generator status by SELLER is involuntary, SELLER shall promptly advise HELCO's System Operator. Failure by SELLER to promptly advise HELCO's System Operator of such a change from Reserve Shutdown status shall be considered an unreported derating per Section 8.1C. HELCO may request SELLER to certify that the activities of SELLER during Reserve Shutdown conform to the definition of Reserve Shutdown.

     (2) Functioning Protective Equipment - SELLER shall operate the Facility with all applicable installed system protective equipment in service whenever the generator is connected to or is operated in parallel with HELCO's electrical system, except for normal testing purposes in accordance with Good Engineering and Operating Practices. SELLER shall have qualified personnel test and calibrate all protective equipment at regular intervals not to exceed one (1) calendar year. A unit functional trip test (which shall include an overspeed trip test on the steam turbine) shall be performed annually in accordance with industry standards. Following a Major Equipment Overhaul, a functional trip test shall be performed and shall simulate abnormal trip conditions separately at each primary element that initiates a trip and shall demonstrate that the trip system produces the appropriate equipment response. In no event shall any trip test conducted pursuant to this Section 3.2B(2) constitute a Unit Trip. If at any time HELCO has reason to doubt the integrity of the Facility's protective equipment and reasonably suspects that such purported loss of integrity would jeopardize the reliability of HELCO's supply of electrical energy to its customers, SELLER shall be required to reasonably demonstrate to HELCO's satisfaction the correct calibration and operation of the equipment in question. HELCO shall not be liable for any damage to SELLER's equipment resulting from the failure of Facility protective equipment.

     (3) Personnel and System Safety - SELLER shall provide, at a location approved by HELCO, a manual disconnect device which provides a visible break to electrically separate the Facility from HELCO's electrical system. Such disconnect device shall be lockable in the OPEN position and accessible to HELCO personnel at all times. Notwithstanding any other provision of this Agreement, if at any time HELCO determines that the continued operation of the Facility (i) is substantially likely to endanger the safety of persons and/or property,
(ii) is substantially likely to endanger the integrity of HELCO's electrical system or (iii) is substantially likely to have an adverse effect on the equipment of HELCO's customers and can be reasonably demonstrated to have such adverse effect, then in each case (i) through (iii), HELCO shall have the right to disconnect the Facility from HELCO's electrical system, giving as much advance notice to SELLER as is practicable under the given circumstances. If the Facility is separated from HELCO's electrical system for any reason, under no circumstances shall SELLER reclose into HELCO's electrical system without first obtaining specific approval to do so from HELCO's System Operator which approval shall be granted promptly upon the removal of the cause stated in sub-clauses
(i) through (iii) above. The Facility shall remain disconnected until such time that the condition specified under (i), (ii) or (iii) above has been corrected, and HELCO shall not be obligated to accept or pay for any energy which might otherwise have been received from the Facility during such Period. If HELCO disconnects the Facility from HELCO's electrical system, it shall immediately notify SELLER by telephone or hotline and thereafter confirm in writing the reasons for the disconnection. The claim of occurrence of any event as described in this Section 3.2B(3) shall be subject to verification by SELLER. SELLER shall be paid the Capacity Charge regardless of the causes of disconnection. If it is determined that HELCO did not have a valid reason for disconnecting the Facility, the duration of the period of separation will not be counted against EAF or EFOR or for the purpose of calculating any other performance standard.

     (4) Operating Records - SELLER shall maintain, at least daily, a log in which it shall record all pertinent data that will indicate whether the Facility is being operated in accordance with Good Engineering and Operating Practices. These data shall include, but not be limited to, all maintenance and inspection work performed at the Facility, circuit breaker trip operations, relay operations including target indications, megavar and megawatt recording charts (and/or equivalent computer records), all unusual conditions experienced or observed and any reduced capability and the reasons therefor and duration thereof. SELLER shall provide HELCO access to SELLER'S records which identify the priority, as internally assigned by SELLER, of specific preventive or corrective maintenance activities. These records shall include items for which SELLER has deferred the inspection or corrective action to a future scheduled plant outage. In addition, SELLER shall provide copies of all written correspondence between SELLER and the Financing Parties or SELLER and the insurance underwriters for the Facility equipment pertaining to maintenance practices, procedures and scheduling (including deferral) of maintenance at the Facility. In addition, SELLER shall, within ten (10) Business Days, provide HELCO with subsequent written confirmation any time SELLER experiences a Unit Trip or other unplanned outages or deratings. Such written confirmation shall contain information in sufficient detail for HELCO to analyze the incident, including the date and time of occurrence as well as the cause of the Unit Trip, if such cause is known. "Attachment M" is an example of a written confirmation. HELCO shall have the right to request reasonable additional information if necessary to evaluate the incident. In addition, if so requested by HELCO, SELLER shall by 9:00 a.m. Hawaii Standard Time of each day provide HELCO with hourly, electric output data for the prior day. Correction of any errors in this data shall be provided to HELCO by noon Hawaii Standard Time of the following day. Any and all records, correspondence, memoranda and other documents or electronically recorded data related to the fueling, operation and maintenance of the Facility shall be maintained by SELLER for a period of not less than six
(6) years. HELCO shall have the right to review and copy any such items upon request.

     (5) Maintenance Records - Prior to February 1 of each year, SELLER shall submit, or make available to HELCO for inspection at the Site, a summary in a format similar to the example provided in "Attachment G" of all maintenance and inspection work performed in the prior calendar year. The summary shall present the requested data in a meaningful and informative manner consistent with the cooperative exchange of information between the parties. If available and practicable, such summary shall be provided in electronic format with sufficient software so that HELCO can group activities for specific process areas of the Facility and be able to view the maintenance history of a specific equipment item. Such summary shall also include SELLER's proposals for correcting or preventing recurrences of identified equipment problems and for performing such other maintenance and inspection work as is required by Good Engineering and Operating Practices. Within sixty (60) days of receiving such summary, and after any reasonable inspection desired by HELCO of the Facility and consultation with SELLER, HELCO may provide written recommendations for specific operation or maintenance actions or for changes in the operation or maintenance program of the Facility. HELCO's making or failing to make recommendations with respect to operation and maintenance of the Facility shall not be construed as endorsing the operation and maintenance thereof or as any warranty of the safety, durability or reliability of the Facility nor as a waiver of any HELCO right. Within a reasonable time after HELCO makes such recommendations, not to exceed ninety (90) days, SELLER shall implement HELCO's recommendations or SELLER's alternatives to accomplish the same purpose, and shall so inform HELCO, or explain to HELCO in writing why such actions are not reasonably required to ensure that the short-term and long-term operation of the Facility are not materially adversely affected or impaired, or why such actions are not required by Good Engineering and Operating Practices.

      (6) Major Outages - If SELLER believes that a major outage is required to prevent a Catastrophic Equipment Failure, SELLER shall notify HELCO as soon as practicable and HELCO shall promptly act, upon SELLER's request, to approve such outage, which approval shall not be unreasonably withheld, delayed or conditioned. If an outage under this Section 3.2B(6) does not occur until after the next weekend period, it shall be considered a maintenance outage and shall not count against SELLER for purposes of determining EFOR.

  C.  Delivery of Power to HELCO; Dispatch Constraints
      ------------------------------------------------

      (1) Delivery Voltage Standards - Electricity generated by SELLER shall be delivered to HELCO at the Point of Interconnection in the form of 3-phase, 60 Hertz alternating current at a nominal operating voltage of 69 KV with a maximum limit of 72.45 KV and a minimum limit of 65.55 KV or such change in standards as the parties mutually agree. The actual operating voltage will be under the control of HELCO's System Operator, subject to the above limits.

      (2) Frequency Standards - The electrical frequency of electric energy delivered to HELCO by SELLER shall not vary by more than one-tenth (0.1) Hertz from 60.00 Hertz, except during unavoidable momentary fluctuations. Frequency will normally be controlled by HELCO's EMS. HELCO shall have the right to utilize the Facility to regulate frequency on HELCO's electrical system consistent with this Section 3.2C.

      (3) Reactive kVAR Standards - HELCO's System Operator shall specify the reactive kVAR requirements (power factor) with respect to the real power delivered by SELLER to HELCO. Reactive kVAR requirements will be from 0.98 leading to 0.85 lagging power factor delivered by SELLER to HELCO. SELLER will dispatch kVARs within this range as specified by HELCO's System Operator. HELCO will not be obligated to purchase reactive kVARhs from SELLER. SELLER will deliver or curtail delivery of reactive kVARhs as directed by HELCO's System Operator consistent with Section 3.2 and the Dispatch Constraints. Under special conditions when SELLER is delivering kilowatts to HELCO, SELLER shall, if HELCO so requests, consume reactive kVARs up to 0.98 leading power factor being delivered by SELLER to HELCO.

      (4) Generator H Constant - In recognition of HELCOOs electrical system's stability concerns, the Facility generator shall have an H constant of 1.2 or higher. A lower value of H constant may be accepted by HELCO if supported by a system stability study performed by HELCO and paid for by SELLER. In any case, SELLER must obtain HELCO's written approval, which approval shall not be unreasonably withheld, of the H constant in the installed equipment.

     (5) Entire Output Delivered - During the Term, SELLER shall deliver to HELCO in accordance with HELCO Dispatch the entire Net Electric Energy Output associated with the Firm Capacity.

     (6) Interconnection - SELLER shall deliver the electricity contracted for under this Agreement to HELCO's electrical system at the Point of Interconnection.

     (7) Operation of Synchronizing Breakers - SELLER shall have the ability to trip and close its generator synchronizing breakers located at the Facility. HELCO will have trip control only and breaker status indication and current telemetry over certain breakers, as shown in "Attachment A." SELLER shall notify HELCO of all operations of these breakers, in advance of such operation if practicable.

      (8) Schedule of Outages - Prior to July 1 of each year, SELLER shall submit for review and comment by HELCO an initial schedule of expected energy delivery periods for the sixty (60) month period beginning with January of the following year (the "60-Month Schedule"). The 60-Month Schedule shall supersede any previous 60-Month Schedule and state the periods of operation, the dates and duration of all scheduled shutdowns, reductions of output, and scheduled maintenance, and the reasons therefor, including the scope of work for the maintenance requiring shutdown or reduction in output of the Facility. SELLER shall (i) revise such 60-Month Schedule to accommodate reasonable requests made by HELCO no later than December 1 of the year preceding the year in which a scheduled revision is requested to take place; provided that, if the requested
                                               -------- ----
revision is one of timing, the revised date(s) shall be within the same calendar year as scheduled, so long as such revised schedule is consistent with Good Engineering and Operating Practices and does not, or is not reasonably likely to, have a material adverse effect on the performance of the Facility; and (ii) use its reasonable best efforts, consistent with Good Engineering and Operating Practices, to accommodate any subsequent changes in such 60-Month Schedule (either delaying or advancing such 60-Month Schedule) reasonably requested by HELCO in the event that HELCO is experiencing or expecting to experience a short-term shortage of supply of energy, capacity or both or any other operational or electrical problems with HELCO's electrical system, in which case HELCO shall reimburse SELLER for any net incremental costs of changing the 60-Month Schedule to accommodate HELCO; provided that SELLER provides written
                                     -------- ----
documentation of such net incremental cost and makes a reasonable effort to include potential savings (for example, an improved heat rate) attributable to the change in schedule.

        The normal annual maintenance requirements for the Facility are the equivalent of two (2) weeks of full plant sixty (60) MW outage. Notwithstanding the foregoing, SELLER shall not take units down for maintenance such that the capability of the Facility falls below thirty (30) MW at any given time, except with HELCO's prior approval, which shall not be unreasonably withheld.

     SELLER shall not schedule any maintenance not listed on the 60-Month Schedule that will reduce or eliminate electric output of the Facility without coordination with and approval of HELCO, which approval shall not be unreasonably withheld, delayed or conditioned, and shall use all reasonable efforts to provide HELCO with as much advance notice as is practicable prior to removing the Facility from service for such maintenance. Such removal from service will be treated as a forced outage if so required under NERC GADS.

     (9) Minimum Load Capability - Subject to the Dispatch Constraints, when on-line, the Facility shall provide the following net minimum load capability: one
(1) CT, Simple Cycle mode - five (5) MW; one (1) CT, combined cycle mode - seven
(7) MW; two (2) CTs, Simple Cycle mode - ten (10) MW; two (2) CTs, combined cycle mode - sixteen (16) MW.

     (10) Short Circuit Ratio - The short circuit ratio shall be between 0.4 and
1.0 inclusive.

     (11) Open Circuit Transient Field Time Constant - The open circuit transient field time constant shall be thirteen (13) seconds or less.

     (12) Generator Step-Up Transformer Impedance - The generator step-up transformer impedance shall be between seven percent (7%) and nine percent (9%), inclusive, on transformer OA rating.

     (13) Response Ratio - The excitation system response ratio shall be 1.0 or higher.

     (14) Ceiling Voltage - The excitation system ceiling voltage shall be one hundred fifty percent (150%) of rated main generator field voltage.

     (15) Excitation Source Immunity - The excitation source shall be immune to variations in system voltage.

     (16) Static Regulator - The excitation system shall have a static regulator.

     (17) Field Forcing Ability - The excitation system shall have field forcing ability.

     (18) Droop Characteristic - The unit speed-droop characteristic shall have a nominal setting of five percent (5%) and variable settings between three percent (3%) and six (6%).

     (19) Over/Under-Speed - The over-speed/under-speed operating capability shall be +/- 1.5 Hz continuously and +/- 3 Hz for a minimum of six (6) seconds per occurrence.

     (20) Control Systems - The power source for control systems will be designed to be immune from system transients in accordance with Section 3.2A(6).

     (21) Regulation Capability - The Facility shall be capable of operating in isochronous or droop mode.

     (22) Capacity Tests - SELLER shall conduct Initial Acceptance Tests for Phase 1 and Phase 2 and any subsequent Capacity Tests (subject to inspection by HELCO) in accordance with the testing procedures set forth in "Attachment L" to determine when Capacity Charge payments should begin or be adjusted in accordance with Section 5.1B.

     (23) Cycling of the Heat Recovery Steam Generators and the Steam Turbine - Within the limitations (if any) set forth in the PSD Permit regarding limits on starts or restarts, the generating units may be shut down and restarted as requested by HELCO pursuant to HELCO Dispatch; provided that, under normal
                                               -------- ----
(non-emergency) system conditions, neither heat recovery steam generator shall be shut down and restarted more than an average of once per day during any Calendar Month and provided, further, that the parties shall
                   --------  -------
cooperate and use good faith efforts in seeking to remove such limitations (if any) set forth in the PSD Permits regarding starts or restarts. If a heat recovery steam generator is taken off-line and put back on-line within five (5) hours, such process shall not be deemed a "restart" for purposes of this Section 3.2C(23). If (to the extent permitted under the PSD Permit) HELCO shuts down and restarts either heat recovery steam generator more than thirty (30) times during any Calendar Month, HELCO shall pay to SELLER Five Hundred Dollars ($500) (1995 $) (as escalated by the factor of GDPIPD\CURRENT\GDPIPD\BASE\, as described in "Attachment I") for each restart thereafter during such Calendar Month as reimbursement for SELLER's start-up costs. Such amounts shall be included by SELLER in the next Monthly Invoice.

     (24) Startup Periods - The maximum time to full load under normal (non-emergency) system conditions shall be thirty (30) minutes for warm start-ups and two (2) hours for cold start-ups. When requested by HELCO under emergency conditions, SELLER shall use reasonable efforts to accelerate such start-up periods to the extent the Facility is capable of doing so within manufacturer's specifications and warranties.

     (25) Ramp Rates - The maximum ramp rate during normal (non-emergency) system conditions shall be 4.4EMW per minute, per CT up to 22 MW for each CT. When requested by HELCO under emergency conditions, SELLER shall use reasonable efforts to maximize such ramp rates to the extent the Facility is capable of doing so within manufacturer's specifications and warranties.

     (26) QLPU - If one CT is operating in Simple Cycle or combined cycle, the QLPU for any three (3) second period shall be the lesser of (i) 4.4 MW or (ii)
22.0 MW less the current output of such CT. If both CTs are operating in Simple Cycle or in combined cycle, the QLPU for any three (3) second period shall be the lesser of (i) 8.8 MW or (ii) 44.0 MW less the current cumulative output of such CTs.

     (27) Simple Cycle Operation - During the Phase 1 Period, the Facility shall run with one (1) CT in Simple Cycle, as requested by HELCO Dispatch. During the Phase 2 Period, the Facility may be run with one (1) or two (2) CTs in Simple Cycle, as requested by HELCO Dispatch, subject to the following provisions:

          (i) HELCO and SELLER shall cooperate with each other in good faith to determine on a month-by-month basis, the extent to which the Facility may be dispatched by HELCO in Simple Cycle during the remainder of the calendar year, without jeopardizing the Facility's QF Status (the "Allowed Simple Cycle Period"). In addition, on a monthly basis, at least one (1) week prior to the end of the Calendar Month, SELLER shall provide HELCO with a calculation of the Facility's operating and efficiency standards as set forth in the QF Requirements based on the Facility's operation during the calendar year up to that point in time; provided, that, HELCO use such calculations and related
                    --------  ----
information provided to HELCO under this Section only for purposes of determining the Allowable Simple Cycle Period and shall keep such calculations and related information confidential and shall not disclose such calculations and information to any third parties without the prior express written consent of SELLER.

          (ii) HELCO shall notify SELLER if it intends to request that the Facility run in Simple Cycle. Upon receipt of such notice, SELLER shall promptly provide HELCO with an update of the Allowed Simple Cycle Period (if any, to the extent agreed by the parties) for the remainder of the calendar year (in writing or to be confirmed in writing). In the event that HELCO then requests that the Facility run in Simple Cycle and the Facility loses its QF status, HELCO shall indemnify, reimburse and make SELLER whole with respect to
(A) the documented, incremental, reasonable, out of pocket costs and expenses of such loss of QF status, including the legal costs and other expenses of filings before federal and state regulatory agencies, if any, up to Fifty Thousand Dollars ($50,000) and (B) any reduction in the payments SELLER is entitled to receive pursuant to the order of such agencies or other adverse regulatory impact on SELLER's economic arrangements with HELCO as set forth in this Agreement (up to the amounts SELLER would have received under Article V herein), but only to the extent that SELLER demonstrates that such loss of QF status is due to Simple Cycle operation requested by HELCO and that the actual number of Simple Cycle hours the CTs ran exceeded the Allowed Simple Cycle Period for the remainder of the calendar year; provided, however, the foregoing indemnification
                                --------  -------
with respect to clause (B) shall not apply if SELLER shall have received from the PUC or other applicable federal or state agency a satisfactory order to the effect that the Facility shall not be subject to rate regulation or any reduction in the payments SELLER is entitled to receive following any resulting loss of QF status.

          (iii) In the event that the Facility loses its QF status as described in clause (ii) above, HELCO shall cooperate with SELLER in seeking any necessary regulatory approvals with the intention of preserving the economic arrangements between the parties set forth herein.

          (iv) For any period during which HELCO requests the Facility to run in Simple Cycle, HELCO shall indemnify, reimburse and make SELLER whole with respect to any and all reasonable, documented, incremental, out-of-pocket costs (such as the incremental costs of providing an alternative source of thermal energy to the purchaser(s) under the Thermal Energy Sales Contract(s)) expenses, lost economic benefits (which shall include the difference between revenues under the Thermal Energy Sales Contract(s) and this Agreement for such incremental energy) or liabilities to third parties under the Thermal Energy Sales Contract(s) resulting from such Simple Cycle operations, up to a limit of Five Thousand Dollars ($5,000) per diem for each day that the Facility runs in simple cycle pursuant to a HELCO request. Such reimbursement up to $5,000 per diem shall be subject to an overall limitation on HELCO's annual liability of Five Hundred Thousand Dollars ($500,000).

          (v) All requests by SELLER for indemnification or reimbursement under this Section shall be paid promptly by HELCO, subject to verification.

          (vi) For purposes of this Section, Simple Cycle operations in connection with normal startup of the Facility shall not be considered a request by HELCO that the Facility run in Simple Cycle.

          (vii) A failure by SELLER to operate the Facility in Simple Cycle at HELCO's request, as provided herein, shall count against SELLER for purposes of calculating EAF and EFOR, which shall be HELCO's exclusive remedy in the event of such failure to operate.

          (viii) In conjunction with the application or motion for approval of this Agreement, the parties shall petition the PUC for a declaratory order determining that SELLER will not be deemed to be a "public utility" within the meaning of Section 269-1, Hawaii Revised Statutes, in the event that HELCO requests that the Facility run in Simple Cycle, and the Facility loses its QF status due to Simple Cycle operation requested by HELCO.

  D.  Warranties and Guarantees of Performance
      ----------------------------------------

      (1) Equivalent Availability Factor - SELLER warrants and guarantees that the Facility will achieve an EAF of at least the following amounts:

           From the Phase 1 In-Service Date to the End of Phase 2 Start-Up -
85%;

           End of Phase 2 Start-Up to end of Transition Period and all Contract Years thereafter (except years in which there is a Major Equipment Overhaul) - 90%.

           Years in which there is a Major Equipment Overhaul - 89%.

           If a Force Majeure event(s) and/or a Catastrophic Equipment Failure(s) occur, the EAF calculation for purposes of computing Liquidated Damages or Event of Default criteria shall have a reduction to both the numerator and denominator equal to the number of equivalent full load hours of the Force Majeure event(s) and/or Catastrophic Equipment Failure(s) which occurred during the period represented by the calculation.

      (2) Equivalent Forced Outage Rate - SELLER warrants and guarantees that the Facility will not exceed an eight percent (8%) EFOR from the Phase 1 In-Service Date until the End of Phase 2 Start-Up and a four percent (4%) EFOR from the End of Phase 2 Start-Up to the end of the Transition Period, and in each Contract Year thereafter. If a Force Majeure event(s) and/or a Catastrophic Equipment Failure(s) occur, the EFOR calculation for purposes of calculating Liquidated Damages or determining Event of Default criteria shall have a reduction to both the numerator and denominator equal to the number of equivalent full load hours of the Force Majeure event(s) and/or Catastrophic Equipment Failure(s) which occurred during the period represented by the calculation.

     (3) Firm Capacity - SELLER warrants and guarantees that after the first twelve (12) months following the Phase 2 In-Service Date, the Facility will have and maintain the capability to produce and deliver to the Metering Point, in accordance with the terms of this Agreement, the Firm Capacity.

     (4) Quality - SELLER warrants and guarantees that the Facility will produce power that meets the quality standards in Section 3.2C(1), (2), and (3).

     (5) Unit Trips - SELLER warrants and guarantees that the Unit Trips of the Facility per annum will not exceed twelve (12) per annum from the Phase 1 In-Service Date until the End of Phase 2 Start-Up and six (6) per annum from the End of Phase 2 Start-Up to the end of the Transition Period, and during any Contract Year thereafter.

     (6) EXCLUSIVE WARRANTIES - THE FOREGOING WARRANTIES CONSTITUTE THE EXCLUSIVE WARRANTIES UNDER THIS AGREEMENT AND OPERATE IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN. SELLER AND HELCO DISCLAIM ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

 E.  Metering
     --------

     (1) Meters - HELCO shall purchase and own meters suitable for measuring the integrated Net Electric Energy Output of the Facility in kW and kWh on a time of use basis and of reactive power flow in kilovar and kilovarhours. HELCO will calibrate these devices in accordance with the latest edition of the American National Standards Institute Code for Electricity Metering. The kilovar hour meters shall be ratcheted to prevent reversal in the event the power factor is leading. HELCO shall install, maintain and annually test such meters and shall be reimbursed by SELLER for all reasonably incurred costs (including applicable sales taxes) for such installation, maintenance and testing work. SELLER shall furnish, install and maintain in accordance with HELCO's requirements and at no charge to HELCO, all conductors, service switches, fuses, meter sockets and cases, meter and instrument transformers, switchboard meter test switches, meter panels, steel structures and similar devices required for service connection and meter installations. HELCO shall install two (2) complete sets of metering equipment using the same instrument transformers for each metering station. SELLER may, at its own expense, monitor (by electronic means or otherwise) any meters described in this Section 3.2E(1).

      (2) Communications, Telemetering and Remote Control Equipment - HELCO shall purchase, install and own such communications, telemetering and remote control equipment at the Facility as may reasonably be required in order to allow HELCO to dispatch the electrical energy from the Facility as required to optimize economic and reliable operation of HELCO's electrical system. Such equipment shall meet HELCO's reasonable specifications for transmission of metered data to locations specified by HELCO. If HELCO installs and maintains such communications, telemetering and remote control equipment at the Facility, SELLER shall reimburse HELCO for its reasonable procurement and installation costs related thereto up to One Hundred Thousand Dollars ($100,000) and maintenance costs related thereto, which shall be an up front fixed payment of Eighty-Two Thousand Dollars ($82,000) at the time such equipment is installed. Subsequent to the initial Facility design, HELCO may purchase and install such additional communications, telemetering, and remote control equipment and may require SELLER to install at HELCO's expense, any reasonably necessary additional transducers, test switches, AC and DC sources, telephone lines and interconnecting wiring at any time during the Term.

      (3) Meter Testing - HELCO shall provide at least twenty-four (24) hours notice to SELLER prior to any test it may perform on the metering or telemetering equipment. SELLER shall have the right to have a representative present during each such test. Either party may request additional tests in addition to the annual test provided for in Section 3.2E(1) and shall pay the cost of such additional test. If any of the metering equipment is found to be inaccurate at any time, HELCO shall promptly cause such equipment to be made accurate, and the period of inaccuracy, as well as the estimate for correct meter readings, shall be determined in accordance with Section 3.2E(4).

      (4) Corrections - If any test of metering equipment conducted by HELCO indicates that its meter readings are in error by one percent (1%) or more, the meter readings from such equipment shall be corrected as follows: (i) determine the error by testing the meter at approximately ten percent (10%) of the rated current (test amperes) specified for the meter; (ii) determine the error by testing the meter at approximately one hundred percent (100%) of the rated current (test amperes) specified for the meter; (iii) the average meter error shall then be computed as the sum of one-fifth (1/5) the error determined in (i) and four-fifths (4/5) the error determined in (ii). The average meter error shall be used to adjust the bills for the amount of electric energy supplied to HELCO for the previous six (6) months from the Facility, unless HELCO's or SELLER's records conclusively establish that such error existed for a greater or lesser period, in which case the correction shall cover such actual period of error, except as specified in Section 6.3.

 F.  Fuel and Other Materials
      ------------------------

     SELLER shall be responsible for acquiring, transporting and storing adequate supplies of Fuel and other materials used in the operation of the Facility during the Term. An adequate supply of Fuel under normal conditions shall, at a minimum, include at least a twenty-four (24) day reserve on the Site, which shall be determined by SELLER in good faith based upon (i) the average level of HELCO Dispatch during the previous six (6) months and (ii) the expected level of HELCO Dispatch during the following month as indicated by HELCO. In the event either SELLER or HELCO has available excess Fuel which is not necessary for operations, and the other party is experiencing a fuel shortage, the parties shall, to the extent possible, cooperate on a temporary, emergency basis, by making available such excess Fuel to the other upon such party's request, subject to full reimbursement for all costs.

  G.  Waste Handling
      --------------

      SELLER shall be responsible for the handling and proper disposal of any waste products produced by the Facility, including but not limited to waste water and ash, or for any costs associated therewith.

  H.  Emissions
      ---------

      SELLER shall be responsible for the control and consequences of any and all emissions produced as a result of operation of the Facility and for all costs associated therewith.

  I.  Compliance with Laws
      --------------------

      SELLER shall at all times comply with all valid and applicable federal, state and local laws, rules, regulations, orders, permit conditions and other governmental actions (where non-compliance may materially adversely impact SELLER's performance under this Agreement) and shall be responsible for all costs associated therewith.

  J.  Adequate Spare Parts
      --------------------

      SELLER shall at all times keep on hand or have ready access to sufficient spare parts to maintain the Facility in a manner which provides reasonable assurance, consistent with Good Engineering and Operating Practices, that the warranted performance of the Facility will be achieved. SELLER agrees to budget and maintain at least Five Hundred Thousand Dollars ($500,000) (1998$) worth (as escalated by the factor of GDPIPD\CURRENT\GDPIPD\BASE\, as described in "Attachment I") of such spare parts for the Facility.


  K.  Periodic Meetings
      -----------------

      The General Manager or an alternate satisfactory to HELCO shall attend periodic meetings with appropriate HELCO representatives and be prepared to discuss Facility operations and maintenance and interface with HELCO's electrical system operations. Such meetings may be regularly scheduled or called specifically to address particular problem areas.

  L.  Maintenance of Qualifying Facility (QF) Status
      ----------------------------------------------

      SELLER shall use its reasonable best efforts to be in compliance with the criteria for qualifying cogeneration facilities as set forth in HAR Sections 6-74-6 and 6-74-7 and 18 CFR Sections 292.205 and 292.206 (the "QF Requirements") following the Phase 2 In-Service Date, except to the extent HELCO requests that the Facility operate in a manner that would jeopardize its QF status (e.g., extended Simple Cycle operation). SELLER shall certify its compliance with the QF Requirements to HELCO each year (if applicable). Loss or forfeiture of QF status shall not affect the prices set forth in Article V or the parties' obligations hereunder; provided that, (i) upon the loss or forfeiture of QF
                       -------------
status for reasons other than resulting from HELCO Dispatch, SELLER shall promptly seek FERC certification (if applicable) as an EWG under the Energy Policy Act of 1992; (ii) if, as a result of SELLER's loss or forfeiture of QF status, SELLER is able to deliver additional capacity to HELCO above the Firm Capacity, such additional capacity shall be offered to HELCO and HELCO shall have the option to purchase such additional capacity at a discount of twenty-five percent (25%) from the Capacity Rates set forth in Article V; and (iii) if, as a result of SELLER's loss or forfeiture of QF status, SELLER is able to realize cost savings resulting from a reduction or elimination of thermal energy deliveries, SELLER shall provide HELCO with a monthly rebate of fifty percent (50%) of such savings realized by SELLER. Except with respect to HELCO's indemnification obligations as provided for in Section 3.2C(27) and this Section 3.2L, any change in the QF status of the Facility after the Execution Date shall not affect either party's obligations under this Agreement.

  M.  Notice of Certain Events
      ------------------------

      To the extent any of the following events occur and could reasonably be likely to have a material adverse effect on SELLER's performance under this Agreement, SELLER shall provide HELCO with notice of the occurrence of such event and SELLER's proposed measures to ensure that such event will not lead to an Event of Default or otherwise materially impair SELLER's ability to perform its obligations under this Agreement:

      (1) SELLER shall fail to comply with any provision with respect to any obligations for borrowed money in excess of One Million Dollars ($1,000,000) if the effect of such failure to comply is to cause, or to permit the holder or holders of such obligations (or a trustee on their behalf), to cause such obligations to become due prior to their stated maturity, except to the extent that such failure to comply shall have been cured or waived prior to any acceleration of such obligations thereunder and said cure or waiver shall not have involved the receipt by any such holder or holders of any additional consideration, financial or otherwise.

     (2) Any final order, judgment or decree is entered in any proceeding, which final order, judgment or decree provides for the payment of money in excess of One Hundred Thousand Dollars ($100,000) by SELLER, and SELLER shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within sixty (60) days from the entry thereof, and within such period of sixty (60) days, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     (3) SELLER shall fail to make any payment for materials or labor used in the engineering, design, construction, maintenance or operation of the Facility within ninety (90) days after the due date thereof, except for payment obligations contested in good faith by SELLER or adequately bonded to the reasonable satisfaction of HELCO or contract retentions withheld during SELLER's review of a contractor's performance.

     (4) The Financing Parties shall declare an event of default under the Financing Documents.

     (5) SELLER shall have received any notice that it is not in compliance with any of the applicable permits that enable SELLER to operate the Facility and SELLER has not obtained a consent decree or equivalent agreement to allow the continued lawful operation of the Facility.

  N.  Labor Disputes
      --------------

      If, after the Phase 2 In-Service Date, SELLER experiences a work stoppage, work slowdown or walkout as a result of a labor dispute with its employees, or between any entity with which SELLER has subcontracted operational responsibility and the employees of such entity, SELLER shall provide an adequate, qualified workforce to operate and maintain the Facility within seventy-two (72) hours after such stoppage, slowdown or walkout begins. If SELLER fails to meet this obligation, it shall pay to HELCO the sum of Seven Thousand Five Hundred Dollars ($7,500) for each day or partial day during which such adequate, qualified workforce is not provided and there is a reduction in output below the level called for by normal HELCO Dispatch, up to a maximum period of fourteen (14) days. SELLER shall provide prompt written notice to HELCO as to the date and time at which it has met this obligation. If, at any time after the aforesaid seventy-two (72) hour period has expired, but during the continuation of the SELLER work stoppage, slowdown or walkout, the Facility is experiencing a reduction in output below the level called for by normal HELCO Dispatch, (i) it shall be presumed that such reduction is the result of a lack of an adequate, qualified workforce unless SELLER reasonably demonstrates that such reduction is attributable to other causes, and (ii) the Seven Thousand Five Hundred Dollar ($7,500) payment shall apply as set forth above and such payment shall constitute HELCO's sole remedy for a continued labor dispute.

3.3  Rights and Obligations of HELCO
     -------------------------------

     A.  Dispatch of Facility Power
         --------------------------

         (1) Routine Dispatch - HELCO shall have the right to dispatch capacity and real and reactive power delivered from the Facility to its system as it deems appropriate in its reasonable discretion, subject only to and consistent with Good Engineering and Operating Practices, the Dispatch Constraints set forth in Section 3.2C of this Agreement and SELLER's maintenance schedule determined in accordance with Section 3.2C(8). HELCO Dispatch will either be by SELLER's manual control under the direction of HELCO's System Operator or by computerized control by HELCO's Energy Management System (to the extent HELCO may utilize computerized control now or at a future date) in each case at HELCO's reasonable discretion. Unless otherwise agreed to, HELCO may request the maximum real power output at 0.85 lagging power factor from the Facility, but shall not reduce the load on the Facility below those standards specified in
Section 3.2C(9) for each operating configuration. Refusal to comply with HELCO Dispatch shall result in an unreported derating, which shall be measured as the shortfall (if any) in the amount of electricity delivered by the Facility from the amount of electricity requested by HELCO Dispatch, from the time such dispatch request was received until such time as SELLER complies with such dispatch request. Upon request by SELLER, HELCO shall demonstrate that such dispatch instructions or signals were given to SELLER to accomplish the request made by HELCO Dispatch. SELLER shall utilize the full capability of the Facility to satisfy its obligation to deliver Firm Capacity in accordance with HELCO Dispatch by taking necessary actions, including but not limited to, the reduction or elimination of steam delivery to the thermal host.

          (2) Demonstration of Loading and Unloading Ramp Rates - HELCO shall have the right at any time, other than during start-up periods, maintenance or other outages, upon reasonable notice with "cause," to direct the Facility to demonstrate its ability to meet the maximum ramp rate specified in
Section 3.2C(25). For purposes of this Section 3.3A(2), "cause" shall mean the failure of the Facility to meet the required loading or unloading ramp rates specified in accordance with HELCO Dispatch by HELCO's System Operator. A one
(1) hour notice will be given to SELLER prior to the initial ramp rate test, which shall be performed by HELCO's System Operator testing the Facility by increasing or decreasing load at the maximum ramp rate. If the Facility passes the initial ramp rate test, subsequent ramp tests may be conducted by HELCO from that time to the end of the next weekend upon notice by telephone no less than five (5) minutes prior to commencement of each such test. If the Facility is unable to achieve either the loading (increasing) ramp rate or the unloading (decreasing) ramp rate, this event shall be considered a ramp derating in the amount of the difference between the Facility's load at the conclusion of the test and the load the Facility should have achieved in accordance with the maximum ramp rate. This ramp derating will be assumed to start at the end of the test and will end at the earlier of (i) when the Facility demonstrates that the maximum loading and/or unloading ramp rate has been restored or (ii) when SELLER declares to HELCO that the Facility is ready to be tested again (if the Facility subsequently passes such test); provided that, if SELLER takes an
                                         -------------
outage during such ramp derating period, no ramp derating penalty shall apply against SELLER for such outage period. The ramp derating period shall not count for purposes of calculating EAF or EFOR until SELLER declares an outage pursuant to this Section 3.3A(2), in which event, such outage shall count against EAF and EFOR, as applicable, starting from the earlier of the time SELLER declares such outage. Notwithstanding anything herein to the contrary, SELLER's total liability for any ramp derating hereunder shall not exceed Five Thousand Dollars ($5,000) during any calendar week or Two Hundred Fifty Thousand Dollars ($250,000) during any twelve (12) month period. In the event SELLER's total liability for any ramp derating hereunder exceeds One Hundred Fifty Thousand Dollars ($150,000) during any calendar year, such excess shall be deposited into the Maintenance Account and shall be disbursed in accordance with the provisions of Section 8.3.

     (3) Dispatch Notices - HELCO shall provide SELLER with: (i) the Annual Dispatch Notice no later than sixty (60) days prior to the anticipated Phase 1 In-Service Date for the first Contract Year, and prior to September 1 for each Contract Year thereafter; and (ii) the Weekly Unit Commitment Schedule no later than Friday, 12:00 noon, Hawaii Standard Time of each week. HELCO's failure to comply with the foregoing notice provisions shall not affect HELCO's right to dispatch the Facility pursuant to this Section 3.3A.

  B.  HELCO Right to Buyout
      ---------------------

      (1) General - At any time up until the Phase 1 In-Service Date, if HELCO reasonably determines that it no longer needs the capacity addition provided by the Facility, HELCO may choose to buyout this Agreement by giving SELLER written notice of its decision. Promptly upon receipt of such notice, SELLER shall take steps to cease all construction activity and proceed to take such steps as may be necessary to mitigate the losses due to such election. SELLER shall use its best efforts to salvage the value of any equipment or materials purchased or contracts signed for the Facility and the Interconnection Facilities. All such mitigation efforts shall be made in consultation with HELCO and shall cease (unless continued by HELCO as described below) one hundred and eighty (180) days after receipt of the buyout notice from HELCO (the "Salvage Period"). Upon the earlier of completion of all such mitigation efforts or the end of the Salvage Period, SELLER shall render an accounting to HELCO showing in detail: (i) the "Project Costs Incurred" up to the Settlement Date (as defined below), including estimated costs for the period from the date of such accounting to the Settlement Date, which shall be the aggregate amount expended or incurred by SELLER (or affiliates thereof) with regard to the acquisition, development and construction of the Facility and the Interconnection Facilities and the financing thereof, including without limitation (and without duplication) all amounts paid or payable with regard to the construction contract, Site preparation, interconnect and start-up costs, materials and equipment, fuel inventory, insurance, taxes, project development fees and expenses, construction management expenses and fees, fees or penalties, charges, costs or expenses under all Project Documents, all SELLER debt for financing the Facility and the Interconnection Facilities (including without limitation, principal, interest, fees, premiums, defeasance costs and penalties relating thereto), equity funds, if any, invested in the Project (including without limitation, fees, premiums and penalties relating thereto), fees and expenses incurred in arranging financing for the Facility and attorneys' fees and disbursements, but excluding fees to Guarantor(s) for providing the Guarantee(s) except to the extent such fees would normally be payable in an arms' length transaction, and (ii) the "Net Salvage Proceeds" which shall be the aggregate amount of proceeds received from the salvage efforts described above, less costs and expenses incurred in such efforts. After the accounting is rendered, HELCO shall have sixty (60) days (the "Audit Period") to audit such accounting only to verify that Project Costs Incurred were, in fact, incurred in direct relation to the Facility and the Interconnection Facilities and that Net Salvage Proceeds, in fact, reflect such net proceeds. Upon the later of thirty (30) days after the end of the Audit Period or satisfactory completion of the requirements of Section 3.3B(2) (the "Settlement Date"), HELCO shall pay to SELLER the sum of (X) Project Costs Incurred, where estimated amounts included in SELLER's accounting shall be replaced with actual amounts incurred or expended as reported to and verified by HELCO, plus (Y) the Buyout Payment (as defined below), minus (Z) Net Salvage Proceeds. For purposes of this Agreement, the "Buyout Payment" shall be determined according to the following schedule, depending upon the date upon which the buyout notice is received.

      On or before the PUC Approval Date             $ 5,000,000

      On or before the Closing Date                  $ 8,000,000

      On or before the Phase 1 In-Service Date       $10,000,000

      In the event mitigation efforts are not completed by the end of the Salvage Period, HELCO may at its own expense continue such efforts and retain the proceeds thereof. Once the payment to be made on the Settlement Date is made in full, this Agreement shall be deemed canceled and the parties shall have no further obligations hereunder.

      (2) Ownership of Unsalvageable Items - Upon termination of the Audit Period, SELLER, at HELCO's request, shall promptly take all actions as may be necessary (a) to convey to HELCO free and clear of all liens and encumbrances (other than those of HELCO and the Financing Parties) all of SELLER's right, title and interest in the Facility and to the Interconnection Facilities and any and all materials, equipment, design materials and supplies relating to the Facility and to the Interconnection Facilities, including without limitation, any such materials, equipment, design materials or supplies located at the Site or in transit to the Site, whether or not completed or ready for use or incorporated into the Facility and to the Interconnection Facilities, and any such materials, equipment, design materials or supplies being processed, fabricated, assembled or prepared off the Site for installation in the Facility or the Interconnection Facilities or for use at or in connection with the Facility or the Interconnection Facilities, and (b) to assign to HELCO, with such consents and undertakings as may be necessary to make such assignments fully effective, the Project Documents. SELLER shall use reasonable efforts to assure that it has sufficient rights with respect to materials, equipment, design materials and supplies purchased or contracted for by SELLER, and sufficient rights under all leases and contracts relating to Facility and the Interconnection Facilities, to enable SELLER to comply with its obligations pursuant to this Section 3.3B(2). In the event of such assignment, HELCO shall assume, as of the Settlement Date, all of SELLER's right, title, interest and obligations in the foregoing materials, equipment, design materials, supplies and Project Documents and SELLER shall be fully discharged from such obligations.

  C.  HELCO Right to Defer
      --------------------

      (1) Prior to the PUC Approval Date - At any time up until the PUC Approval Date, HELCO may once choose to defer the Phase 1 In-Service Date and the Phase 2 In-Service Date by up to eighteen (18) months beyond the then expected Phase 1 In-Service Date Deadline and Phase 2 In-Service Date Deadline, as applicable, by giving SELLER sixty (60) days written notice of its decision to defer and the extent of the deferral period, which shall commence at the end of such sixty (60) day period. Upon the written request (and at the expense) of HELCO given not more often than once in any six (6) month period and before a deferral notice under this Section 3.3C(1) has been given, SELLER shall within forty-five (45) days provide an estimate ("Pre-Deferral Estimate") of the anticipated costs (to the extent then known by SELLER) to be paid by HELCO under this Section 3.3C(1) if a deferral notice were given at or about the time of such request. Consistent with the obligation set forth below to minimize such costs during the deferral period, SELLER shall take such steps as it reasonably deems necessary to assure the timely occurrence of the Phase 1 In-Service Date and the Phase 2 In-Service Date (as either or both may be so deferred), including obtaining or renewing applicable permits, contracts, rights or properties, and HELCO shall cooperate with SELLER in such efforts. Upon the commencement of the deferral period, SELLER shall take such steps as may be reasonably necessary to minimize out-of-pocket costs of the parties interested in participating in the Facility (including parties acting as suppliers of goods, services, financing or otherwise) which result from such deferral, excluding from such obligation to minimize, however, deferral fees, penalties or similar charges by such parties which have been agreed upon (and notice of which has been given to HELCO or included in any Pre-Deferral Estimate). HELCO shall bear all additional costs ("Deferral Costs") incurred by SELLER with respect to the Facility of each type includable in Project Costs Incurred which result from a deferral. SELLER shall, on a monthly basis, provide HELCO with an accounting of all Deferral Costs incurred by SELLER and then payable. HELCO shall pay to SELLER all Deferral Costs, together with a monthly deferral fee (the "Deferral Fee") equal to Fifty Thousand Dollars ($50,000) within thirty (30) days of such accounting.

     (2) Prior to the Closing Date - At any time after the PUC Approval Date and prior to the Closing Date, HELCO may, by giving SELLER sixty (60) days written notice of its decision to defer and the extent of the deferral period, which shall commence at the end of such sixty (60) day period, once request that the Phase 1 In-Service Date or Phase 2 In-Service Date, or both, be deferred beyond the then expected Phase 1 In-Service Date or Phase 2 In-Service Date, as applicable, by up to twelve (12) months (less the number of months of the deferral period, if any, elected under Section 3.3C(1) above). Upon the written request (and at the expense) of HELCO given not more often than once in any six
(6) month period and before a deferral notice under this Section 3.3C(2) has been given, SELLER shall within forty-five (45) days provide a Pre-Deferral Estimate with respect to the anticipated costs (to the extent then known by SELLER) to be paid by HELCO under this Section 3.3C(2) if a deferral notice were given at or about the time of such request. Upon receiving a deferral request from HELCO in writing, SELLER and HELCO shall immediately commence consulting between themselves and among all the parties interested in the Facility, whether as suppliers of goods, services or financing or otherwise, with the intent of obtaining the consent of all such parties to such deferral on terms and conditions satisfactory to each of them, HELCO and SELLER. Such consultations shall continue until the earlier of (i) the commencement of such deferral only upon terms and conditions agreed upon by all the parties interested in the Facility or (ii) sixty (60) days after the giving of the deferral request by HELCO (the "Consultation Period"). During the Consultation Period, SELLER may continue to proceed towards reaching the Phase 1 In-Service Date and Phase 2 In-Service Date, as applicable, without taking into account the proposed deferral. HELCO shall bear all (i) reasonable additional out-of-pocket costs of SELLER and the other interested parties incurred during the Consultation Period as a result of such consultations; (ii) all Deferral Costs incurred by SELLER which result from the deferral, if implemented. SELLER shall, on a monthly basis, provide HELCO with an accounting of such out-of-pocket costs and

Deferral Costs incurred by SELLER and then payable. HELCO shall pay to SELLER all such costs together with the Deferral Fee (which shall be increased to Seventy-Five Thousand Dollars ($75,000) per month following the PUC Approval
Date) within thirty (30) days of each such accounting.

    (3) On or After the Closing Date and Prior to Phase I In-Service Date - At any time on or after the Closing Date and prior to the Phase 1 In-Service Date, HELCO may, by giving SELLER sixty (60) days written notice of its decision to defer and the extent of the deferral period, which shall commence at the end of such sixty (60) day period, once request that the Phase 1 In-Service Date or Phase 2 In-Service Date, or both, be deferred beyond the then expected Phase 1 In-Service Date or Phase 2 In-Service Date, as applicable, by up to twelve (12) months (less the number of months of the deferral period, if any, elected under Sections 3.3C(1) or 3.3C(2) above). Upon the written request (and at the expense) of HELCO given not more often than once in any six (6) month period and before a deferral notice under this Section 3.3C(3) has been given, SELLER shall within forty-five (45) days provide a Pre-Deferral Estimate with respect to the anticipated costs (to the extent then known by SELLER) to be paid by HELCO under this Section 3.3C(3) if a deferral notice were given at or about the time of such request. Upon receiving a deferral request from HELCO in writing, SELLER and HELCO shall immediately commence consulting between themselves and among all the parties interested in the Facility, whether as suppliers of goods, services or financing or otherwise, with the intent of obtaining the consent of all such parties to such deferral on terms and conditions satisfactory to each of them, HELCO and SELLER. Such consultations shall continue for the Consultation Period. During the Consultation Period, SELLER may continue to proceed towards reaching the Phase 1 In-Service Date and Phase 2 In-Service Date, as applicable, without taking into account the proposed deferral. HELCO shall bear all (i) additional out-of-pocket costs of SELLER and the other interested parties incurred during the Consultation Period as a result of such consultations; (ii) all Deferral Costs incurred by SELLER which result from the deferral, if implemented. SELLER shall, on a monthly basis, provide HELCO with an accounting of such out-of-pocket costs and Deferral Costs incurred by SELLER and then payable. HELCO shall pay to SELLER all such costs together with the Deferral Fee (which shall be increased to One Hundred Fifty Thousand Dollars ($150,000) per month on or after the Closing Date) within thirty (30) days of each such accounting.

     (4) Adjustments to Times - Any deferral under Section 3.3C(1) or (2) shall result in each Milestone Date, In-Service Date Deadline or other deadline in this Agreement and the Guarantee(s) (including time milestones reflecting limits of liability in the Guarantee(s)) by which performance of SELLER is measured or affected to be deferred by a period equal to the duration of the actual delay (as mutually agreed upon by HELCO and SELLER) incurred by SELLER as a result of such deferral, plus any additional period of time as is reasonably necessary to equitably reflect SELLER's need to cease and restart efforts, as established by documentary evidence, related to such Milestone Date, In-Service Date Deadline, or other deadline, which additional period shall not be less than ninety (90) days. Any obligation of SELLER under this Agreement shall be excused to the extent and for the period that its inability to perform results from the actual delay it incurs as a result of any deferral under Section 3.3C(1) or (2).

     (5) Benefits to Others - All obligations of HELCO to make payments under Sections 3.3C(1) or (2) or Section 3.3B shall accrue (without duplication) to the benefit of SELLER and each other party to which such payment would in turn be made by SELLER.

     (6) No Material Adverse Impact - Notwithstanding anything in this
Section 3.3C to the contrary, HELCO's right to defer the Phase 1 In-Service Date or the Phase 2 In-Service Date shall be limited to that extent that SELLER reasonably demonstrates that such deferral would have a material adverse effect on SELLER's ability to develop and finance the Facility on such deferred basis, including without limitation, SELLER's ability to obtain or maintain any permit, to meet a Milestone Date or In-Service Date in the future (as re-set in accordance with this Section for such deferral) or to utilize special purpose revenue bonds (if any) which are designated, authorized, or allocated to SELLER for use in connection with the financing of Facility. In the event SELLER reasonably demonstrates that HELCO's deferral request under this Section would cause such material adverse effect, SELLER shall use reasonable good faith efforts to mitigate or eliminate the cause of the material adverse effect, which may include re-applying for or obtaining modifications to permits or financing arrangements; provided that (i) HELCO shall reimburse SELLER for its costs in
              -------- ----
connection with such efforts, (ii) HELCO shall cooperate and assist SELLER with such efforts to the extent requested by SELLER, and (iii) SELLER shall not be required to re-apply for or seek modification of any permit or financing if SELLER reasonably demonstrates that such process would subject the Facility to material delays, interference or increased costs not borne by HELCO.

          (7) Impact on PSD Permit - In the event that, pursuant to the terms of this Section 3.3C(7), SELLER shall not be required to re-apply for or obtain modifications to the PSD Permit, HELCO's right to defer the Phase 1 In-Service Date or the Phase 2 In-Service Date shall be given effect to the extent possible under such PSD Permit then in effect. Notwithstanding anything contained herein to the contrary, HELCO shall not exercise its deferral rights in a manner or to the extent that would jeopardize PUC approval of this Agreement or the rates to be paid by HELCO for capacity or energy contained herein.

          (8) Changed Circumstances - In the event HELCO exercises its deferral rights under this Agreement and there subsequently occurs or is reasonably likely to occur, by the passage of time, a change in law or a change in circumstance beyond SELLER's control (e.g. interest rate changes), which would cause a material adverse impact on the development schedule or economics of the Facility, then either the deferral period shall be shortened so as to prevent such material adverse effect or HELCO shall reimburse SELLER for the costs and expenses, including lost economic benefits directly related to such material adverse effect, associated with exercising such deferral right; provided that,
                                                                -------------
in such event, SELLER shall use reasonable good faith efforts to mitigate or eliminate the cause of the material adverse impact, which may include re-applying for or obtaining modifications to permits or financing arrangements, subject to (i) SELLER's right to reimbursement from HELCO for its costs in connection with such efforts,
(ii) HELCO's obligation to cooperate and assist SELLER with such efforts to the extent requested by SELLER, and (iii) SELLER's right to refuse to re-apply for or seek modification of any permit or financing if it reasonably demonstrates that such process would subject the Facility to material delays, interference or increased costs not borne by HELCO.

  D.  HELCO Right to Require Independent Engineering Assessment
      ---------------------------------------------------------

     (1) Implementation of Independent Engineering Assessment - If (A) HELCO has "reasonable cause" to believe that SELLER is failing to operate or maintain the Facility in accordance with Good Engineering and Operating Practices and that such failure is likely to result in a failure to meet the performance standards set forth in Section 3.2C, (B) SELLER is in breach of this Agreement with respect to the performance or operation of the Facility and has not cured such breach within the time limits specified in Article VII; or (C) if otherwise required by Article VII, HELCO may require that the practices in question be assessed by a qualified professional engineering firm to be chosen from the Qualified Independent Engineers List attached to this Agreement as "Attachment H" and revised from time to time under Section 3.3D(2). For purposes of this
Section 3.3D(1), "reasonable cause" shall mean SELLER's failure to operate the Facility in accordance with Section(s) 2.1D, 3.2A(6), 3.2B(1-3) and 3.2C(1-4, 9-21, 24-26), which HELCO brings to SELLER's attention and which SELLER fails to remedy in accordance with Good Engineering and Operating Practices within ninety
(90) days thereafter. The parties shall promptly undertake to agree on a firm to be used from the Qualified Independent Engineers List; provided, however, that
                                                       --------  -------
if such agreement is not reached within seven (7) days after HELCO gives notice to SELLER that it is invoking its rights under this Section 3.3D, the firm shall be chosen from the Qualified Independent Engineers List by HELCO. The engineering firm selected shall make its determination (an "Independent Engineering Assessment") as to whether the practices in question conform to Good Engineering and Operating Practices as promptly as possible under the circumstances. If such determination is that the practices in question do not so conform, the engineering firm shall recommend necessary actions by SELLER to bring it within Good Engineering and Operating Practices. If the engineering firm's recommendation requires action by SELLER to change its practices, SELLER shall take such actions. Where action by SELLER has been recommended, the engineering firm shall determine, after reasonable consultation with SELLER within thirty (30) days (or such longer period as deemed appropriate by such engineering firm) after its recommendation is first made, whether SELLER has taken adequate action to carry out such recommendation. If the engineering firm then certifies that SELLER has failed to take adequate action, HELCO shall notify SELLER and the Financing Parties in writing of such certification and the basis therefor. Such notice shall state in bold letters that failure to respond adequately can lead to termination of this Agreement within thirty (30) days. If within thirty (30) days of such actual written notice to SELLER and the Financing Parties, neither has begun to implement such recommendation, such failure shall be an Event of Default. If within such thirty (30) day period SELLER or any Financing Party does begin to implement such recommendation, the engineering firm shall monitor whether the implementation thereof is being diligently pursued. If, after reasonable consultation with the parties involved in such implementation, the engineering firm determines that such implementation is not being diligently pursued, it shall promptly so certify to HELCO. HELCO shall thereupon promptly notify SELLER and the Financing Parties in writing of such certification and the basis therefor (the "Second Notice"). Such Second Notice shall state in bold letters that failure to respond adequately can lead to termination of this Agreement after thirty (30) days. If at any time after the thirty (30) day period commencing with receipt of the Second Notice by SELLER and the Financing Parties, the engineering firm again certifies to HELCO that implementation of its recommendation is not being diligently pursued, such certification shall constitute an Event of Default by SELLER. SELLER shall bear all costs of the engineering firm's services unless the firm's initial recommendation is that the practices in question were in accordance with Good Engineering and Operating Practices, in which case HELCO shall bear all costs of the engineering firm"s services.

     (2) Qualified Independent Engineers List - The Qualified Independent Engineers List attached hereto as "Attachment H" contains the names of engineering firms which both parties agree are fully qualified to perform the Independent Engineering Assessment under Section 3.3D(1). At any time, except when an Independent Engineering Assessment is being made under Section 3.3D(1), either party may remove a particular engineer from the Qualified Independent Engineers List by giving written notice of such removal to the other party. However, neither party may remove a name or names from the Qualified Independent Engineers List without approval of the other party if such removal would leave the Qualified Independent Engineers List without any names. During January of each year, both parties shall review the current Qualified Independent Engineers List and give notice to the other party of any proposed additions to the Qualified Independent Engineers List and any intended deletions. Intended deletions shall be effective upon receipt of notice by the other party, provided
                                                                        --------
that such deletions do not leave the Qualified Independent Engineers List
----
without any names. Proposed additions to the Qualified Independent Engineers List shall automatically become effective thirty (30) days after notice is received by the other party unless written objection is made by such other party within said thirty (30) days. By mutual agreement between the parties, a new name or names may be added to the Qualified Independent Engineers List at any time.


               ARTICLE IV - SUSPENSION OR REDUCTION OF DELIVERIES

4.1  Initiation by HELCO
     -------------------


     In the event that HELCO determines and notifies SELLER that a condition exists in the Facility which has a material adverse physical impact on HELCO's electrical system or the equipment of HELCO's customers and which, in HELCO's sole judgment, requires a change in electricity deliveries by SELLER, SELLER shall immediately suspend or reduce electricity deliveries as requested by HELCO's System Operator upon oral or written notice, as appropriate, to the extent required to eliminate such adverse impact. If HELCO's System Operator determines that an immediate danger to personnel or equipment exists, HELCO's System Operator may remotely separate the Facility from HELCO's electrical system by tripping the Facility's synchronizing breakers via the Energy Management System without prior notice.

  A.  Facility Problems
      -----------------

  If the operation of the Facility is causing or substantially contributing to an adverse condition described in Section 4.1 due to the failure to meet the requirements of Section 2.1D, 3.2B(1), (2), or (3), or Good Engineering and Operating Practices, SELLER shall, at its own cost, modify its electric equipment or operations to the extent necessary to promptly resume full deliveries of electricity at the quality of electric service required. Upon SELLER's reasonable request, HELCO will modify its electrical system to assist SELLER in resuming full deliveries, provided that SELLER reimburses HELCO for
                                    -------- ----
all costs and expenses incurred by HELCO in making such modifications.


  HELCO and SELLER shall use all reasonable efforts to minimize the frequency and duration of any such conditions and shall seek to promptly restore full deliveries of electricity in accordance with the terms of this Agreement.

  B.  HELCO System Problem
      --------------------

  In the event that a system emergency, safety problem, forced outage or period of unscheduled maintenance on HELCO's electrical system which cannot reasonably be coordinated with SELLER's period of maintenance or shutdown is the cause of an adverse condition described in this Section 4.1, HELCO shall use all reasonable efforts to limit the duration of any such occurrence or take other appropriate action so that full deliveries of electricity by SELLER can be restored as soon as practicable. If HELCO suspends or reduces deliveries from the Facility pursuant to this Section 4.1B it shall, as soon as practicable, provide a written statement to SELLER setting forth the reasons for such suspension or reduction requests and the likely duration thereof.

4.2  No Obligation to Accept Energy
     ------------------------------

  A. During periods in which SELLER has reduced or suspended deliveries of electricity as requested by HELCO or if the Facility has been separated from HELCO's electrical system pursuant to Section 4.1 in circumstances described in
Section 4.1A, HELCO shall have no obligation to accept any energy which might otherwise have been received from the Facility during such period, and HELCO shall have no obligation to pay for energy which otherwise would have been available or received from the Facility during such period, and the Facility shall be considered unavailable during such period for purposes of calculating SELLER's EAF or other performance standards.

  B. During periods in which SELLER has reduced or suspended deliveries of electricity as requested by HELCO pursuant to Section 4.1, in circumstances described in Section 4.1B, HELCO shall have no obligation to accept any energy which otherwise would have been received from the Facility during such period. However, HELCO shall pay for energy (to the extent accepted) in accordance with
Section 5.1, and the duration of the period of separation will not be counted against SELLER's EAF or EFOR or for the purpose of calculating any other performance standard.

  C. SELLER shall be paid the Capacity Charge regardless of whether SELLER has reduced or suspended deliveries of electricity pursuant to Section 4.1, in circumstances described in either Section 4.1A or Section 4.1B.

4.3  Initiation by SELLER
     --------------------

  If SELLER suspends, or can reasonably anticipate the need to suspend or substantially reduce, deliveries of electricity below the level called for by HELCO Dispatch pursuant to Section 3.3A for any reason other than a request by HELCO pursuant to Section 4.1B, it shall provide immediate oral notice and subsequent written notice to HELCO as soon as practicable, containing a reasonably detailed statement of the reasons for such suspension or reduction and the likely duration thereof. SELLER shall use its reasonable best efforts to restore full deliveries of electricity as soon as practicable.

                         ARTICLE V - RATES FOR PURCHASE

5.1  Capacity and Energy Purchased by HELCO
     --------------------------------------

  Subject to the other provisions of this Agreement, HELCO shall accept and pay for electrical energy generated by the Facility and delivered to HELCO and shall make capacity payments to SELLER as set forth herein. Electrical energy and capacity (demand) shall be metered in accordance with Section 3.2E and such metering shall constitute the official and legal measurements for any payments hereunder.

  Prior to the Phase 1 In-Service Date and the Phase 2 In-Service Date, HELCO will use its reasonable best efforts to accept energy from the Facility during the testing of each of the generation units. SELLER shall provide to HELCO a written, detailed, and comprehensive start-up plan thirty (30) days in advance of delivering any energy to HELCO and shall provide written notice to HELCO of any changes to such start-up plan as soon as reasonably practicable, but no less than three (3) days in advance of implementing those changes. SELLER shall use reasonable efforts to coordinate such start-up and testing so as to minimize any additional costs to HELCO by departing from economic dispatch in the operation of HELCO's electrical system. To the extent such costs are reasonably determined to exceed those which would have resulted from the testing of HELCO's own generating units of similar type and size, SELLER shall either modify its start-up and testing plan to accommodate HELCO's reasonable requests or reimburse HELCO for such additional costs. Electric energy delivered to HELCO pursuant hereto shall be considered non-firm, unscheduled energy, but must meet all of the quality standards established in this Agreement. HELCO shall only pay Energy Charges for any such energy actually delivered from the Facility.

  A.  Energy Charge
      -------------

  The monthly Energy Charge shall be computed by the following formula:

  Energy Charge   =  (Fuel Component + Variable
                      O&M Component) x (.98)

            where:

              Fuel Component = Fuel Component\BASE\ x Facility\PRICE/Fuel\BASE\

              Variable O&M
                Component = Variable O&M Component\BASE\x
                               GDPIPD\CURRENT/GDPIPD\BASE\

  The terms in the above formula shall have the following meanings as stated:

          Fuel\BASE\:      $4.35324/mmBtu, for Fuel defined as "#2 Diesel" (and
                           a higher heating value of 5,860,000 BTU per barrel).

          Facility\PRICE:  During the term of the Fuel Supply Agreement, the
                           Facility Price (stated in $/mmBtu) shall be equal to HELCO's total cost of delivered No. 2 fuel oil at Keahole, including all ocean and land transportation charges, demand charges, storage charges, and taxes, duties and other charges as shown in HELCO's Monthly Fuel Oil Adjusted Factor Filing, or if such cost categories are not reflected in such filing, in a written statement prepared by HELCO and certified by an officer of HELCO which indicates each of the foregoing cost items for delivery of fuel in the volume required by a facility similar in size to the Facility. If such filing is not made on a timely basis, or is not accurate or does not represent generally available market conditions to SELLER, or upon the expiration or termination of the Fuel Supply Agreement, the Facility Price shall be the actual cost of Fuel delivered to the Facility, including all ocean and land transportation charges, demand charges, storage charges, and taxes, duties and other charges; provided that, upon expiration of the Fuel
                                    -------- ----
                           Supply Agreement HELCO shall have the option of supplying the Facility with Fuel pursuant to reasonable and mutually acceptable definitive terms and conditions.

          GDPIPD\CURRENT\: The meaning as described in Attachment I.

          GDPIPD\BASE\:    The meaning as described in Attachment I.

     Fuel Component\BASE\: The Fuel Component\BASE\ shall be calculated as described in the following respective equations:

                           1. When two (2) combustion turbines (CT) are in
                              combined cycle operation under equal dispatch levels and the Facility is being dispatched at a level of at least twenty-four (24) MW:

                            Fuel Component\BASE\ (2 CT) in dollars =
                            /P/
                             (SIGMA) [(4.50943 x 10/-12/ x L\i\/2/ - 6.07269
                               /i=1/
                               x 10/-7/ x L\i\ +
                                   5.51199 x 10/-2/) x KWH\i\]

                           Where L\i\ is the integrated fifteen (15) minute load in kilowatts when SELLER has placed both combustion turbines in combined cycle operation,

                           KWH\i\ is the amount of kilowatt-hours purchased by HELCO during the associated fifteen (15) minute period,

                           and P is the total number of fifteen (15) minute periods during the Billing Period in which both combustion turbines are in combined cycle operation.

                           2. When two (2) combustion turbines (CT) are in
                              combined cycle operation under equal dispatch levels and the Facility is being dispatched at a level of at least sixteen (16) MW but less than twenty-four (24) MW:

                            Fuel Component\BASE\ (2 CT) in dollars =

                           /P/
                           (SIGMA) [(4.35571 x 10/-11/ x L\i\/2/ - 2.45200 x
                            /i=1/
                            10/-6/xL\i\ +

                              7.71282 x 10/-2/) x KWH\i\]

                           Where L\i\ is the integrated fifteen (15) minute load in kilowatts when SELLER has placed both combustion turbines in combined cycle operation,

                           KWH\i\ is the amount of kilowatt-hours purchased by HELCO during the associated fifteen (15) minute period, and P is the total number of fifteen (15) minute periods during the Billing Period in which both combustion turbines are in combined cycle operation.


                           3. When one (1) combustion turbine (CT) is in
                              combined cycle operation:

                           Fuel Component\BASE\ (1 CT) in dollars =
                           /P/
                           (SIGMA) [(4.97822 x 10/-11/ x L\i\/2/ - 2.67373 x
                            /i=1/
                           10/-6/   x L\i\+

                           7.37449 x 10/-2/) x KWH\i\]

                           Where L\i\ is the integrated fifteen (15) minute load in kilowatts when SELLER has placed such combustion turbine in combined cycle operation,

                           KWH\i\ is the amount of kilowatt-hours purchased by HELCO during the associated fifteen (15) minute period,

                           and P is the total number of fifteen (15) minute periods during the Billing Period in which such combustion turbine is in combined cycle operation.

                           4. When one (1) combustion turbine (CT) is in Simple
                              Cycle operation prior to the Phase 2 In-Service
                              Date:

                           Fuel Component\BASE\ (1 CT) in dollars =
                           /P/
                           (SIGMA) [(7.49648 x 10/-11/ x L\i\/2/ - 3.32621 x
                            /i=1/
                           10/-6/  x L\i\ +

                              8.56126 x 10/-2/) x KWH\i\]

                           Where L\i\ is the integrated fifteen (15) minute load in kilowatts when SELLER has placed such combustion turbine in Simple Cycle operation,

                           KWH\i\ is the amount of kilowatt-hours purchased by HELCO during the associated fifteen (15) minute period,

                           and P is the total number of fifteen (15) minute periods during the Billing Period in which such combustion turbine is in Simple Cycle operation.

                           5. After the Phase 2 In-Service Date, when only one
                              (1) combustion turbine (CT) is in Simple Cycle operation:

                           Fuel Component\BASE\ (CT) in dollars =
                           /P/
                           (SIGMA)  [(13.0662 x 10/-11/ x L\i\/2/ - 5.44047 x
                           /i=1/
                           10/-6/   x L\i\ +
                              0.107491) x KWH\i\]

                           Where L\i\ is the integrated fifteen (15) minute load in kilowatts when SELLER has placed such combustion turbine in Simple Cycle operation,

                           KWH\i\ is the amount of kilowatt-hours purchased by HELCO during the associated fifteen (15) minute period,

                           and P is the total number of fifteen (15) minute periods during the Billing Period in which such combustion turbine is in Simple Cycle operation.

                           6. After the Phase 2 In-Service Date, if the Facility is operating both combustion turbines in Simple Cycle operation, the Fuel Component\BASE\ equation in (5) above shall be applied to the output of each combustion turbine individually. The two resultant Fuel Component calculations shall be summed to arrive at the total Fuel Component for the related Billing Period.

                           7. If the Facility is operating in combined cycle operation and HELCO's System Operator has requested that the combustion turbines operate at unequal dispatch levels, the Fuel Component equation in (3) above shall be computed separately for each combustion turbine and summed together to obtain the total Fuel Component for the related Billing Period; provided however, L\i\ for each calculation shall
                           ----------------
                           represent the integrated fifteen (15) minute load in kilowatts for the output of the related combustion turbine plus its associated steam turbine output.

          Variable O&M Component\BASE\:

                           The Facility's Variable O&M Component\BASE\ shall consist of:

                           (i) a "Variable Component" of $0.00092 per kWh (1995
                              $); and

                           (ii) an "Overhaul Component" of $103.43 per
                              combustion turbine operating hour (1995 $).

Variable and Overhaul Components each shall be escalated annually by the factor of GDPIPD\CURRENT/GDPIPD\BASE\ as described in "Attachment I."

  In the computation of the Energy Charge, the Fuel Component\BASE\ (the quantity multiplied by the kWh purchased by HELCO in each fifteen (15) minute period in the Fuel Component equations above), and the Variable O&M Component\BASE\ shall each be rounded to six (6) places after the decimal (e.g.,0.123456).

  A sample of the Energy Payment calculation is provided in "Attachment P."

  B.  Capacity Charge
      ---------------

     Prior to the Phase 2 In-Service Date, the monthly Capacity Charge shall be computed by the following formula:

       Capacity Charge = Firm Capacity (kW) x Capacity Rate
                         + Fixed O&M Component

     On and after the Phase 2, In-Service Date, the monthly Capacity Charge shall be computed by the following formula:

  Capacity Charge = [Firm Capacity-2,000] (kW) x Capacity Rate
                    + Fixed O&M Component

     The terms in the above formulas shall have the following meanings as stated:

     "Capacity Rate" - Subject to other provisions in this Section 5.1B, the monthly Capacity Rate shall be $15.43/kW/month.

     "Fixed O&M Component" - The Fixed O&M Component shall be $196,754.16 per month (1995 $) and shall be escalated annually by the factor of (GDPIPD\CURRENT/GDPIPD\BASE\), as described in "Attachment I."

     (1) Calculation of the Monthly Capacity Charge.

       The monthly Capacity Charge shall be based on the Firm Capacity of the Facility as determined in accordance with Section 3.2C(22) (minus two (2) MW of capacity during the Phase 2 Period for which there shall be no charge), regardless of the actual level of dispatch of the Facility; provided that, if, at HELCO's request, the Facility
                          -------------
provides additional capacity above the Firm Capacity, the Capacity Charge during such month shall be based on the higher level of capacity requested by HELCO and delivered to HELCO at the Metering Point.

     (2)  Acceptance Tests.

     The Capacity Charge payments under this Section 5.1B, shall begin or be adjusted when the Facility has completed the acceptance tests referred to in
Section 3.2C(22) and SELLER declares that the Facility has achieved the Phase 1 In-Service Date or Phase 2 In-Service Date, as the case may be.

     (3) Capacity Shortfall; Corrective Period.

     In the event the acceptance tests conducted in accordance with Section 3.2C(22) demonstrate that the Facility is unable to provide a Firm Capacity of at least fifty-seven (57) MW at the time of the Phase 2 In-Service Date, the following provisions shall apply:

          (a) If the Facility achieves a capacity level of between forty-two
(42) MW and fifty-seven (57) MW, the Phase 2 In-Service Date Deadline will be deemed to be met, provided that SELLER shall, during the next twelve (12) months
                  -------- ----
or such shorter period during which the Facility achieves Committed Capacity, if applicable (the "Corrective Period"), use its reasonable best efforts to increase the Facility's capacity level to the Committed Capacity.

          (b) During the Corrective Period, the Capacity Rate applicable for such period shall be reduced by one (1) percentage point for each one percent (1%) that such capacity level is below ninety percent (90%) of the Committed Capacity.

          (c) If, at the end of the Corrective Period, the Facility has not achieved a Firm Capacity level of at least fifty-four thousand (54,000) kW, (i) the Committed Capacity shall be reset at the Firm Capacity level achieved by the Facility during its most recent Capacity Test conducted pursuant to
Section 3.2C(22) and (ii) until the Firm Capacity is revised by a subsequent Capacity Test in accordance with Attachment L, the Capacity Rate shall be reduced by the Corrective Amount to reflect the value of the diminished capacity level; provided however, the Firm Capacity shall not be adjusted after the
       -------- -------
Corrective Period without HELCO's prior consent. The Corrective Amount shall be calculated as follows:

Corrective Amount (in $/kW/year) =  150 - 0.0025 X Firm Capacity (in kW)

So long as the Facility has achieved a capacity level of at least forty-eight thousand (48,000) kW, the foregoing adjustments to the level of Committed Capacity and the Capacity Charge shall be HELCO's sole and exclusive remedy for the Facility's failure to achieve the guaranteed capacity level. If the Facility has not achieved a capacity level of at least forty-eight thousand (48,000) kW after the Corrective Period, then HELCO shall be entitled to all rights and remedies provided hereunder.

  C.  Hawaii General Excise Tax
      -------------------------

     HELCO shall not be liable for payment of the applicable Hawaii General Excise Tax levied and assessed against SELLER as a result of this Agreement. The rates and charges in this Article V shall not be adjusted by reason of any subsequent increase or reduction of the applicable Hawaii General Excise Tax, except to the extent such tax applies to other generation units owned by HELCO.

  D.  No Payment of Emission Fees
      ---------------------------

     HELCO shall not be liable for payment of the applicable air pollutant emission fees imposed by the DoH or U.S. EPA on SELLER as a result of operating or having the potential to operate the Facility.

  E.  No Payment of Other Taxes or Fees
      ---------------------------------

     HELCO shall not be liable for payment of nor reimbursement of any SELLER payment of any new or modified tax or fee imposed by any governmental body, except to the extent such tax applies to other generation units owned by HELCO.


                        ARTICLE VI - BILLING AND PAYMENT

6.1  Monthly Invoice
     ---------------

     As soon as practicable, but not later than the tenth (10th) Business Day of each Calendar Month, HELCO shall provide SELLER with the appropriate data for SELLER to compute the payment due for capacity provided and electricity delivered to HELCO in the preceding Calendar Month as determined in accordance with this Agreement. SELLER shall compute the Capacity Charge for the same Calendar Month and promptly thereafter submit an invoice ("Monthly Invoice") for the Capacity Charge and Energy Charge to be paid to SELLER for the preceding Calendar Month. Each Monthly Invoice shall include SELLER's backup data for the computation of the Capacity Charge and the Energy Charge. Unless and until HELCO designates a different address, the Monthly Invoice shall be delivered to:

               Hawaii Electric Light Company, Inc.
               1200 Kilauea Avenue
               Hilo, Hawaii  96720-4295
               Attention:  Manager of Production (or such other individual as HELCO may designate in writing)

6.2  Payment
     -------

     As soon as practicable, but in no event later than five (5) Business Days following HELCO's receipt of the Monthly Invoice from SELLER, HELCO shall pay, in immediately available funds, such monthly Capacity Charge and Energy Charge payments as computed in Article V, or provide to SELLER an itemized statement of its objections to all or any portion of such Monthly Invoice and pay any undisputed amount. If any Capacity Charge or Energy Charge payments are made more than five (5) Business Days after HELCO's receipt of the related Monthly Invoice, HELCO shall also include interest on such payments, which shall be computed at a rate equal to the Prime Rate plus two (2) percentage points per annum.

6.3  Adjustments
     -----------

     In the event adjustments are required to correct inaccuracies in Monthly Invoices, the party requesting adjustment shall use the method described in
Section 3.2E(4), if applicable, to determine the correct measurements, and shall recompute the amounts due during the period of such inaccuracies. Except as noted below, the difference between the amount paid and that recomputed for each Monthly Invoice affected shall be paid, or repaid, with interest from the date that such Monthly Invoice was payable until the date that such recomputed amount is paid at the average daily Prime Rate at the Bank of Hawaii for the period, or objected to by the party responsible for such payment within thirty (30) days following its receipt of such request. All claims for adjustments shall be waived for any deliveries of electricity made more than thirty-six (36) months preceding the date of any such request. Adjustments to correct Monthly Invoices resulting from escalation indices not being published at the time such Monthly Invoices were prepared shall be paid or refunded without interest. The escalation indices initially published by the appropriate governmental or industry body for the period covered by the invoice shall be the indices applied.

6.4  Other Payments
     --------------

     Any amounts due from either party under this Agreement other than monthly Energy Charges and Capacity Charges shall be paid or objected to within thirty
(30) days following receipt from either party of an itemized invoice from the other party setting forth, in reasonable detail, the basis for such invoice.

                             ARTICLE VII - DEFAULT

7.1  Events of Default
     -----------------

  A.  Default by SELLER
      -----------------

     The occurrence of any of the following events at any time during the Term of this Agreement shall constitute an "Event of Default" by SELLER:

     (1) By (a) fifteen (15) months after the Phase 1 In-Service Date Deadline or Phase 2 In-Service Date Deadline, respectively and in each case, as extended for Force Majeure, the Facility has not achieved the Phase 1 In-Service Date or Phase 2 In-Service Date, respectively (including satisfaction of all conditions associated therewith in accordance with Section 2.3A(3) and (4)) or (b) thirty-six (36) months after the PUC Approval Date or fifty-four (54) months after the PUC Submittal Date, the Facility has not achieved the Phase 2 In-Service Date; provided, that the Events of Default referred to in this Section 7.1A(1) once
--------  ----
triggered shall not be subject to Section 7.2C.

     (2) HELCO declares an Event of Default in accordance with Section 2.4A(1).

     (3) HELCO declares an Event of Default pursuant to Section 2.3B(1).

     (4) SELLER shall fail to pay HELCO any amount as and when due under this Agreement (less any amounts disputed in good faith pursuant to Article XIV) and neither SELLER nor the Financing Parties remedy such non-payment within ten (10) days after written demand therefor by HELCO served upon SELLER with a copy served upon the Financing Parties.

     (5) SELLER shall fail to operate, maintain or repair the Facility in accordance with the terms of this Agreement such that a condition exists in the Facility which has an adverse physical impact on HELCO's electrical system or the equipment of HELCO's customers or which HELCO reasonably determines presents an immediate danger to personnel or equipment, and SELLER shall fail to initiate and diligently pursue reasonable action to cure such failure within seven (7) days after actual receipt by SELLER and the Financing Parties of demand therefor by HELCO; provided, that in the event SELLER fails to initiate and diligently pursue reasonable action to cure such failure within such seven (7) day period, HELCO may, after providing written notice to SELLER and Financing Parties, enter upon the Site, and undertake such reasonable action on behalf of SELLER, consistent within Good Engineering and Operating Practices, until either such adverse effect or danger is eliminated or HELCO is reasonably satisfied that SELLER has initiated and is diligently pursuing such reasonable action; and provided, further, that, such right, if exercised, shall be HELCOOs exclusive remedy for SELLER's failure to act within the period required herein. SELLER shall bear or reimburse HELCO for, as the case may be, for all reasonable, documented, out-of-pocket costs incurred by HELCO in connection with such reasonable actions taken by HELCO on behalf of SELLER as provided herein, and shall cooperate in good faith with HELCO in providing access to the Facility and the Site, in the event HELCO elects to undertake such action as provided herein.

     (6) SELLER shall abandon the Facility prior to the Phase 2 In-Service Date or shall fail to maintain continuous service to the extent required by this Agreement when it has the technical capability to do so for a period of seven
(7) or more consecutive days, the last twenty-four (24) hours of which shall be after notice by HELCO to SELLER that it is not in compliance with this provision, unless such abandonment or failure is caused by Force Majeure or an Event of Default by HELCO. For purposes of this Section 7.1A(6), (i) abandonment of the Facility during the construction phase shall mean the failure by SELLER, after the PUC Approval Date, to proceed with or prosecute in a diligent manner the planning, design, engineering, permitting, completion (including, without limitation, purchasing, accounting, training and administration) and start up of the Facility for a consecutive period of thirty (30) days, the last ten (10) days of which shall be after notice from HELCO to SELLER that it is not in compliance with this provision; and (ii) technical capability to maintain continuous service shall mean that the Facility could be operated in a safe manner at that time in accordance with Good Engineering and Operating Practices.

     (7) SELLER shall be found by the professional engineering firm retained from the Qualified Independent Engineers List to have failed to initiate and diligently pursue adequate action to comply with such firm's recommendations after proper notification as required by Section 3.3D(1).

     (8) SELLER shall fail to meet the performance requirements specified in
Section 3.2D(1) or Section 3.2D(2) by more than five (5) percentage points on average in any two (2) full consecutive Contract Years or by more than ten (10) percentage points for any one (1) full Contract Year after the Phase 2 In-Service Date or shall fail to have the capability of supplying upon request of HELCO Dispatch the Firm Capacity specified in Section 3.2D(3) by ten percent (10%) or more for any two (2) full consecutive Contract Years unless such failure is due to a Force Majeure event, a Catastrophic Equipment Failure, or a major outage pre-approved by HELCO pursuant to Section 3.2B(6) as required to prevent a Catastrophic Equipment Failure.

     (9)  SELLER shall fail to meet the performance requirements specified in
Section 3.2D(5) by more than three (3) Unit Trips in each of any two (2) consecutive Contract Years, or the Facility experiences twelve (12) or more Unit Trips in any one (1) full Contract Year after the Phase 2 In-Service Date.

     (10) SELLER shall (a) be dissolved, be adjudicated as bankrupt, or become subject to an order for relief under any federal bankruptcy law; (b) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (c) make a general assignment of substantially all its assets for the benefit of creditors other than to the Financing Parties; (d) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for itself or any substantial part of its property; (e) institute any proceedings seeking an order for relief or to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (f) take any action to authorize or effect any of the foregoing actions.

     (11) Without the application, approval or consent of SELLER, a receiver, trustee, examiner, liquidator or similar official shall be appointed for SELLER, or any part of its property, or a proceeding described in Section 7.1A(10)(e) shall be instituted against SELLER and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days or SELLER shall fail to file in a timely manner, an answer or other pleading denying the material allegations filed against it in any such proceeding.

     (12) Without the prior written consent of HELCO, SELLER shall transfer, convey, lose or relinquish its right to own the Facility or to occupy the Site to any person, except an entity to whom SELLER may assign this Agreement under
Article XVII or Article XIX.

     (13) SELLER shall fail to make all reasonable efforts to restore the Facility to full or substantially full operating condition to the extent it is determined, after consultation with HELCO and the Financing Parties following settlement of any casualty loss, to be reasonable to do so and such failure continues for thirty (30) days after written demand therefor by HELCO.

     (14) HELCO shall declare an event of default under the Security Documents, which event of default shall not have been cured within the time permitted for such cure therein.

     (15) SELLER shall fail to maintain in full force and effect throughout the Term either the Guarantee(s) or a letter of credit or bond in substitution therefor in accordance with the provisions of Article XXI.

     (16) The Guarantor(s) or the issuer of the letter of credit or bond provided in substitution for the Guarantee(s) pursuant to Article XXI shall fail to pay to HELCO any amount as to which it has a proper claim, as and when due under such Guarantee(s), letter of credit or bond, respectively, and neither the Guarantor(s), such issuer nor the Financing Parties remedy such non-payment within forty-five (45) days after written demand therefor by HELCO served upon the Guarantor(s) or such issuer, as appropriate, with a copy served upon the Financing Parties.

     (17) SELLER shall fail to provide to HELCO in accordance with Article XXI an acceptable letter of credit or bond in substitution for the Guarantee(s) within thirty (30) days after the occurrence, with respect to the Guarantor(s), of any of the events specified in paragraphs (10) or (11) of this Section 7.1A as constituting an Event of Default upon the occurrence thereof with respect to Guarantor(s) instead of SELLER.

     (18) SELLER shall fail to comply with an arbitrator's decision under
Article XIV within thirty (30) days after such decision becomes binding on the parties in accordance with Section 14.2E or, if such decision cannot be complied with within thirty (30) days, SELLER shall fail to have commenced efforts designed to comply and diligently continued such efforts until compliance is attained.

     (19) SELLER shall fail to perform a material obligation of this Agreement not otherwise specifically referred to in this Section 7.1A, which failure has a material adverse effect on SELLER's delivery of capacity and energy to HELCO in accordance with the terms of this Agreement and which failure shall continue for forty-five (45) days after written demand by HELCO for performance thereof.

  B.  Default by HELCO
      ----------------

     The occurrence of any of the following at any time during the Term of this Agreement shall constitute an "Event of Default" by HELCO:

     (1) HELCO shall fail to pay SELLER any amount as and when due under this Agreement (less any amounts disputed in good faith pursuant to Section 6.2 or Article XIV) and shall fail to remedy such non-payment within ten (10) days after demand therefor from SELLER.

     (2) HELCO shall fail to construct, operate, maintain or repair the Interconnection Facilities for which HELCO is responsible for under the Interconnection Agreement, in accordance with the terms of this Agreement, such that the safety of persons or property, the Facility, SELLER's equipment, or SELLER's entitlement to payments hereunder for capacity or energy is adversely affected, and shall fail to cure such failure within fourteen (14) days after demand therefor from SELLER.

     (3) HELCO shall abandon the Interconnection Facilities or shall discontinue purchases of capacity and energy required under this Agreement, unless such discontinuance is caused by reasons of Force Majeure or an Event of Default by SELLER.

     (4) HELCO shall (a) be dissolved, be adjudicated as bankrupt, or become subject to an order for relief under any federal bankruptcy law; (b) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (c) make a general assignment of substantially all its assets for the benefit of creditors, other than to the Trustee under its First Mortgage Indenture dated December 1, 1938, as amended; (d) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for itself or any substantial part of its property; (e) institute any proceedings seeking an order for relief or to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or (f) take any action to authorize or effect any of the foregoing actions.

     (5) Without the application, approval or consent of HELCO, a receiver, trustee, examiner, liquidator or similar official shall be appointed for HELCO or any part of its respective property, or a proceeding described in
Section 7.1B(4)(e) shall be instituted against HELCO and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days or HELCO shall fail to file timely an answer or other pleading denying the material allegations filed against it in any such proceeding.

     (6) HELCO shall fail to comply with an arbitrator's decision under
Article XIV within thirty (30) days after such decision becomes binding on the parties in accordance with Section 14.2E or, if such decision cannot be complied with within thirty (30) days, HELCO shall fail to have commenced efforts designed to comply and diligently continued such efforts until compliance is attained.

     (7) HELCO shall fail to perform a material obligation of this Agreement not otherwise specifically referred to in this Section 7.1B, which failure shall have a material adverse effect on its ability to accept and pay for, or SELLER's ability to deliver, capacity and energy in accordance with the terms of this Agreement and which failure shall continue for forty-five (45) days after written demand by SELLER for performance thereof.

  C.  Right to Cure Default
      ---------------------

     (1) Cure Period - An Event of Default shall not be declared or deemed to exist if the defaulting party cures such Event of Default within forty-five (45) days of receipt of notice from the non-defaulting party or, if a cure may not be effected within such forty-five (45) day period, the defaulting party commences its reasonable best efforts to cure such Event of Default during such period and diligently pursues such efforts to completion. This provision shall not apply to an Event of Default under Sections 7.1A(1),(8),(9), (10), (11) or (18) or Sections 7.1B (4), (5) or (6).

     (2) Effect of Cure on Event of Default - If an Event of Default occurs (or if conditions exist which would permit HELCO or SELLER to declare an Event of Default) and if such Event of Default (or the conditions which would permit HELCO or SELLER to declare an Event of Default) is cured prior to any invocation of remedies therefor, remedies (other than the payment of damages associated with such Event of Default) for such Event of Default shall not thereafter be invoked.

7.2  Rights and Obligations of the Parties Upon Default
     --------------------------------------------------

  A.  Notice of Default
      -----------------

     Upon the occurrence of an Event of Default specified in Section 7.1, the non-defaulting party shall deliver to the defaulting party (with a copy to the Financing Parties and/or the collateral agent designated therefor) a written notice which (i) declares that an Event of Default has occurred under
Section 7.1 of this Agreement; and (ii) identifies the specific provision or provisions of such Section under which such Event of Default shall have occurred.

  B.  Right to Terminate
      ------------------

     If an Event of Default under Section 7.1 shall have occurred and not been cured within the cure periods provided in Section 7.1C, or, as to Events of Default under Sections 7.1A(8) or (9) pursuant to the remedial provisions described therein, or such other cure periods provided under the Financing Documents to which HELCO is a party, as applicable, the non-defaulting party shall have the right to terminate this Agreement by delivering a written notice of termination which shall be effective thirty (30) days from the date such notice is delivered; provided, that if such notice of termination is not given
                     --------  ----
within thirty (30) days of the date such right to terminate is triggered, such termination shall not be effective.

  C.  Right to Demand Independent Engineering Assessment and Modification
      -------------------------------------------------------------------

     (1) If an Event of Default described in Section 7.1A(8) or (9) occurs, HELCO shall, prior to exercising its rights under Section 7.2A or Section 7.2B on the basis thereof, give written notice to SELLER that it will obtain an Independent Engineering Assessment concerning the failure to meet the specified warranted levels. Within thirty (30) days after receipt by SELLER of such notice, a president, vice president, or other authorized delegate of HELCO and SELLER, both having full authority to settle the matter, shall personally meet in Hawaii and attempt in good faith to make the determination described in
Section 7.2C(2). If these officials reach agreement on a determination, the provisions of 7.2C(3) and (4) shall apply thereto. If no meeting takes place within thirty (30) days of SELLER's receipt of the aforesaid written notice, or if agreement between these officials is not reached within forty-five (45) days of SELLER's receipt of such notice, HELCO may at any time thereafter require that an Independent Engineering Assessment be conducted in accordance with
Section 3.3D except that in every instance all costs of such Independent Engineering Assessment shall be borne by SELLER.

     (2) The representatives of the parties or the Qualified Independent Engineer based on the Independent Engineering Assessment, as applicable, shall determine whether there are commercially reasonable changes in the Facility, or in the manner in which SELLER operates the Facility, which (i) could be implemented within two hundred and seventy (270) days (or such other time period which HELCO and SELLER mutually agree upon) after the Qualified Independent Engineer's or the representatives' decision, and (ii) could reasonably be expected to result in future operation of the Facility in each Contract Year at the following levels:

     (a) An EAF not less than ninety percent (90%) computed in accordance with
Section 3.2D(1);

     (b) An EFOR not to exceed four percent (4%) computed in accordance with
Section 3.2D(2);

     (c) The Facility shall have the capability, within Good Engineering and Operating Practices and within the design limitations of the Facility equipment, of producing not less than ninety percent (90%) of the Firm Capacity; or

     (d) No more than six (6) Unit Trips in any Contract Year.

     (3) If the representatives of the parties or the Qualified Independent Engineer based on the Independent Engineering Assessment, as applicable, determine that there are no commercially reasonable changes meeting the requirements of paragraph (2) above, HELCO may thereafter declare an Event of Default on the basis of the failure described in Section 7.1A(8) or (9) which preceded HELCO's request for an Independent Engineering Assessment.

     (4) If the representatives of the parties or the Qualified Independent Engineer based on the Independent Engineering Assessment, as applicable, determine that there are commercially reasonable changes meeting the requirements of paragraph (2) above, HELCO may not declare an Event of Default on the basis of the failure described in Section 7.1A(8) or (9) which preceded HELCO's request for an Independent Engineering Assessment unless SELLER either (i) fails to diligently carry out such recommended changes as determined in accordance with the procedures and requirements set forth in Section 3.3D or (ii) implements such changes but the Facility nevertheless does not meet the standards of Section 7.2C(2) in the first full Contract Year after such changes are implemented; provided that, if
                                                             -------- ----
such right to declare an Event of Default is not exercised within three (3) months after such first full Contract Year, HELCO shall be deemed to have waived such right.

     (5) The remedies provided in this Section 7.2C shall be HELCO's sole and exclusive remedy pending the determinations set forth herein and, if applicable, implementation of changes to the Facility as prescribed herein.

  D.  Other Rights Upon Default
      -------------------------

     Upon the occurrence of an Event of Default by either party, the non-defaulting party, subject to the rights described in Sections 7.1C, 7.2B, 7.2C and Article XIV of this Agreement, may exercise, at its election, any rights and claim and obtain any remedies it may have at law or in equity, including, but not limited to, compensation for monetary damages, injunctive relief and specific performance.


                 ARTICLE VIII - LIQUIDATED DAMAGES FOR FAILURE
                    TO ATTAIN WARRANTED PERFORMANCE; BONUSES


     Recognizing that HELCO must provide the ultimate service to its customers and that the capacity and energy produced by the Facility is needed to meet the requirements of HELCO's customers, and in order to avoid the difficulties of proof in connection with the damages HELCO would incur in the event of a failure of the Facility to meet the performance standards herein, the parties agree that the following Liquidated Damages for failure by SELLER to attain warranted performance (1) constitute a reasonable and good faith pre-estimate of the anticipated or actual loss or damage which would be incurred by HELCO as a result of such failure, (2) are not intended as a penalty, (3) may be invoked by HELCO to ensure that the Facility meets the performance standards established under this Agreement and (4) constitute HELCO's sole and exclusive remedy, except as otherwise specifically provided in Article VII.

8.1  Liquidated Damages
     ------------------

  A.  Equivalent Availability Factor
      ------------------------------

For each one-tenth (1/10) of a percentage point that the Equivalent Availability Factor falls below the guaranteed level specified in Section 3.2D(1) on average for the current Contract Year and previous Contract Year (minimum twenty-four
(24) month continuous period is to be used) down to ten (10) percentage points below such guaranteed level, SELLER shall pay to HELCO

Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand at the end of the current Contract Year in accordance with Section 8.2.

Amount Below Guaranteed Level

   0% - 4.9%         $ 7,500 (1998 $) per 0.1%
 5.0% - 9.9%         $10,000 (1998 $) per next 0.1% and thereafter until 10.0%

For each one-tenth (1/10) of a percentage point that the Equivalent Availability Factor of the Facility falls ten (10) percentage points or more below the guaranteed level specified in Section 3.2D(1) on average for the current Contract Year and previous Contract Year (minimum twenty-four (24) month continuous period is to be used) down to fifteen (15) percentage points below such guaranteed level, SELLER shall deposit in the Maintenance Account Twelve Thousand Dollars ($12,000) (1998 $) in accordance with Section 8.3.

  B.  Equivalent Forced Outage Rate
      -----------------------------

     For each one-tenth (1/10th) of a percentage point that the EFOR exceeds the guaranteed level in Section 3.2D(2) on average for the current Contract Year and the previous Contract Year (minimum twenty-four (24) month continuous period is to be used) up to ten percent (10%) above such guaranteed level, SELLER shall pay HELCO Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand at the end of the current Contract Year, in accordance with Section 8.2.

  Amount Above Guaranteed Level

   0% - 4.9%      $3,000 (1998 $) per 0.1%
 5.0% - 9.9%      $4,000 (1998 $) per next 0.1% and thereafter until 10.0%

For each one-tenth (1/10) of a percentage point that EFOR exceeds by ten (10) percentage points or more the guaranteed level specified in Section 3.2D(1) on average for the current Contract Year and previous Contract Year (minimum twenty-four (24) month continuous period is to be used) up to fifteen (15) percentage points above such guaranteed level, SELLER shall deposit in the Maintenance Account Five Thousand Dollars ($5,000) (1998 $) in accordance with
Section 8.3.

  C.  Ramp Derating Penalty
      ----------------------

     The parties acknowledge and agree that it is essential that the Facility has the capability to ramp both upwards and downwards at the ramp rates specified in Section 3.2C(25). In the event the Facility cannot achieve these ramp rates in accordance with Section 3.3A(2), SELLER shall pay Liquidated Damages for the ramp derating in the month following the derating in accordance with the following formula as illustrated in "Attachment K":

       $0.01981/kWh X Ramp Derating (kWh)

  This Liquidated Damage computation shall apply to the total period in which the derating persists; provided that, SELLER's liability under this Section 8.1C shall be subject to the limits set forth in Section 3.3A(2).

  D.  Excessive Unit Trips
      --------------------

     For each Unit Trip in excess of the limit set forth in Section 3.2D(5) on average for the current Contract Year and the previous Contract Year (minimum twenty-four (24) month continuous period is to be used), SELLER shall pay HELCO Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand at the end of the current Contract Year, in accordance with Section 8.2:

      Excessive Unit Trips
      --------------------

      1 - 3 unit trips        $5,000 per trip
      4 - 7 unit trips        $7,500 per next trip
      8 or more unit trips    $10,000 per next trip

8.2  Payment of Liquidated Damages
     -----------------------------

  SELLER shall pay the aggregate amount of Liquidated Damages for each Contract Year within thirty (30) days after such Contract Year; provided that, at
                                                       -------------
SELLER's option, SELLER may pay such amount in one-twelfth (1/12) increments per Calendar Month during the following Contract Year, along with a carrying charge on the balance of such amount computed at the Prime Rate plus three percent (3%) per annum. In the event SELLER fails to pay HELCO undisputed amounts of Liquidated Damages due under this Section 8.2 within thirty (30) days of receipt of HELCO's written demand, HELCO shall be entitled to seek payment under the Guarantee(s), or any replacement security provided in accordance with
Article XXI, and, to the extent SELLER's obligations to pay undisputed Liquidated Damages are not fulfilled thereafter, HELCO may offset such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.

8.3  Maintenance Account.
     --------------------

     SELLER shall establish an escrow account (the "Maintenance Account") to be held by a Financing Party or other entity approved by the Financing Parties. SELLER shall deposit monies in the Maintenance Account in accordance with Sections 3.3A(2), 8.1 and this Section 8.3. The aggregate amount, if any, required pursuant to Sections 3.3A(2) and 8.1 for each Contract Year, shall deposited by SELLER into the Maintenance Account within thirty (30) days after such Contract Year. Notwithstanding anything to the contrary in Section 8.1 or in this Section 8.3, the amount held in the Maintenance Account shall not exceed Four Million Dollars ($4,000,000) (1998 $) at any time and SELLER shall not be required to deposit any monies to the Maintenance Account to the extent such deposit shall cause the amount held therein to exceed Four Million Dollars ($4,000,000) (1998 $).

     Amounts held in the Maintenance Account shall be dedicated solely to fund maintenance, modification or repairs to the Facility on an expedited basis which are reasonably necessary to bring EAF or EFOR within guaranteed levels, to cure any problems giving rise to a ramp derating pursuant to Section 3.3A(2) or to otherwise enhance the Facility's ability to meet the performance standards in
Section 3.2D of this Agreement; provided, however, SELLER shall be entitled to
                                --------  -------
withdraw all amounts held therein upon the earlier of (i) once the EAF and EFOR levels are brought within such guaranteed levels for a period of two (2) consecutive years and any problems giving rise to a ramp derating are cured, or
(ii) termination of this Agreement. Amounts held in the Maintenance Account shall be invested pursuant to SELLER's instructions.

     SELLER shall be entitled to draw against the Maintenance Account upon presentation of an officer's certificate, signed by the president, vice-president, or other authorized delegate of SELLER, stating:

     (a) the amount required to be disbursed;

     (b) the person to which the disbursement is to be paid; and

     (c) either (i) that the disbursement is to fund maintenance, modification or repairs to the Facility reasonably necessary to bring EAF or EFOR, as the case may be, within guaranteed levels, to cure problems giving rise to a ramp derating or to otherwise enhance the Facility's ability to meet in the performance standards in Section 3.2D of this Agreement and that no portion of the amount then being requested to be disbursed has been set forth in any previous certificate requesting disbursement; (ii) that the EAF or EFOR level, as the case may be, has been within guaranteed levels for a period of two (2) consecutive years and that any problems giving rise to a ramp derating have been cured; or (iii) that this Agreement has been terminated.

Upon receipt of such certificate, the Financing Party or other entity holding the Maintenance Account shall disburse the amount set forth in (a) above to SELLER.

8.4  Adjustments
     -----------

     All of the dollar values noted in Sections 8.1A, 8.1B and 8.3 will be adjusted each Contract Year in accordance with "Attachment I."


           ARTICLE IX - HELCO'S INSPECTION OF FACILITY OPERATION AND USE OF FACILITY SITE; OPTION FOR SITE REPRESENTATIVE

9.1  Inspection of Facility Operation
     --------------------------------

     SELLER shall permit HELCO, its employees and agents (including but not limited to affiliates and contractors and their employees) to enter upon and inspect the Facility and SELLER's construction, operation and maintenance thereof from time to time, upon reasonable prior notice, provided that such
                                                         -------- ----
inspections shall not interfere with SELLER's operation of the Facility and do not occur more than four (4) times per year; provided further that to the extent
                                             -------- ------- ----
there exists a major operating problem with the Facility, HELCO shall be permitted to enter upon and inspect the Facility without regard to the four (4) times per year limitation. HELCO shall also be entitled to conduct non-intrusive site visits to the Facility personnel at the Site; provided that such visits
                                                   -------------
shall not occur more than once a month.

     If HELCO observes a condition during such inspections which it has reasonable cause to believe may have an adverse impact on SELLER's ability to fulfill its obligations under this Agreement, HELCO may make a written request for and SELLER shall provide a written report on such condition within thirty
(30) days. HELCO's inspection of SELLER's equipment or operation shall not be construed as endorsing the design thereof nor as any warranty of the safety or reliability of said equipment or operation nor as a waiver of any right by HELCO.

9.2  Entry for Work On Site
     ----------------------

     SELLER shall permit HELCO, its employees and agents (including but not limited to affiliates and contractors and their employees) to enter upon the Site, with such prior notice as is reasonable under the circumstances, to take such action as may be necessary in the reasonable opinion of HELCO to: (A) maintain, inspect, read and test meters and other HELCO equipment pursuant to
Section 3.2E, (B) to interconnect, interrupt, monitor or measure electrical generation produced at the Facility in accordance with the terms of this Agreement, and (C) to exercise any other rights HELCO may have under this Agreement.

9.3  Provision of Site Space
     -----------------------

     SELLER shall provide without charge suitable space on the Site for all HELCO equipment to be placed on the Site under this Agreement. Suitable space as used herein means space appropriate for the intended use with adequate electric power, air conditioning, telecommunication wiring, security, and other necessary building services. In addition, SELLER shall provide a means for reasonable access by HELCO to the Site, also without charge to HELCO. If HELCO exercises its rights to have a Site Rep under Section 9.5, SELLER will provide suitable office space at the Site for such Site Rep.

9.4  No Ownership Interest
     ---------------------

     Neither SELLER nor any Financing Party shall acquire any ownership interest or security interest in or lien or mortgage on any equipment installed, owned, and maintained at the Site by HELCO pursuant to this Agreement, and HELCO shall have a reasonable time after termination of this Agreement in which to remove such equipment.

9.5  HELCO Site Representative Option
     --------------------------------

     If HELCO reasonably believes, based on its review of the Facility's operating records and the Facility's actual failure to perform in accordance with the terms of this Agreement over a six (6) month period, that the Facility is not being operated in accordance with this Agreement, HELCO may, following ten (10) days' written notice to SELLER thereof, have a Site

Representative ("Site Rep") observe Facility operations continuously for a period of up to thirty (30) days. During this period, the Site Rep shall have access at all reasonable times to any and all operational areas of the Facility. SELLER shall comply with any reasonable request of the Site Rep for information concerning the operation (including fueling) and maintenance of the Facility. The Site Rep shall not adversely impact SELLER's operations and shall comply with SELLER's safety and related standards and conditions. HELCO shall be liable for any negligent actions or willful misconduct of the Site Rep that results in any injury or damage to any person (including the Site Rep), real property or personal property at or immediately adjacent to the Site, or adversely impacts SELLER's ability to operate the Facility.


                            ARTICLE X - AUDIT RIGHTS

10.1  Rights of HELCO
      ---------------

     HELCO shall have the right throughout the Term and for a period of three
(3) years following the end of the Term, as extended, upon reasonable prior notice, to audit the books and records of SELLER to the limited extent necessary to verify the basis for any claim by SELLER for payments from HELCO. HELCO shall not have the right to audit other financial records of SELLER. SELLER shall make such records available at its offices in Hawaii during normal business hours. HELCO shall pay SELLER's reasonable costs for such audits, including allocated overhead.

10.2  Rights of SELLER
      ----------------

     SELLER shall have the right throughout the Term and for a period of three
(3) years following the end of the Term, as extended, upon reasonable prior notice, to audit the books and records of HELCO to the limited extent necessary to verify the basis for charges invoiced by HELCO to SELLER under this Agreement. SELLER shall not have the right to audit other financial records of HELCO. HELCO shall make such information available during normal business hours at its offices in Hawaii. SELLER shall pay HELCO's reasonable costs for such audits, including allocated overhead.


                          ARTICLE XI - INDEMNIFICATION


11.1  Indemnification of HELCO
      ------------------------

     A. SELLER shall indemnify, defend, and hold harmless HELCO, its successors, permitted assigns, affiliates, controlling persons, directors, officers, employees, servants and agents, including but not limited to contractors and their employees (collectively referred to as an "Indemnified HELCO Party"), from and against any and all third party claims, demands, obligations, liabilities (including, without limitation, liabilities arising out of the doctrine of strict liability), losses, damages, penalties, fines, actions, suits, judgments, costs, expenses and disbursements (including without limitation, reasonable attorneys' fees and expenses) and proceedings of any nature whatsoever for personal injury or death or damage to property, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against, imposed on, or incurred by an Indemnified HELCO Party in any way relating to or arising out of the performance by SELLER or its agents or subcontractors of this Agreement, except to the extent that any of the foregoing is attributable to the negligence or intentional action of an Indemnified HELCO Party or a failure of HELCO to comply with Section 3.1B.

     B. Any fines or other penalties incurred by an Indemnified SELLER Party (as defined in Section 11.2A) for noncompliance by SELLER or an Indemnified SELLER Party with laws, rules, regulations, orders or other governmental actions referred to in Section 3.2I shall not be reimbursed by HELCO but shall be the sole responsibility of SELLER. SELLER shall indemnify, defend and hold harmless each Indemnified HELCO Party from and against any and all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, disbursements (including attorney's fees) and proceedings of any nature whatsoever suffered or incurred because of the failure of SELLER to comply with any of the laws, rules, regulations, orders or other governmental actions referred to in Section 3.2I.

     C. If SELLER shall obtain knowledge of any claim indemnified against under Section 11.1A or otherwise under this Agreement, SELLER shall give prompt notice thereof to HELCO, and if HELCO shall obtain any such knowledge, HELCO shall give prompt notice thereof to SELLER.

     D. In case any action, suit or proceeding shall be brought against an Indemnified HELCO Party, HELCO shall notify SELLER of the commencement thereof and, provided that it has acknowledged in writing to HELCO its obligation to an Indemnified HELCO Party under this Article XI, SELLER shall be entitled, at its own expense, acting through counsel acceptable to HELCO, to participate in and, to the extent that SELLER desires, to assume and control the defense thereof; provided, however, that SELLER shall not be entitled to assume and control the
--------  -------
defense of any such action, suit or proceeding if and to the extent that, in the opinion of HELCO, such action, suit or proceeding involves the potential imposition of criminal liability on an Indemnified HELCO Party or a conflict of interest between an Indemnified HELCO Party and SELLER. HELCO shall be entitled, at its own expense, acting through counsel acceptable to SELLER to participate in any action, suit or proceeding, the defense of which has been assumed by SELLER. HELCO shall supply SELLER with such information and documents requested by SELLER as are necessary or advisable for SELLER to possess in connection with its participation in any action, suit or proceeding to the extent permitted by this Section 11.1D. An Indemnified HELCO Party shall not enter into any settlement or other compromise with respect to any claim without the prior written consent of SELLER, which consent shall not be unreasonably withheld or delayed.

     E. Upon payment of any claim by SELLER pursuant to Section 11.1D or other similar indemnity provisions contained herein to or on behalf of HELCO, SELLER, without any further action, shall be subrogated to any and all claims that an Indemnified HELCO Party may have relating thereto, and HELCO shall cooperate with SELLER and give such further assurances as are necessary or advisable to enable SELLER vigorously to pursue such claims.

     11.2 Indemnification of SELLER
          -------------------------

     A. HELCO shall indemnify, defend, and hold harmless SELLER, its successors, permitted assigns, affiliates, controlling persons, directors, officers, employees, servants and agents, including but not limited to contractors and their employees (collectively referred to as an "Indemnified SELLER Party"), from and against any and all third party claims, demands, obligations, liabilities (including, without limitation, liabilities arising out of the doctrine of strict liability), losses, damages, penalties, fines, actions, suits, judgments, costs, expenses and disbursements (including reasonable attorney's fees and expenses) and proceedings of any nature whatsoever for personal injury or death or damage to property, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against, imposed upon, or incurred by an Indemnified SELLER Party in any way relating to or arising out of the performance by HELCO of its obligations under this Agreement, except to the extent that any of the foregoing is attributable to the negligence or intentional action of an Indemnified SELLER Party or a failure of SELLER to comply with Section 3.1B.

     B.   If HELCO shall obtain knowledge of any claim indemnified against under
Section 11.2A or otherwise under this Agreement, HELCO shall give prompt notice thereof to SELLER, and if SELLER shall obtain any such knowledge, SELLER shall give prompt notice thereof to HELCO.

     C. In case any action, suit or proceeding shall be brought against an Indemnified SELLER Party, SELLER shall notify HELCO of the commencement thereof and, provided that it has acknowledged in writing to SELLER its obligation to an Indemnified SELLER Party under this Article XI, HELCO shall be entitled, at its own expense, acting through counsel acceptable to SELLER, to participate in and, to the extent that HELCO desires, to assume and control the defense thereof; provided, however, that HELCO shall not be entitled to assume and control the
--------  -------
defense of any such action, suit or proceeding if and to the extent that, in the opinion of SELLER, such action, suit or proceeding involves the potential imposition of criminal liability on an Indemnified SELLER Party or a conflict of interest between an Indemnified SELLER Party and HELCO. SELLER shall be entitled, at its own expense, acting through counsel acceptable to HELCO, to participate in any action, suit or proceeding the defense of which has been assumed by HELCO. An Indemnified SELLER Party shall supply HELCO with such information and documents requested by HELCO as are necessary or advisable for HELCO to possess in connection with its participation in any action, suit or proceeding, to the extent permitted by this Section 11.2C. An Indemnified SELLER Party shall not enter into any settlement or other compromise with respect to any claim without the prior written consent of HELCO, which consent shall not be unreasonably withheld or delayed.

     D. Upon payment of any claim by HELCO pursuant to Section 11.2C or other similar indemnity provisions contained herein to or on behalf of SELLER, HELCO, without any further action, shall be subrogated to any and all claims that an Indemnified SELLER Party may have relating thereto, and SELLER shall cooperate with HELCO and give such further assurances as are necessary or advisable to enable HELCO vigorously to pursue such claims.

                      ARTICLE XII - CONSEQUENTIAL DAMAGES


  Neither SELLER nor HELCO shall be liable to the other party for any indirect, consequential, incidental, punitive or exemplary damages.


                            ARTICLE XIII - INSURANCE

13.1  Required Coverage
      -----------------

     SELLER shall, at its own expense, acquire and maintain, or cause to be maintained, commencing with the start of construction, as applicable, and continuing throughout the Term, as applicable, the minimum insurance coverage set forth in "Attachment J," which SELLER and/or the Financing Parties reasonably determine, after consultation with HELCO, to be necessary during construction and operation of the Facility, as long as such coverage is available to SELLER on commercially reasonable terms.

13.2  Additional Insureds
      -------------------

  The insurance policies specified in Sections (b), (c), (d), (e) and (g) (if applicable) of "Attachment J" shall include HELCO as an additional insured, as its interest may appear, with respect to any and all third party bodily injury and/or property damage claims arising from SELLER's performance of this Agreement and, to the extent permitted by such insurers after reasonable efforts of SELLER to obtain such notice, shall require at least thirty (30) days written notice to HELCO prior to cancellation of, or material modification to such policy and ten (10) days written notice to HELCO of cancellation due to failure by SELLER to pay such premium. HELCO acknowledges that Financing Parties shall be entitled to receive and distribute any and all loss proceeds as stipulated by any Financing Documents related to any policy described in this Article XIII and Attachment J.

13.3  Evidence of Policies Provided to HELCO
      --------------------------------------

     Evidence of insurance for the coverage specified in this Article XIII shall be provided to HELCO within thirty (30) days after SELLER has obtained a copy of the related policies or by the date specified in Section 2.3A, whichever is later. During the Term, SELLER, upon HELCO's reasonable request, shall make available to HELCO for its inspection at SELLER's designated location, certified copies of the insurance policies described in this Article XIII.

13.4  Deductibles
      -----------

     HELCO acknowledges that any policy required herein may contain reasonable deductibles or self-insured retentions, the amounts of which are solely within the discretion of SELLER and/or the Financing Parties.

                        ARTICLE XIV - DISPUTE RESOLUTION


14.1  Good Faith Negotiations
      -----------------------

     Before any dispute under this Agreement is subjected to the provisions of
Section 14.2 or any litigation, the presidents, vice presidents, or authorized delegates from both SELLER and HELCO, each having full authority to settle the dispute, shall personally meet in Hawaii and attempt in good faith to resolve the dispute.

14.2  Dispute Resolution Procedures
      -----------------------------

     If the parties are unable to resolve any dispute under this Agreement under the procedures of Section 14.1, such dispute shall be resolved in Hawaii by binding arbitration in accordance with the requirements of this Section 14.2; provided that, this agreement to arbitrate shall be specifically enforceable and
-------------
this Article XIV shall not preclude either party from pursuing its equitable remedies, including without limitation, seeking injunctive relief.

  A.  Initiation of Arbitration
      -------------------------

     Subject to Section 14.1, either party shall give to the other written notice in sufficient detail of the existence and nature of any dispute proposed to be arbitrated under this Section 14.2 and the remedy sought as well as a detailed statement of its contentions of law and fact. Such notice shall be made within a reasonable time after the dispute in question arose, and in no event shall such notice be made after the date when institution of legal or equitable proceedings based on such dispute would be barred by the applicable statute of limitations but for this Article XIV. Such notice will be signed by the president of the party issuing the notice and be delivered to the president of the other party. The other party shall file an answering statement within twenty
(20) days of receipt of the notice. After the answering statement is filed, the parties shall diligently negotiate in good faith for a period of sixty (60) days.

  B.  Appointment of Arbitrator
      -------------------------

     If the dispute is not resolved through the negotiations required by
Section 14.2A, the parties shall attempt to agree on a person with special knowledge and expertise with respect to the design, construction and operation of electric generating facilities to serve as an arbitrator panel of one. If the parties cannot agree on an arbitrator within twenty (20) days after the negotiation period required by Section 14.2A, each party shall within five (5) days, appoint one person to serve as an arbitrator and the two arbitrators thus appointed shall select a third arbitrator to serve as chairman of the panel of arbitrators; and such three arbitrators shall determine all matters by majority vote; provided, however, if the two arbitrators appointed by the parties are
      --------  -------
unable to agree upon the appointment of the third arbitrator within twenty (20) days after their appointment, both shall give written notice of such failure to agree to the parties and, if the parties fail to agree upon the selection of such third arbitrator within twenty (20) days thereafter, then either of the parties upon written notice to the other may require such appointment from and pursuant to the rules for commercial arbitration of the American Arbitration Association. In selecting arbitrators under this Section 14.2B, the parties shall give preference to qualified Hawaiian domiciliaries.

     Each arbitrator appointed pursuant to this Section 14.2B shall swear to conduct such arbitration in accordance with the terms of this Section 14.2, the laws of the State of Hawaii, and the Code of Ethics of the American Arbitration Association. Each arbitrator who would be disqualified for any reason that would disqualify a judge under the Code of Judicial Conduct shall immediately resign or be withdrawn as an arbitrator. The arbitration panel may choose legal counsel to advise it on the remedies it may grant, procedures and such other legal issues as the panel deems appropriate. Copies of the notice, the statement of contentions of law and fact, the answering statement and this Agreement shall promptly be furnished by the initiating party to the arbitrator(s) selected.

  C.  Arbitration Procedures
      ----------------------

     (1) The parties shall have one hundred and twenty (120) days from the date of the formation of the arbitration panel to perform discovery and present evidence and argument to the arbitrators. During this period, the arbitrators shall be available to receive and consider all such evidence as is relevant, within reasonable limits due to the restricted time period, and to hear as much argument as is feasible, giving a fair allocation of time to each party to the arbitration. This period may be extended for sufficient cause by the arbitration panel or by agreement of the parties. The arbitration panel shall have the general powers of a court and may proceed in accordance with established rules of evidence and procedure, liberally construed to promote justice and expeditious resolution of the dispute. The arbitration panel shall have complete discretion over the mode and order of discovery, presentment of evidence, and the conduct of the hearing. The arbitrators shall not consider any evidence or argument not presented during such period. To the extent not in conflict with the procedures set forth in Section 14.2, such arbitration shall be held in accordance with Hawaii Revised Statutes, Chapter 658, and the prevailing rules of the American Arbitration Association for commercial arbitration.

     (2) The arbitrators shall use all reasonable means to expedite discovery and to sanction non-compliance with reasonable discovery requests or any discovery order. SELLER and HELCO, as the case may be, shall require and warrant that each of their officers, directors, agents, employees, representatives, contractors, partners, general partners, limited partners, and all entities that are the direct or indirect parents or subsidiaries of or an entity affiliated or related by ownership, in whole or part, with or to SELLER or HELCO, as the case may be, its partners, general partners, or limited partners, submit to the jurisdiction of any arbitration panel appointed pursuant to Article XIV and shall respond to all reasonable discovery requests without challenging or objecting to the jurisdiction of such arbitration panel, the location of the arbitration, or other grounds related in any way to separateness of entities, a lack of privity with HELCO, or their lack of status as a party to this Agreement or such arbitration. All documents and deponents made available in response to reasonable discovery requests shall be made available in Hilo, Hawaii.

     (3) At the conclusion of such one hundred and twenty (120) day period, as extended pursuant to Section 14.2C(1), the arbitrators shall have thirty (30) days to reach a determination and to give a written decision to the parties, stating their findings of fact, conclusions of law and final order.

     (4) Pending resolution of disputes pursuant to this Article XIV, which disputes relate to or impact SELLER's construction schedule for the Facility, all applicable deadlines and cure periods under this Agreement shall be extended on a day-for-day basis.

  D.  Arbitrator Limitations
      ----------------------

     The arbitrators shall have authority to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either party of a remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

  E.  Decision Binding on the Parties
      -------------------------------

     The decision of the arbitrators shall be binding on the parties at such time as the decision is confirmed by order of a court of competent jurisdiction pursuant to Chapter 658, Hawaii Revised Statutes.

  F.  Cost of Arbitration
      -------------------

     The arbitrators in rendering their decision shall also state which party prevailed over the other party, or that neither party prevailed over the other. The costs of arbitration (including the attorney fees and costs of the parties and legal counsel appointed pursuant to Section 14.2B) will be borne by the party which is not the prevailing party. In the event neither party prevails, the parties shall each pay fifty percent (50%) of the cost of the arbitration, arbitrator/chair of the panel, and any legal counsel appointed pursuant to
Section 14.2B. Also, in the event neither party prevails, the parties each shall bear their own costs, including attorney fees, and those of the arbitrator they appointed to the panel of three arbitrators.


                           ARTICLE XV - FORCE MAJEURE


15.1  Definition
      ----------

     Force Majeure shall mean any storm, hail, flood, lightning, earthquake, tsunami, volcanic eruption, or other natural disaster, fire and/or explosion, civil disturbance, labor disputes or strikes, act of a public enemy, sabotage, war, national emergency or riot, action, inaction, or restraint by any court or public authority (including denial or failure to grant required permits, licenses, or other authorizations despite timely efforts to obtain same), inability to obtain required fuel or water for the Facility on reasonable terms despite reasonable efforts to do so, and changes in applicable United States, Hawaii, or local environmental, permitting, zoning, land use, or labor laws, regulations, or ordinances from those in effect on the Execution Date, Catastrophic Equipment Failure, mechanical or equipment breakdown caused by any of the foregoing Force Majeure events, or any other cause beyond the reasonable control of the party relying on such cause to excuse its performance hereunder to the extent to which such party cannot remedy the problem by exercise of due diligence, including, but not limited to, the expenditure of all reasonable sums of money. For purposes of this Section 15.1, Force Majeure shall include delays in the issuance of SELLER's permits, including without limitation, the PSD Permit, beyond the issuance date set forth on Attachment Q, except to the extent such delay beyond the expected issuance date is the result of SELLER's fault or negligence.

     Notwithstanding the foregoing, however, Force Majeure does not include any labor dispute or strike involving operating personnel in excess of seventy-two
(72) hours after the Phase 2 In-Service Date (except that if such labor dispute or strike continues for more than fourteen (14) days thereafter, such labor dispute or strike shall constitute a Force Majeure event).

15.2  Notice of Force Majeure
      -----------------------

     A party which desires to claim an event of Force Majeure has occurred which excuses its obligations under this Agreement shall promptly, upon learning of such event and ascertaining that it will affect its performance hereunder, give written notice to the other party, stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The burden of proof shall be on the party claiming Force Majeure pursuant to this Article XV.

15.3  Excuse of Obligation; Extension of Milestone Dates and In-Service Date
      ----------------------------------------------------------------------
Deadlines
---------

     Any obligation of either party under this Agreement shall be excused only to the extent and for the period that such party's inability to perform is caused by one (1) or more Force Majeure events. The party so excused shall make all reasonable efforts, including all reasonable expenditures of necessary funds, to cure, mitigate or remedy such Force Majeure event. Any payments due as compensation for the obligation so excused shall also be excused for so long as the obligation is not performed due to Force Majeure.

     During the occurrence of one (1) or more Force Majeure events, each Milestone Date, In-Service Date Deadline and related dates or other applicable deadline in this Agreement shall be extended on a day-for-day basis until the end of such Force Majeure event; provided, however, in no event shall Force
                                 --------  -------
Majeure extend any Milestone Date or In-Service Date Deadline for more than nine
(9) months in the case of a single Force Majeure event, or twelve (12) months in the case of more than one (1) Force Majeure event.

15.4  Right to Terminate Due to Force Majeure or Catastrophic Equipment Failure
      -------------------------------------------------------------------------

     Notwithstanding any other provision of this Agreement, if a party is prevented from substantially performing its obligations under this Agreement by natural disaster, other Force Majeure or Catastrophic Equipment Failure for a period of twenty-four (24) consecutive months, the other party may terminate the Agreement without further liability of either party to the other hereunder. Such termination shall be effective upon ninety (90) days written notice to the other party and the Financing Parties prior to the resumption of substantial performance; provided, however, that if substantial performance is resumed
             --------  -------
during such ninety (90) day period, such termination shall not be effective.

15.5  Obligations Remaining After Event of Force Majeure
      --------------------------------------------------

     No monetary obligations of either party which arose before the occurrence of an event of Force Majeure causing the suspension of performance shall be excused as a result of such occurrence. The obligation to pay in a timely manner any payments owed pursuant to Article V, and any other money for obligations and liabilities which matured prior to the occurrence of an event of Force Majeure is absolute and shall not be subject to the Force Majeure provisions. In the event of a SELLER Force Majeure which reduces or limits the Facility's capability to deliver capacity and/or energy, HELCO shall be obligated to pay for capacity and/or energy only to the extent such capacity and/or energy is made available by SELLER. In the event of a HELCO Force Majeure which reduces or limits HELCO's capability to purchase energy, HELCO shall pay for such reduced energy as it may accept, but shall remain obligated to pay for capacity made available by SELLER in accordance with this Agreement.

15.6  Extension of Term
      -----------------

     If a Force Majeure event occurs after the Phase 2 In-Service Date, the Term shall be extended on a day-for-day basis for the duration of such Force Majeure event.

                ARTICLE XVI - ELECTRIC SERVICE SUPPLIED BY HELCO


     This Agreement does not provide for any electric services by HELCO to SELLER. If SELLER requires any electric services from HELCO, HELCO shall provide such service on a non-discriminatory basis in accordance with HELCO's
Schedule "J" tariff, a copy of which is attached as Attachment S, or successors thereof.

                           ARTICLE XVII - ASSIGNMENT

17.1  Assignment by SELLER
      --------------------

  This Agreement shall not be assignable by SELLER without the prior written consent of HELCO (which consent shall not be unreasonably withheld); provided
                                                                     --------
that SELLER may,
----
without the consent of HELCO, assign this Agreement (A) as required by the Financing Parties or otherwise in connection with Financing Documents or (B) to an affiliate, a wholly-owned subsidiary or a successor of SELLER.

17.2  Assignment by HELCO
      -------------------

     This Agreement shall not be assignable by HELCO without the prior written consent of SELLER (which consent shall not be unreasonably withheld); provided
                                                                      --------
that HELCO shall have the right, without the consent of SELLER, to assign its
----
interest in this Agreement to the Trustee under its First Mortgage Bond Indenture dated December 1, 1938 as it may be amended from time to time including the amendment of June 20, 1963, and to any affiliated company owned in whole or in part by Hawaiian Electric Industries, Inc., provided further that
                                                        ---------------------
such assignment does not impair the ability of SELLER to continue to receive the payments it is entitled to under this Agreement and, further provided that HELCO
                                                     ------- -------- ----
will remain directly responsible for any obligations under this Agreement that only HELCO, as the public utility serving the Island of Hawaii, can carry out.

17.3  Binding on Assigns
      ------------------

     This Agreement and all of its covenants, terms and provisions shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.


            ARTICLE XVIII - CHANGE IN COMMITTED CAPACITY OF FACILITY


     After the Phase 2 In-Service Date, SELLER shall not increase the Committed Capacity of the Facility to more than sixty thousand kilowatts (60,000EkW) (net) without the prior written approval of HELCO; provided, however, that in no event
                                             --------  -------
shall HELCO be obligated to approve a change in Committed Capacity. Unless waived by HELCO, any change in Committed Capacity will require that the Facility undergo the Capacity Test procedure referred to in Section 3.2C(22).


                    ARTICLE XIX - SALE OF FACILITY BY SELLER


19.1  HELCO's Right of First Refusal
      ------------------------------

     Should SELLER ever desire to dispose of its right, title, or interest in the Facility, in whole or in part, other than the sale and leaseback of the Facility or other assignment or disposition of part or all of its ownership interests in the Facility to provide financing for the Facility, it shall first offer to sell such interest to HELCO. SELLER shall not solicit any offers for the sale of the Facility with any other entity without first negotiating with HELCO in good faith for at least ninety (90) days concerning a purchase by HELCO unless, during that period, HELCO gives written notice that such negotiations are terminated. Notwithstanding the above, in the event SELLER ceases negotiations with HELCO and, within one (1) year offers to sell the

Facility to a third party for less than the final amount HELCO had offered to purchase the Facility, HELCO shall have the right to purchase the Facility for such lower amount on similar terms and conditions; provided that HELCO shall
                                                   -------- ----
have thirty (30) days in which to accept such terms and conditions.  This
Section 19.1 shall not apply to unsolicited offers received by SELLER or the sale or transfer of interests in SELLER (except the sale or transfer of 100% of the interest in SELLER) or a sale or transfer initiated by Financing Parties.

19.2  No Exercise of Right by HELCO
      -----------------------------

     In the event that HELCO does not exercise its right to purchase such interest in the Facility under Section 19.1, SELLER shall have the right to transfer or sell such interest to any person or entity which proposes to acquire the Facility with the intent to continue the operation of the Facility in accordance with the provisions of this Agreement pursuant to an assignment of this Agreement, subject to the written approval of HELCO, which approval shall not be unreasonably withheld. HELCO will grant assignment of this Agreement to the purchaser upon being reasonably satisfied that the assignee (i) has the qualifications or has contracted with an entity having the qualifications to operate the Facility in a manner consistent with the terms and conditions of this Agreement and (ii) has provided HELCO with adequate assurances of its creditworthiness and ability to perform its financial obligations hereunder in a manner consistent with the terms and conditions of this Agreement.


                          ARTICLE XX - ESCROW ACCOUNT


     To the extent permitted by the Financing Parties, SELLER shall grant to HELCO a security interest in any escrow or reserve accounts established in connection with financing for the Facility, securing all of SELLER's payment obligations hereunder. Such security granted by SELLER shall be subordinate to the rights of the Financing Parties in such accounts to the extent provided for under Section 3.1E, and shall permit recourse against such accounts by HELCO only if the Financing Parties having superior rights in such accounts have fully exercised such rights, received full satisfaction of the obligations secured by such rights, or provided HELCO with a written waiver or release of such rights. SELLER shall execute such documents as HELCO shall reasonably request to grant, establish, perfect and maintain such security interest. HELCO shall execute such documents as SELLER or Financing Parties shall reasonably request to subordinate HELCO's interests to that of the Financing Parties.


                            ARTICLE XXI - GUARANTEE


21.1  Guarantee(s)
      ------------

     Guarantor(s) shall be financially responsible for all of SELLER's payment obligations under this Agreement up to the Guaranteed Amount, including but not limited to, any penalties, Liquidated Damages, payments due from SELLER to HELCO under the Interconnection Agreement, and reimbursement of certain HELCO administrative costs under Article XXII.

SELLER shall, at its option, either (i) cause the Guarantor(s) to maintain the Guarantee(s) pursuant to Section 21.2 in full force and effect throughout the Term, or (ii) substitute therefor either:

  A. an unconditional irrevocable direct pay or standby letter of credit in an amount determined pursuant to Section 21.2 issued by a bank in Hawaii acceptable to HELCO, in form and substance acceptable to HELCO; or

  B.  a payment bond or performance bond in an amount determined pursuant to
Section 21.2 issued by a company acceptable to HELCO for payment to HELCO in the event of a breach of this Agreement by SELLER, in form and substance reasonably acceptable to HELCO.

HELCO shall not be obligated to release the Guarantor(s) from the Guarantee(s) unless the substitute proposed by SELLER under this Section 21.1 is fully acceptable to HELCO.

     HELCO's release of the Guarantee(s) shall be terminated and the Guarantee(s) shall be reinstated at such time as any letter of credit or bond provided hereunder terminates. In addition, if a letter of credit or bond supplied hereunder is for less than the entire amount required under Section 21.2, then the Guarantee(s) shall be released only by an amount equal to the amount of payments covered by such letter of credit or bond.

     Any letter of credit or bond proposed by SELLER as a substitute for the Guarantee(s) shall provide for payments to HELCO up to the Guaranteed Amount.

21.2  Guaranteed Amount
      -----------------

     The Guaranteed Amount (or substitution therefor) shall be according to the following schedule:

         From the PUC Approval Date               $  200,000
         through the Closing Date

         From the Closing Date                    $1,000,000
         through the Phase 2 In-Service Date

         From the Phase 2 In-Service Date         $3,000,000
         through the end of the Term


                    ARTICLE XXII - REIMBURSEMENT OF CERTAIN
                           HELCO ADMINISTRATIVE COSTS


     SELLER shall reimburse HELCO for its documented, reasonable out-of-pocket legal, consulting and administrative costs incurred by HELCO in the course of securing PUC approval of this Agreement up to fifty thousand dollars ($50,000). For the purpose of this Article XXII, HELCO's costs shall commence from the Execution Date and these costs shall be paid at the Closing Date, to the extent then accrued, with any additional costs to be paid on or before the Phase 2 In-Service Date. Payment shall be by wire transfer to HELCO's designated account at the Bank of Hawaii in Hilo, Hawaii, unless otherwise directed by HELCO. In the event such costs remain unpaid in whole or in part, HELCO shall have the right to offset such unpaid amounts against the initial Capacity Charge payment under this Agreement and any subsequent Capacity Charge payments until such costs have been reimbursed in full.


                         ARTICLE XXIII - MISCELLANEOUS

23.1  Recovery of Payments
      --------------------

     No change may be made in the terms and conditions of this Agreement except by agreement of the parties hereto. The parties to this Agreement believe, and have entered this Agreement relying on the belief that, under and pursuant to PURPA and 18 C.F.R., Part 292, including, without limitation, 18 C.F.R. 292.304(b)(5) and (d)(2), after the PUC Order has become final and non-appealable: (i) no adjustment in the payments to be paid to SELLER under the provisions of this Agreement is either appropriate or lawful; and (ii) that, also in light of the foregoing, it is neither appropriate nor lawful for the PUC or any successor entity to deny HELCO the recovery of any or all amounts paid to SELLER pursuant to the terms of this Agreement. Both parties will extend their reasonable best efforts to resist and appeal any PUC actions, decisions, or orders denying or having the effect of denying or otherwise preventing HELCO from recovering any or all amounts paid to SELLER pursuant to the terms of the Agreement; provided that HELCO shall reimburse SELLER for any and all reasonable
           -------------
out-of-pocket expenses incurred in assisting HELCO in accordance with this
Section 23.1.

     Except as specifically provided in Section 2.2 hereof, the PUC's denial of HELCO's recovery of any amounts paid to SELLER pursuant to the terms of this Agreement shall have no effect on HELCO's obligations under this Agreement.

23.2  Notices
      -------

     Except as otherwise specified in this Agreement, any notice, demand or request required or authorized by this Agreement to be given in writing to a party shall be either personally delivered or mailed by registered or certified mail (return receipt requested) postage prepaid to such party at the following address:

  If to SELLER:      Encogen Hawaii, L.P.
                     c/o Enserch Development Corporation
                     1817 Wood Street, Suite #550 - West
                     Dallas, TX  75201
                     Attention:  Vice President - Administration
                     (214) 670-2712 (telephone)

                     (214) 670-2974 (fax)

  If to HELCO:       Hawaii Electric Light Company, Inc.
                     P. 0. Box 1027
                     Hilo, Hawaii 96720-1027
                     Attention:  Manager, Production

     The designation of such person and/or address may be changed at any time by either party upon written notice given pursuant to the requirements of this
Section 23.2.  A notice served by mail shall be effective upon receipt.

23.3  Entire Agreement
      ----------------

     This Agreement, including all attachments, constitutes the entire understanding between the parties, supersedes any and all previous understandings between the parties, and binds and inures to the benefit of the parties, their successors and assigns. The parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representation or information provided to one party by any representative of the other party.

23.4  Further Assurances
      ------------------

     If either party determines in its reasonable discretion that any further instruments, assurances or other things are necessary or desirable to carry out the terms of this Agreement, the other party will execute and deliver all such instruments and assurances and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

23.5  Severability
      ------------

     After the requirements of Section 23.14 have been satisfied, if any term or provision of this Agreement or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

23.6  No Waiver
      ---------

     The failure of either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce every such provision.

23.7  Modification or Amendment
      -------------------------

     No modification, amendment or waiver of all or any part of this Agreement shall be valid unless it is reduced to writing and signed by both parties.

23.8  Governing Law and Interpretation
      --------------------------------

     Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the State of Hawaii, other than the laws thereof that would require reference to the laws of any other jurisdiction.

23.9  Counterparts
      ------------

     This Agreement may be executed in several counterparts and all so executed counterparts shall constitute one Agreement, binding on both parties thereto, notwithstanding that both parties may not be signatories to the original or the same counterpart.

23.10  Computation of Time
       -------------------

     In computing any period of time prescribed or allowed under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. If the last day of the period so computed is a Saturday, a Sunday, or a legal holiday in Hawaii, then the period shall run until the end of the next day which is not a Saturday, a Sunday, or a legal holiday in Hawaii. When the period of time prescribed or allowed is less than seven (7) days, intermediate Saturdays, Sundays, and legal holidays shall be excluded in the computation.

23.11  Thermal Energy Sales Contract
       -----------------------------

     In the event SELLER intends to qualify as a QF by selling thermal energy, SELLER shall, subject to compliance with applicable confidentiality agreements, provide HELCO with a copy of the Thermal Energy Sales Contract(s) (redacted to delete any confidential or proprietary information), or a certificate to the effect that such contract(s) will provide for, at a minimum, useful thermal energy sales under normal operating conditions that are adequate to maintain the Facility as a Qualifying Facility under PURPA and, in no event shall thermal energy sales limit or restrict in any way the capability of the Facility or any portion thereof to operate under HELCO Dispatch in full compliance with the terms and conditions of this Agreement. Thereafter, SELLER shall not modify the Thermal Energy Sales Contract in a manner that would materially adversely impact its ability to perform its obligations hereunder.

23.12  Review of Financing Documents; Project Financing
       ------------------------------------------------

     The parties acknowledge that SELLER intends to obtain construction and term project financing for the Facility and that Financing Parties providing such financing will require the financing to be secured by liens upon the Facility and other assets of SELLER, including a collateral assignment of this Agreement, the Interconnection Agreement and other Project Documents and all rights and obligations of SELLER hereunder and thereunder. HELCO shall execute and deliver on or before the Closing Date a consent to assignment of this Agreement and other related agreements ("Consent to Assignment"), and any other documents necessary to create a valid collateral assignment hereof to the Financing Parties, and shall cooperate with reasonable requests of the Financing Parties in connection with the documentation of any financing or refinancing with respect to the Facility, including execution and delivery of other customary certificates, instruments and opinions. The Consent to Assignment shall include, among other things, provisions giving the Financing Parties reasonably acceptable notice of and opportunity and right to cure any breach or event of default under this Agreement or the Interconnection Agreement, and shall contain terms and conditions (including notice and cure rights) generally required by lenders of long-term, non-recourse project loans, which terms and conditions shall be reasonably satisfactory to Financing Parties and HELCO.

     To the extent permitted by the Financing Parties, SELLER shall provide HELCO with summaries of the key terms of the Financing Documents, amendments or modifications thereto, and any documents providing for a refinancing which would materially impact HELCO.

23.13  Confidential and Proprietary Information
       ----------------------------------------

     If and to the extent any information or documents furnished by one party to the other under this Agreement are confidential or proprietary to the furnishing party, the receiving party shall treat the same as such and shall take reasonable steps to protect against the unauthorized use of disclosure of the same; provided, however, that such information and documents are conspicuously
      --------  -------
marked or otherwise clearly identified as confidential or proprietary when furnished; and provided further that this sentence shall not apply to (i) any
               -------- -------
information or documents which are in the public domain, known to the receiving party prior to receipt from the other party, or acquired from a third party without a requirement for protection or (ii) any use or disclosure required by any law, rule, regulation, order or other requirement of any governmental authority having jurisdiction. All other information and documents furnished under this Agreement shall be furnished on a non-confidential basis.

23.14  PUC Approval
       ------------

     The parties acknowledge and agree that this Agreement, and any amendments, supplements or related instruments thereto, is subject to approval by the PUC and the parties' respective obligations hereunder are conditioned upon receipt of such approval, except as specifically provided otherwise herein. Upon execution of this Agreement, the parties shall use their best efforts to obtain, on an expedited basis, an order from the PUC (the "PUC Order") that does not contain terms and conditions deemed to be unacceptable to the parties, and in a form deemed to be reasonable by the parties ordering that:

     (1) this Agreement is approved;

     (2) the Interconnection Agreement is approved;

    (3) the purchased power costs to be incurred by HELCO as a result of this Agreement are reasonable;

    (4) the buyout and deferral clauses, Sections 3.3B and 3.3C of this Agreement respectively, are reasonable;

    (5) HELCO's purchased power arrangements under this Agreement, pursuant to which HELCO will purchase energy and Firm Capacity from SELLER, are prudent and in the public interest;

    (6) increases and decreases in the purchased energy costs to be incurred by HELCO pursuant to this Agreement may be included in HELCO's Energy Cost Adjustment Clause during the Term of the Agreement;

    (7) HELCO may include the power purchase costs incurred by HELCO pursuant to this Agreement, including Capacity Charge payments and Energy Charge payments in HELCO's revenue requirements for ratemaking purposes and for the purposes of determining the reasonableness of HELCO's rates during the Term of this Agreement; and

     (8) in accordance with the request made by the parties pursuant to Section 3.2C(27)(viii), SELLER will not be considered a "public utility" subject to regulation by the PUC in the event the Facility loses its QF status due to Simple Cycle operation requested by HELCO.


23.15  Change in Standard System or Organization
       -----------------------------------------

  A.  Consistent With Original Intent
      -------------------------------

     If, during the Term of this Agreement, any standard, system or organization referenced in this Agreement should be modified or replaced in the normal course of events, such modification or replacement shall from that point in time be used in this Agreement in place of the original standard, system or organization, but only to the extent such modification or replacement is generally consistent with the original spirit and intent of this Agreement.

  B.  Eliminated or Inconsistent With Original Intent
      -----------------------------------------------

     If, during the Term of this Agreement, any standard, system or organization referenced in this Agreement should be eliminated or cease to exist, or is modified or replaced and such modification or replacement is inconsistent with the original spirit and intent of this Agreement, then in such event the parties will negotiate in good faith to amend this Agreement to a standard, system or organization that would be consistent with the original spirit and intent of this Agreement.

23.16  No Party Deemed Drafter
       -----------------------

     No party shall be deemed the drafter of this Agreement. If this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision hereof against any party as the drafter.


23.17  Headings
       --------

     The Table of Contents and paragraph headings of the various sections have been inserted in this Agreement as a matter of convenience for reference only and shall not modify, define or limit any of the terms or provisions hereof and shall not be used in the interpretation of any term or provision of this Agreement.



                       (Signatures on the Following Page)

     IN WITNESS WHEREOF, HELCO and SELLER have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                       HELCO:  HAWAII ELECTRIC LIGHT COMPANY, INC.


                               By: /s/ T. Michael May
                                   ------------------------------
                               Its: Chairman of the Board
                                   ------------------------------

                               By: /s/ Warren H. W. Lee
                                   ------------------------------
                               Its: President
                                   ------------------------------


                       SELLER: ENCOGEN HAWAII, L.P.

                               By:  ENSERCH DEVELOPMENT CORPORATION
                                    HAWAII, INC.
                                    Managing General Partner

                               By:  /s/ Allan V. Smith
                                   ------------------------------
                                    Name: Allan V. Smith
                                    Title: Senior Vice President

                                 ATTACHMENT A
                          DIAGRAM OF INTERCONNECTION
       (See definitions of Metering Point and Point of Interconnection)
                     [Provided as Exhibit 1 to Schedule 1
                         of Interconnection Agreement]

Attachment A (drawing):
-----------------------
ENCOGEN/HELCO Interconnection Agreement: one line diagram of interconnection facilities and the new transmission line

                                 ATTACHMENT B
                               MILESTONE EVENTS
                   (See Sections 2.4A(1), 2.4A(2), 3.2A(2))




     EVENT                                                                MONTHS AFTER
     -----                                                              PUC APPROVAL DATE
                                                                        -----------------


-    Application for all Construction                                         3 months
     Permits Filed

-    Construction start (pouring of foundation for the first CT)              6 months


     EVENT                                                               MONTHS AFTER
     -----                                                              PUC ORDER DATE
                                                                        --------------

-    Receipt of final (appeals exhausted)                                     4 months
     PSD/Covered Source Permit

                                 ATTACHMENT D
                        FACILITY FUNCTIONAL DESCRIPTION
                              (See Section 2.1B)


The Facility is located on the Site near Haina, Hawaii. The Facility employs two (2) combustion turbines, two (2) heat recovery steam generators, and a steam turbine in combined cycle mode. Output from each generator will be produced at 13.8kV and transformed to 69kV for sale to HELCO. The Facility will utilize four (4) mechanical forced draft cooling towers. The Facility will utilize low sulfur fuel to mitigate SO\\x\\emissions, and water injection and selective catalytic reduction to mitigate NO\\x\\ emissions.

Fuel will be delivered by tank trucks to aboveground storage tank(s) with an approximate capacity of seventy-seven thousand (77,000) barrels. The annual consumption is expected to be approximately seven hundred thousand (700,000) barrels.

The Facility will be designed to meet the requirements for starting times, ramp rates, and quick load pickup specified in Section 3.2C.

It is expected that thermal energy in the form of steam and/or heated water will be produced and sold to other customer(s) pursuant to one (1) or more Thermal Energy Purchase Agreement(s).

                                  ATTACHMENT F
                         FACILITY LOCATION AND LAYOUT
                              (See Section 2.1C)

Attachment F (drawing):
-----------------------
Facility location and layout dated July 10, 1997.

                                 ATTACHMENT G
                SUMMARY OF MAINTENANCE AND INSPECTION PERFORMED
                            IN PRIOR CALENDAR YEAR
                             (See Section 3.2B(5))



DATE WORK ORDER SUBMITTED:      06/28/96
WO#:                            11451
EQUIPMENT #:                    1CCF-TNK-1
EQUIPMENT DESCRIPTION:          AMMONIA STORAGE TANK 1
PROBLEM DESCRIPTION:            PURCHASE EMERGENCY ADAPTER FITTINGS FOR UNLOADING GASPRO TANKS TO STORAGE TANK

WORK PERFORMED:                 PURCHASED THE NEW ADAPTERS AND VERIFIED THEIR OPERATION.

COMPLETION DATE:                06/28/96
WORK ORDER COMPLETED BY:        AA

          ----------------END OF CURRENT WORK ORDER----------------

DATE WORK ORDER SUBMITTED:      05/19/96
WO#:                            11136
EQUIPMENT #:                    1WSA-BV-12
EQUIPMENT DESCRIPTION:          MAKE-UP PI ISOLATION
PROBLEM DESCRIPTION:            'D' MAKE-UP PUMP PI ISOLATION FITTING LEAKING ON SPOOL SIDE

WORK PERFORMED:                 REMOVED AND REPLACED FITTINGS AND FLANGES WITH STAINLESS STEEL.  THIS WORK WAS DONE DURING PUMP
                                OVERHAUL ON WO 1374.  JH

COMPLETION DATE:                06/28/96
WORK ORDER COMPLETED BY:        BB

          ----------------END OF CURRENT WORK ORDER----------------

                                  ATTACHMENT H
                      QUALIFIED INDEPENDENT ENGINEERS LIST
                               (See Section 3.3D)


Black & Veatch                              R. W. Beck
8400 Ward Parkway                           2101 Fourth Avenue
P. O. Box 8405                              Suite 600
Kansas City, Missouri  64114                Seattle, WA  98121-2375
Phone: (913) 339-2530                       Phone: (206) 441-7500
FAX:   (913) 339-2934                       Fax:   (206) 441-4962

Burns & McDonnell
4800 East 63rd Street
Kansas City, Missouri 64130
Phone: (816) 822-3091
FAX:   816-333-3690

Parsons Brinckerhoff Energy Services, Inc.
303 Second Street, Suite 850
San Francisco, CA  94107-1368
Phone: (415) 281-8700
FAX:   (415) 281-8707

Raytheon
3000 W. MacArthur Boulevard
Santa Ana, CA  92701
Phone: (714) 662-4000
FAX:   (714) 662-4048

Sargent & Lundy
55 East Monroe Street
Chicago, Illinois  60603-5780
Phone: (312) 269-2246
FAX:   (312) 269-3146

Stone & Webster Engineering Corporation
7677 East Berry Avenue
Englewood, Colorado  80111-2137
Phone: (303) 741-7103
FAX:   (303) 741-7670

                                 ATTACHMENT I
                             ADJUSTMENT OF CHARGES
                    (See Sections 3.2C(23), 3.2J, 5.1, 8.4)

Charges subject to adjustment based on GDPIPD will be adjusted by the following formula:


New Charge = Base Charge x GDPIPD\\CURRENT\\
                           -----------------
                            GDPIPD\\BASE\\

     where


          New Charge          =      adjusted charge

          Base Charge         =      charge (in dollars) calculated per this Agreement

          GDPIPD\\CURRENT\\   =      GDPIPD, as adjusted, in effect at the time the energy is delivered

          GDPIPD\\BASE\\      =      The "Final" GDPIPD for the Third Quarter of the year prior to the Reference Year.

An adjustment shall be made on each January 1 equal to one hundred percent (100%) of the percentage change between the "Final" Third Quarter Reference Year GDPIPD ("GDPIPD\\BASE\\") and the previous year's Third Quarter "Final" GDPIPD value.

When adjusting the charges subject to adjustment based on GDPIPD, the adjustment shall first apply to the energy delivered by SELLER to HELCO in the month of the adjustment date (January 1) and then invoiced for payment in the following month.

For purposes of this Attachment, the term "Reference Year" refers to the base year specifically referred to within the Agreement as the starting point for escalation.

                                 ATTACHMENT J
                              REQUIRED INSURANCE
                              (See Article XIII)


     (a) Worker's Compensation and Employers' Liability.  This coverage shall
         ----------------------------------------------
include worker's compensation, temporary disability and other similar insurance required by applicable Hawaii state or U.S. federal laws. If exposure exists, coverage required by the Longshore and Harbor Worker's Compensation Act (33 U.S.C. (S) 688) shall be included. Additionally, coverage under this subsection shall include a Voluntary Compensation and Employers' Liability endorsement for employees not subject to the Workers' Compensation laws. Employers' Liability coverage limits shall be no less than:

          Bodily Injury by Accident -   $1,000,000 each Accident
          Bodily Injury by Disease  -   $1,000,000 each Employee
          Bodily Injury by Disease  -   $1,000,000 policy limit

     (b) General Liability Insurance.  This coverage shall include either
         ---------------------------
Comprehensive General Liability, Commercial General Liability Insurance or the reasonable equivalent thereof, covering all operations by or on behalf of SELLER. Such coverage shall provide insurance for bodily injury and property damage liability for the limits of liability indicated below and shall include coverage for:

          (1) Premises, operations, and mobile equipment,

          (2) Products and completed operations,

          (3) Owners and contractors protective liability,

          (4)  Contractual liability,

          (5) Broad form property damage (including completed operations),

          (6) Explosion, collapse and underground hazard, and

          (7)  Personal injury liability.

          Limits of liability for such coverage, which may be provided with umbrella and/or excess insurance coverage, shall be:


Bodily Injury & Property Damage                   $20,000,000 per occurrence and
                                                  $20,000,000 aggregate annually

     (c) Automobile Liability Insurance.  This insurance shall include coverage
         ------------------------------
for owned, leased and non-owned automobiles. The limits of liability shall be a combined single limit for bodily injury and property damage of Two Million Dollars ($2,000,000) for each occurrence and in the aggregate annually. If general liability insurance is provided by a commercial general liability policy, then such general liability policy shall include coverage for automobile contractual liability as required under this item (c).

     (d) Builders All Risk Insurance.  This insurance shall include coverage for
         ---------------------------
earthquake and flood perils including transit (excluding ocean transit), testing, incidental storage, structures, buildings, improvements and temporary structures used in construction, or part of the permanent Facility from the start of construction through the earlier of the End of Phase 2 Start-Up or the effective date of the policy coverage set forth in paragraph (e). The amount of coverage shall be purchased on a full replacement cost basis, and the sublimits for earthquake and flood perils shall be 40% of replacement cost at such time up to Twenty Million Dollars ($20,000,000), if such insurance amounts are available on commercially reasonable terms. The coverage shall be written on a standard "ISO" "All Risks" completed value form or equivalent and may allow for reasonable other sublimits including, but not limited to, One Million Dollars ($1,000,000) for transit and Five Million Dollars ($5,000,000) for incidental offsite storage. Coverage shall be extended to include testing.

     (e) All Risk Property/Comprehensive Boiler and Machinery Insurance (Upon
         --------------------------------------------------------------------
Completion of Construction).  This insurance shall provide All Risk Property
--------------------------
Coverage (including the perils of earthquake and flood) and Comprehensive Boiler and Machinery Coverage against damage to the Facility. The amount of coverage shall be purchased on a full replacement cost basis and the sublimits for earthquake and flood perils shall be no less than Twenty Million Dollars ($20,000,000), if such insurance amounts are available on commercially reasonable terms. Such coverage may allow for other reasonable sublimits. Such policies shall be endorsed to require that the coverage afforded shall not be canceled (except for nonpayment of premiums) or reduced without at least thirty
(30) days prior written notice to SELLER and HELCO, provided, however, that such
                                                    --------  -------
endorsement shall provide (i) that the insurer may not cancel the coverage for non-payment of premium without giving SELLER and HELCO five (5) days notice that SELLER has failed to make timely payment thereof, and (ii) that, subject to the consent of the Financing Parties, SELLER or HELCO shall thereupon have the right to pay such premium directly to the insurer.

     (f) Business Interruption Insurance (Upon Completion of Construction).
         -----------------------------------------------------------------
This insurance shall provide coverage for all of SELLER's costs to the extent that they would not be eliminated or reduced by the failure of the Facility to operate for a period of at least twelve (12) months following a covered physical damage loss deductible period or reasonable dollar deductible.

     (g) Project Liability Errors and Omissions.  SELLER shall be adequately
         --------------------------------------
protected against project liability errors and omissions on account of negligent actions or inactions of architects, engineers, contractors and subcontractors involved in the construction of the Facility. This protection may be provided through any one or more of the following mechanisms: (i) construction contract(s) with the above parties who have sufficient financial creditworthiness to cover project liability errors and omissions; (ii) other agreement(s) with the above parties; or (iii) reserve account(s) which may be used to correct material deficiencies associated with the Facility as a result of negligent actions or inactions of the above parties.

     (h) Ocean Transit.  SELLER shall take reasonable action to ensure that the
         -------------
risk of loss or damage to any material items of equipment which are subject to ocean transit is adequately protected against by the terms of delivery from contractors or suppliers of such equipment or SELLER's own insurance coverage.

                                 ATTACHMENT K
                     CALCULATION OF RAMP DERATING PENALTY
                              (See Section 8.1C)


Example:
     Capacity Charge Rate                             $0.01981/kWh

     Unit capacity                                    25 MW

     Unit capacity during ramp derating period        21.5 MW

     Ramp derating                                    3.5 MW

     Duration of ramp derating period                 48 hours


Penalty    =     $0.01981/kWh x 3,500 x 48

           =     $0.01981 x 3,500 x 48

           =     $3,328.08

                                 ATTACHMENT L
                          CAPACITY TESTING PROCEDURES
                            (See Section 3.2C(22))


I.   Initial Acceptance Tests
     ------------------------

     A. When Phase 1 and Phase 2 of the Facility are ready for their respective Initial Acceptance Test, SELLER shall notify HELCO at least seven (7) days prior to such test and shall coordinate with HELCO. SELLER shall perform and HELCO shall monitor such test no earlier than seven (7) days of HELCO's receipt of such notice.

     B. The Initial Acceptance Test shall be performed for each of Phase 1 and Phase 2 as follows:

          (1) The test shall last for forty-eight (48) hours and shall be scheduled on the start-up plan provided by SELLER to HELCO in accordance with
Section 5.1.

          (2) During the test period, the Facility shall operate in accordance with the Dispatch instructions of HELCO's System Operator, subject in all cases to Good Engineering and Operating Practices and the safety and design limits of the Facility as specified by the applicable equipment manufacturers.

          (3) If SELLER and HELCO are satisfied with the Initial Acceptance Test, Firm Capacity shall be designated by SELLER up to the minimum average capacity level that the Facility is able to sustain over a fifteen (15) minute interval in which the Facility is being dispatched at maximum capacity; provided
                                                                        --------
that SELLER may not without HELCO's consent, set the Firm Capacity at a level in
----
excess of  the Committed Capacity.

          (4) If either SELLER or HELCO reasonably believes that an abnormal condition occurred which may have adversely impacted the Initial Acceptance Test, such party may request a re-test at such party's expense.

          (5) If, following two re-tests, the parties cannot agree that such Initial Acceptance Test produced accurate and reliable results, the parties shall hire a Qualified Independent Engineer, from the list set forth in Attachment H, to observe a third test and declare the Firm Capacity. The cost of such Qualified Independent Engineer shall be shared equally by the parties.

          (6) The parties shall not hire a Qualified Independent Engineer if following two or more re-tests both parties agree that such Initial Acceptance Test produced inaccurate or unreliable results; provided that the provisions
                                                -------------
regarding the hiring of a Qualified Independent Engineer shall apply if the parties fail to agree to the results of any subsequent test.

          (7) If SELLER is unable to complete the Initial Acceptance Test or a subsequent test for any reason, it shall be permitted to re-conduct such test.

     C. If SELLER's acceptance test under its construction contract includes the requirements set forth for the Initial Acceptance Tests provided hereby, and HELCO has an adequate opportunity to monitor such test, the Facility shall, upon passing such acceptance test, be deemed to have passed the Initial Acceptance Test provided herein, without the need to conduct a separate test.

II.  Subsequent Capacity Tests.
     -------------------------

     The procedures set forth for Initial Acceptance Tests shall apply to any subsequent Capacity Test, except that (1) such test shall last twenty-four (24) hours; (2) such test shall be observed by appropriate qualified HELCO personnel; and (3) during such test, HELCO shall also, if appropriate, test the ramp rates of the Facility, all in accordance with Section 3.2 of this Agreement and Good Engineering and Operating Practices.

                                 ATTACHMENT M
                             UNIT INCIDENT REPORT
                             (See Section 3.2B(4))

Unit:  _________________  Date:  __________  No. _________________

                 Plant           CT 1           CT 2            ST
                 -------------------------------------------------------
                                                                          [ ] Unit Trip
Start                                                                     [ ] Test
-----------------------------------------------------------------------
                                                                          [ ] Forced Outage
End                                                                       [ ] Fail To Start
-----------------------------------------------------------------------
                                                                          [ ] Risk Condition
Duration                                                                  [ ] Force Majeure
-----------------------------------------------------------------------
                                                                          [ ] Other
Derating                                                                  [ ] Derating
-----------------------------------------------------------------------

     The on-duty Control Room Operator is responsible for the completion of this report each time a unit experiences an unplanned Shutdown, Start Failure or Derating. Attach Trip Log and Sequence of Events Log to this report for unit trips or when appropriate. Before resetting alarms and relays, verify that all alarms and protective relay actions are listed on the printout.
     If not listed, record them and attach to report.

Unit Status Prior to Incident:       [ ] Start-Up    Load:           _________
                                     [ ] On-Line     Voltage:        _________

Load:                               [ ] Constant     Type of Fuel:   [ ] Diesel
                                    [ ] Increasing                   [ ] Other
                                    [ ] Decreasing                   [ ]

Cause of Incident:                  [ ] HRSG Trip___________________________
                                    [ ] Turbine Trip   ____________________________
                                    [ ] Generator Trip  ___________________________


Derating:
  CT1 _____ Derated MW output  __________ Hours  __________ MW hours(MW*Hrs)
  CT2 _____ Derated MW output  __________ Hours  __________ MW hours(MW*Hrs)
  ST ______ Derated MW output  __________ Hours  __________ MW hours(MW*Hrs)

Brief Explanation of Incident:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Control Room Operator:    __________________  Date/Time:    _________________

Lead Technician On Duty:  __________________  Area Leader:  _________________

UNIT INCIDENT REPORT (PAGE 2)


Corrective Action Taken:

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________



_____________________________________________   ____________________________
  (Plant Manager)

                                 ATTACHMENT N
                            [INTENTIONALLY OMITTED]

                                 ATTACHMENT O
                               DESIGN MATERIALS

  . Site Plan

  . General Arrangement Layout

  . Plant Description

  . Preliminary Equipment List

  . Preliminary Design and Specifications for Following Major Equipment
    Components
       .   Combustion Turbine/Generators
       .   Heat Recovery Steam Generators
       .   Steam Turbine/Generator
       .   Main Step-Up Transformers
       .   Cooling Tower
       .   Black Start Generator
       .   Boiler Feedwater Pumps
       .   Water Treatment System

                                  ATTACHMENT P
                       SAMPLE ENERGY PAYMENT CALCULATION


After Phase 2 In-Service Date

Assumptions:

1. During May 1997, the Facility generated electricity during six 15-minute periods (total 1.5 hours).
2. The final 3rd quarter 1995 GDPIPD (GDPIPD\\BASE\\) is 107.8 (see United States Department of Commerce News report BEA 96-05, Gross Domestic Product:
   Third Quarter 1995 (Final), Table 4).
3. The final 3rd quarter 1996 GDPIPD (GDPIPD\\CURRENT\\) is 109.9 (see United States Department of Commerce News report BEA 96-40, Gross Domestic Product:
   Third Quarter 1996 (Final), Table 4).
4. The Facility\\PRICE\\ (HELCO's total cost of delivered No. 2 fuel oil at Keahole) is 599.84 cents/mmBtu (see HELCO's Energy Cost Adjustment (ECA) Filing effective May 1, 1997, copy attached as P-3 and P-4).
5. Calculations regarding operation of the Facility are for illustrative purposes only; simple cycle operation of 2 CTs is not expected in normal operations.

A.  Calculation of Fuel Component\\BASE\\ and Fuel Component

                                                                          Fuel Component\\BASE\\
                                                                               rate ($/kWh)
 15-min.       Facility Dispatch        Integrated                         (Applicable Equation)
  period           CT1 or CT2            Load (L)            kWh           (rounded to 6 decimal       Fuel Component\\BASE\\($)
  ending     (Applicable Equation)         (kW)           Purchased               places)            (rounded to 6 decimal places)
----------   ----------------------   ---------------   -------------   ---------------------------  -----------------------------
0015         1 CT CC                       11,000            2,750                0.050358                     138.484500
             CT1                                                                (Equation 3)
             (Equation 3)

0345         1 CT SC                        5,000            1,250                0.083555                     104.443750
             CT1                                                                (Equation 5)
             (Equation 5)

0500         2 CT SC                       13,000            3,250                                             251.995500
             CT1                            7,000            1,750                0.075810                     132.667500
             CT2                            6,000            1,500                0.079552                     119.328000
             (Equation 6)                                                       (Equations 5)

1600         2 CT CC                       56,000           14,000                                             531.490250
             CT1 + ST                      29,000            7,250                0.038074                     276.036500
             CT2 + ST                      27,000            6,750                0.037845                     255.453750
             (Unequal dispatch                                                  (Equations 3)
             requested; Equation 7)

1830         2 CT CC                       60,000           15,000                0.034918                     523.770000
             (Equation 1)                                                       (Equation 1)

2315         2 CT CC                       23,000            5,750                0.043774                     251.700500
             (Dispatch between                                                  (Equation 2)
             16 and 24 MW;
             Equation 2)

  Total kWh purchased from facility = 42,000 kWh
  Total Fuel Component\\BASE\\ = $1,801.884500
  Fuel Component =  Fuel Component\\BASE\\ x Facility\\PRICE\\ / Fuel\\BASE\\
                 =  $1,801.884500 x 5.9984 / 4.35324
                 =  $2,482.85

  B.  Calculation of Variable O&M Component\\BASE\\ and Variable O&M Component

      (i)  Calculation of Variable Component
           Variable Component = $0.00092/kWh x 42,000 kWh = $38.640000 (1995 $)

      (ii) Calculation of Overhaul Component
           Total CT1 operating hours (from Part A) = 1.5 hours
           Total CT2 operating hours (from Part A) = 1.0 hour
           CT1 Overhaul Component = $103.43/hour x 1.5 hours = $155.145000 (1995 $)
           CT2 Overhaul Component = $103.43/hour x 1.0 hour = $103.430000
           (1995 $)
           Total Overhaul Component = $258.575000 (1995 $)

           Variable O&M Component\\BASE\\ = Variable Component + Overhaul
                                            Component = $297.215000 (1995 $)
           Variable O&M Component  = Variable O&M Component\\BASE\\ x
                                     GDPIPD\\CURRENT\\ / GDPIPD\\BASE\\
                                   = $297.215000 x 109.9 / 107.8 = $303.00

  C.  Calculation of Energy Charge

      Energy Charge  =  (Fuel Component + Variable O&M Component) x (.98)
                     =  (2,482.85 + 303.00) x (.98)
                     =  $2,730.13

97055.xls                                                           ATTACHMENT 2
ECA


                      HAWAII ELECTRIC LIGHT COMPANY, INC.
                      ENERGY COST ADJUSTMENT (ECA) FILING

 Line                                                            Line   PURCHASED ENERGY COMPONENT
 ----                                                            ----   --------------------------
   1      Effective Date           May 1, 1997                          PURCHASED ENERGY PRICE, cents/kwh
          Supercedes Factors of April 21, 1997                     27   HCPC (Contract)-Off Peak                   5.150
                                                                   28                  -On Peak                    6.210
                                                                   29   Not Used                                   0.000
                                                                   30   PGV - Off Peak                             5.470
                                                                   31       - On Peak                              6.610
          HELCO GENERATION COMPONENT                               32   PGV - Off Peak          Addl Contract      3.829
          --------------------------                               33       - On Peak           Addl Contract      4.829
          FUEL PRICES, cents/mmbtu                                 34   Wailuku Hydro - Off Peak                   5.970
   2      Hilo Industrial                           309.94         35                 - On Peak                    7.240
   3      Puna Industrial                           322.20         36   Other (greater than 100KW)  - Off Peak     5.987
   4      Keahole Diesel                            599.84         37                               - On Peak      7.247
   5      Waimea Diesel                             591.19         38   Other (less than 100 KW)                   5.950
   6      Hilo Diesel                               575.80
   7      Puna Diesel                               576.84              PURCHASED ENERGY KWH MIX, %
   8      Wind                                        0.00         39   HCPC (Contract)-Off Peak                   11.96
   9      Hydro                                       0.00         40                  -On Peak                    16.77
                                                                   41   Not Used                                    0.00
          BTU MIX, %                                               42   PGV - Off Peak                             21.84
  10      Hilo Industrial                            44.36         43       - On Peak                              30.59
  11      Puna Industrial                            17.61         44   PGV - Off Peak          Addl Contract       0.00
  12      Keahole Diesel                              6.13         45       - On Peak           Addl Contract       6.44
  13      Waimea Diesel                               0.31         46   Wailuku Hydro - Off Peak                    3.56
  14      Hilo Diesel                                 1.68         47                 - On Peak                     4.98
  15      Puna Diesel                                26.09         48   Other (greater than 100KW)  - Off Peak      1.25
  16      Wind                                        0.73         49                               - On Peak       2.58
  17      Hydro                                       3.09         50   Other (less than 100 KW)                    0.03
                                              ------------                                                   -----------
                                                    100.00                                                        100.00
                                              ------------                                                   -----------
  18      COMPOSITE COST OF GENERATION,                            51   COMPOSITE COST OF PURCHASED
           cents/mmbtu                              393.00               ENERGY, cents/kwh                         6.022
  19      % input to System kwh Mix                  58.03         52   % Input to System kwh Mix                  41.97
  20      Efficiency Factor, mmbtu/kwh            0.014909         53   WEIGHTED COMP. PURCH. ENERGY
  21      WEIGHTED COMPOSITE GEN COST,                                  COST cents/kwh (lines (51x52))           2.52743
           cents/kwh (lines (16x17x18))            3.40012
                                                                   54   BASE PURCHASED ENERGY
  22      BASE GEN. COST, cents/mmbtu               376.37               COMPOSITE COST, cents/kwh                 5.940
  23      Base % Input to Sys kwh Mix                61.55         55   Base % Input to Sys kwh Mix                38.45
  24      Efficiency Factor, mmbtu/kwh            0.014909         56   WEIGHTED BASE PURCH ENERGY
  25      WEIGHTED BASE GEN COST,                                        COST, cents/kwh (lines (54x55))         2.28393
           cents/kwh (lines (20x21x22))            3.45376
                                                                   57   COST LESS BASE (line (53-56))            0.24350
  26      COST LESS BASE (line (19-23))           (0.05364)        58   Loss Factor                                1.091
  27      Multiplier to Include                                    59   Multiplier to Include
           Revenue Tax Requirement                  1.0975               Revenue Tax Requirement                  1.0975
  28      GENERATION FACTOR, cents/kwh            (0.05887)        60   PURCHASED ENERGY FCTR, cents/kwh         0.29156
           (line (24x25))                                                (lines (57x58x59))

                   LINE            SYSTEM COMPOSITE
                   ----            ----------------
                    61             FUEL AND PURCHASED ENERGY                           0.23269
                                    FACTOR, cents/kwh
                                    (lines (26+60))
                    62             HCPC Amendment #3, cents/kwh                        0.000
                    63             Not Used                                            0.000
                    64             ECA Reconciliation Adjustment                       0.185
                    65             ECA FACTOR, cents/kwh                               0.418
                                    (line (61+62+63+64))

9705FF.xls                                                          ATTACHMENT 3
Prices with PGV Addl                                                SHEET 1 OF 8



HELCO Fuel Oil Inventory Prices For                            May-97


INDUSTRIAL FUEL COSTS:                                             HILO         PUNA
                                                                  -------      -------
Average Industrial Fuel Cost - $/BBL                              19.5261      19.5261
Land Transportation Cost - $/BBL                                       --       0.7722
                                                                 --------     --------

Industrial Costs For Filing - $/BBL                               19.5261      20.2983
Conversion Factors - mmbtu/BBL                                       6.30         6.30
                                                                 --------     --------

Industrial Costs for Filing - cents/mmbtu                          309.94       322.20
                                                                 ========     ========


DIESEL FUEL COSTS:                                                KEAHOLE       WAIMEA        HILO       PUNA CT-3
                                                                  -------      -------      -------      ---------
Average Diesel Fuel Cost - $/BBL                                  33.0388      33.0388      33.0388        33.0388
Land Transportation Cost - $/BBL                                   2.1121       1.6047       0.7031         0.7638
                                                                 --------     --------     --------       --------

Diesel Costs For Filing - $/BBL                                   33.1509      34.6435      33.7419        33.8026
Conversion Factors - mmbtu/BBL                                       5.86         5.86         5.86           5.86
                                                                 --------     --------     --------       --------

Diesel Costs For Filing - cents/mmbtu                              599.84       591.19       575.80         576.84
                                                                 ========     ========     ========       ========



PURCHASED POWER:
HCPC (Contract Energy) rate for                        2nd Qtr:                            HCPC Floor:
                                                      ----------                          -----------
                                                      - off peak   5.150  cents/kwh        4.510  cents/kwh
                                                      - on peak    6.210  cents/kwh        5.410  cents/kwh

                                                       2nd Qtr:                             PGV Floor:
                                                      ----------                          --------------
PGV                                                   - off peak   5.470  cents/kwh        5.430  cents/kwh
                                                      - on peak    6.610  cents/kwh        6.560  cents/kwh

PGV Additional Contract eff.   5/1/97                 - off peak   3.829  cents/kwh        3.325  cents/kwh
                                                      - on peak    4.829  cents/kwh        4.325  cents/kwh

                                                       2nd Qtr:                           Wailuku Floor:
                                                      ----------                          --------------
WAILUKU HYDRO                                         - off peak   5.970  cents/kwh        5.970  cents/kwh
                                                      - on peak    7.240  cents/kwh        7.240  cents/kwh

Other:  (less than 100 KW)                                         5.950  cents/kwh

                                 ATTACHMENT Q
                               SELLER'S PERMITS



Permit                      Agency             Expected Issuance Date
------                      ------             ----------------------
PSD/Covered Source          DoH/EPA            February 1, 1998

NPDES, Water Discharge      DoH                February 1, 1998

Well Permit                 DLNR/DWR           June 30, 1997

Special Use Permit          County of Hawaii   June 30, 1997

                                  ATTACHMENT R
                             INTENTIONALLY OMITTED

                                  ATTACHMENT S
                          HELCO's SCHEDULE "J" TARIFF

Superseding Revised Sheet No. 52B        REVISED SHEET NO. 52B
Effective January 1, 1995                Effective February 21, 1995

                                  SCHEDULE "J"

                             General Service Demand

Availability:

     Applicable to general light and/or power loads which exceed 5000 kilowatthours per month or 25 kilowatts three times within a twelve-month period, and supplied through a single meter.

     Service will be delivered at secondary voltages as specified by the Company, except where the nature or location of the customer's load makes delivery at secondary voltage impractical, the Company may, at its option, deliver the service at a nominal primary voltage as specified by the Company. Service supplied at primary voltage shall be subject to the special terms and conditions set forth below.

Rate:

     CUSTOMER CHARGE:

          Single phase service - per month ........................$31.00
          Three phase service  - per month ........................$53.00

     DEMAND CHARGE: (To be added to Customer Charge)

          All Kw of billing demand - per Kw ........................$5.60

     ENERGY CHARGE: (To be added to Customer and Demand Charges)

     First 200 Kwhr/month/Kw of billing demand - per Kwhr .........13.7791
     Next  200 Kwhr/month/Kw of billing demand - per Kwhr .........11.5621
     Over  400 Kwhr/month/Kw of billing demand - per Kwhr .........10.5611

Energy Cost Adjustment Clause:

     The energy cost adjustment provided in the Energy Cost Adjustment Clause shall be added to the Customer, Demand, and Energy Charges.

Integrated Resource Planning Cost Recovery Surcharge:

     The Integrated Resource Planning Cost Recovery Surcharge shall be added to the Customer, Demand, and Energy Charges, and energy cost adjustment.

Minimum Charge:

     The monthly minimum charge shall be the sum of the Customer and


                      HAWAII ELECTRIC LIGHT COMPANY, INC.
Docket No. 7764
Decision and Order Nos. 13762 and 13773

Superseding Revised Sheet No. 52C        REVISED SHEET NO. 52C
Effective October 9, 1992                Effective February 21, 1995


Schedule "J (Continued)

the Demand Charges. The Demand Charge shall be computed with the above demand charge applied to the kilowatts of billing demand, but not less than $140.00 per month. The kilowatts of billing demand for the minimum charge calculation each month shall be the highest of the maximum demand for such month, the greatest maximum demand for the preceding eleven months, or 25 kw.

Determination of Demand:

     The maximum demand for each month shall be the maximum average load in kilowatts during any fifteen-minute period as indicated by a demand meter. The kilowatts of billing demand for each month shall be the highest of the maximum demand for such month, but not less than 75% of the greatest maximum demand for the preceding eleven months, nor less than 25 kilowatts.

Power Factor:

     For customers with maximum measured demands in excess of 200 kilowatts per month for any one time within a twelve-month period, the following power factor adjustment will apply to the above energy and demand charges.

     The above energy and demand charges are based upon an average monthly power factor of 85%. For each 1% the average power factor is above or below 85%, the energy and demand charges as computed under the above rates will be decreased or increased, respectively, by 0.10%.

     The average monthly power factor will be determined from the readings of a Kwhr meter and kvarh meter, and will be computed to the nearest whole percent and not exceeding 100% for the purpose of computing the adjustment. The kvarh meter shall be ratcheted to prevent reversal in the event the power factor is leading at any time.

Primary Supply Voltage Service:

     Where, at the option of the Company, service is delivered and metered at the primary supply line voltage of 2400 volts or more, the energy and demand charges as computed under the above rates will be decreased by 5.0%. When customers' transformers are adjacent to the delivery point, the Company may permit the customer to be



                      HAWAII ELECTRIC LIGHT COMPANY, INC.
Docket No. 7764
Decision and Order Nos. 13762 and 13773

                                         SHEET NO. 52D
                                         Effective February 21, 1995



Schedule "J" (Continued)


metered at a single point on the secondary side of his transformers where such point is approved by the Company. When the energy is metered on the secondary side of the customers' transformers, the above energy and demand charges will be decreased by 4%.


Rules and Regulations:

     Service supplied under this rate shall be subject to the Rules and Regulations of the Company.



                      HAWAII ELECTRIC LIGHT COMPANY, INC.
Docket No. 7764
Decision and Order Nos. 13762 and 13773

                                  ATTACHMENT T
                               FORM OF GUARANTEE

                              GUARANTEE AGREEMENT

                                    between

                              ENSERCH CORPORATION

                                      and

                     HAWAII ELECTRIC LIGHT. COMPANY, INC.



     THIS GUARANTEE AGREEMENT ("Guarantee) is made this _________ day of _____________________, 1997 by and between HAWAII ELECTRIC LIGHT COMPANY, INC. ("HELCO"), a Hawaii corporation with principal offices in Hilo, Hawaii, and ENSERCH CORPORATION ("Guarantor"), a Texas corporation, with principal offices in Dallas, Texas.


                                  WITNESSETH
                                  ----------

     WHEREAS, HELCO is a regulated public utility engaged in the business of generation, transmission and distribution of electric power to customers on the island of Hawaii, Hawaii; and

     WHEREAS, Encogen Hawaii, L.P., a Delaware limited partnership, with principal offices in Dallas, Texas doing business in Hawaii ("SELLER"), is an affiliate of Guarantor; and

     WHEREAS, concurrently herewith, SELLER and HELCO have entered into a Power Purchase Agreement, dated as of ____________________, 1997 (the "Agreement"), whereby SELLER will construct, operate and maintain a 60 MW (net) cogeneration facility ("the Facility") at Haina, Hawaii and HELCO will purchase the electric output from the Facility over a period of thirty (30) years; and

     WHEREAS, HELCO is willing to enter into the Agreement only if the Guarantor enters into this Agreement with HELCO; and

     WHEREAS, to induce HELCO to enter into the Agreement, Guarantor is willing to enter in this Guarantee with HELCO.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants, covenants and agrees with HELCO as follows:

     1. Definitions. All capitalized terms used herein and not defined herein,
        -----------
and which are defined in, or by reference in, the Agreement, as the Agreement may be amended from time to time in accordance with its terms, shall have the meanings specified in the Agreement

     2. Guarantee.
        ---------
        a. Subject to the limitations contained in Section 3, Guarantor hereby guarantees to HELCO the due and punctual payment, as and when due, of fifty percent (50%)(the "Proportionate Share") of all sums payable by SELLER to HELCO as the result of the non-performance of obligations under the Agreement or other events or circumstances during the term of the Agreement. This Guarantee is one of two identical Guarantees being provided by Guarantor and J.A. Jones, Inc. in accordance with Section 2.1 of the Agreement, each of which constitutes a several, not joint, obligation of Guarantor and J.A. Jones, respectively, with respect to any sums payable by SELLER to HELCO under the Agreement. In no event shall HELCO have recourse against Guarantor in excess of the lesser of its Proportionate Share of SELLER's payment obligations or the limits set forth in Section 3 below.

        b. This Guarantee is a primary and original obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee and is in no way conditioned or contingent upon any attempt to collect payment from or proceed against SELLER except as stated otherwise herein. This Guarantee shall remain in full force and effect until the earlier to occur of the following events: (i) all of SELLER's obligations under the Agreement including, without limitation, any obligations for breach thereof, have been fulfilled; (ii) this Guarantee has been substituted for in accordance with Section 21.1 of the Agreement; or (iii) the termination of the Agreement; provided that obligations arising prior to such termination date shall survive such termination. Any notice required to be given by HELCO to SELLER under the Agreement shall also be given by HELCO to Guarantor at:

               Enserch Corporation
               1817 Wood Street, Suite #550-West
               Dallas, Texas  75201
               (214) 670-2712 (telephone)
               (214) 670-2974 (facsimile)

     (or such other address as Guarantor may designate in writing to HELCO). Guarantor shall have the same opportunity to cure defaults by SELLER under the Agreement as SELLER shall have; provided, however, that no time period provided in the Agreement for cure shall be extended or start anew by virtue of this sentence.

     In the event that the Agreement shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver or liquidating agency of SELLER or any of its properties, in any assignment for the benefit of creditors or any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, Guarantor's obligations hereunder shall continue to the same extent as if such Agreement had not been so rejected or disaffirmed. Guarantor shall, and does hereby waive all rights and benefits which might relieve, in whole or in part, Guarantor from the performance of its duties and obligations hereunder by reason of any such proceeding, and Guarantor agrees that it shall be liable for all sums and obligations guaranteed by this Guarantee without regard to any modification, limitation or discharge of the liability of SELLER that may result from any such proceeding.

     3. Guarantee Limits. Guarantor's obligations under Section 2(a) hereof in
        ----------------
the aggregate shall be limited to the amounts shown below with respect to sums as payable by SELLER to HELCO pursuant to the Agreement as the result of events or circumstances during the period shown opposite such amounts:


     Period                                                Amount *
     ------                                                ------
     Until PUC Approval                                    $ -0-
     From PUC Approval through Closing Date                $100,000
     From Closing Date through the Phase 2                 $500,000
     In-Service Date
     From Phase 2 In-Service Date to end of Term           $1,500,000

*Guarantor's obligations in any given period shall be reduced by any amounts paid by Guarantor with respect to such obligations in all preceding periods.

As used above "PUC Approval" shall mean the date that the PUC order referred to in Section 23.14 of the Agreement becomes final and non-appealable.

     4. Generally. Guarantor shall not be liable under Section 2 of this
        ---------
Guarantee to any extent greater than if it had been the contracting party (in place of SELLER) under the Agreement, and all the representations and warranties made by Guarantor in Section 5 hereof in respect of this Guarantee were true in respect of the Agreement as well as the Guarantee and notwithstanding any bankruptcy or insolvency of SELLER. In addition, Guarantor shall have no obligation under Section 2(a) of this Guarantee for any claim for payment, performance or otherwise attributable to events or circumstances during the period prior to the Phase 2 In-Service Date, not asserted by HELCO in writing within one hundred eighty (180) days after the Phase 2 In-Service date.

     5. Representations and Warranties.  Guarantor represents and warrants as
        ------------------------------
follows:

        a. Guarantor has full power, authority and legal right to execute and deliver and perform its obligations under this Guarantee. This Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by any bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights from time to time in effect and general principles of equity.

          b. No consent, authorization or approval of, or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or has been required in respect of Guarantor in connection with the execution, delivery or performance by Guarantor of this Guarantee, or the compliance by Guarantor with any of the remedies and provisions thereof.

          c. The execution and delivery of, and performance by Guarantor of its obligations under this Guarantee will not result in a violation of, or be in conflict with, any provision of the articles of incorporation or bylaws of Guarantor, or result in a violation of, or be in conflict with, or constitute a default or any event which would, with notice or lapse of time, or both, become a default under, any mortgage, indenture, contract, agreement or other instrument to which Guarantor is a party or by which it or its property is bound, or result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental of public instrumentality binding upon Guarantor or its property, which individually or in the aggregate would materially adversely affect Guarantor's ability to perform its obligations under this Guarantee.

          d. Guarantor is not in default, and no conditions exists which, with notice of lapse of time, or both, would constitute a default by Guarantor under any mortgage, loan agreement, deed or trust, indenture or other agreement with respect thereto, evidence of indebtedness or other instrument of a material nature, to which it is party or by which it is bound, or in violation of, or in default under, any rule, regulation, order, writ, judgment, injunction or decree of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, which individually or in the aggregate would materially adversely affect Guarantor's ability to perform its obligations under this Guarantee.

          e. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending against Guarantor, or of which Guarantor has otherwise received official notice, of which to the knowledge of Guarantor is threatened against Guarantor, wherein an adverse decision, ruling or finding would have a material adverse effect on the Guarantor's financial position or its ability to perform its obligations under this Guarantee.

          f. All agreements, representations and warranties contained herein or made in writing by or on behalf of Guarantor in connection with the transaction contemplated hereby shall survive the execution and delivery of this Guarantee.

     6. Notice. Guarantor shall give written notice to HELCO and SELLER within
        ------
ten (10) days after (i) the occurrence of any event or circumstance that results in any of the representations and warranties made by Guarantor in Section 5 ceasing to be accurate, or (ii) the occurrence, with respect to Guarantor, of any of the events specified in paragraphs (10) or (11) of Section 7.1A of the Agreement as constituting an Event of Default upon the occurrence thereof with respect to SELLER. Such notice shall describe, with reasonable particularity, the event or circumstance that has caused such result and shall specify the effect thereof on all representations and warranties of Guarantor that are affected thereby.

     7. Miscellaneous.
        -------------

        a. Severability. If any term or provision of this Guarantee or the
           ------------
application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this guarantee, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guarantee shall be valid and enforceable to the fullest extent permitted by law.

        b. No Waiver. Except as specifically provided otherwise herein, the
           ---------
failure of either party to enforce at any time any of the provisions of this Guarantee, or to require at any time performance by the other party of any of the provisions thereof, shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of this Guarantee or any part thereof, or the right of such party thereafter to enforce every such provision.

        c. Modification. No modification or waiver of all or any part of this
           ------------
Guarantee shall be valid unless it is reduced to writing and signed by both parties.

        d. Governing Law and Interpretation. Interpretation and performance of
           --------------------------------
this Guarantee shall be in accordance with, and shall be controlled by, the laws of the State of Hawaii, other than the laws thereof that would require reference to the laws of any other jurisdiction.

        e. Counterparts. This Guarantee may be executed in several
           ------------
counterparts and all such executed counterparts shall constitute one agreement, binding on both parties thereto, notwithstanding that both parties may not be signatories to the original or the same counterpart.

        f. Successors and Assigns. This Guarantee shall be binding upon
           ----------------------
Guarantor and its successors and assigns and all persons claiming under or through Guarantor or any such successor or assigns, and shall inure to the benefit of, and be enforceable by, HELCO.

          g. Consolidation. In the event that HELCO brings an action to enforce
             -------------
this Guarantee during the pendency of any proceeding (arbitration or otherwise) between HELCO and SELLER, Guarantor shall have the option to join such enforcement action with any such pending proceeding. Moreover, Guarantor shall have the option to join any such proceeding first brought against Guarantor with any subsequent proceeding brought against SELLER. In each of the cases described above, such joinder option shall extend until such time as final judgment is rendered in the relevant proceeding.



         IN WITNESS WHEREOF, HELCO and Guarantor have caused this Guarantee to be executed by their respective duly authorized officers as of the date first above written.



                               HELCO:  HAWAII ELECTRIC LIGHT COMPANY, INC.


                                       By ------------------------------------

                                          Its --------------------------------


                                       By ------------------------------------

                                          Its --------------------------------



                           Guarantor:  ENSERCH CORPORATION


                                       By
                                          ------------------------------------
                                          Its   Vice President and Treasurer
                                                ------------------------------

                                       By
                                          ------------------------------------
                                          Its     President
                                              --------------------------------